FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-280318-01

BANK5 2025-5YR13

BANK5 2025-5YR13

Free Writing Prospectus Collateral Term Sheet

J.P. Morgan Chase Commercial Mortgage Securities Corp.

as Depositor

JPMorgan Chase Bank, National Association
Bank of America, National Association
Morgan Stanley Mortgage Capital Holdings LLC
Wells Fargo Bank, National Association

as Sponsors and Mortgage Loan Sellers

 Commercial Mortgage Pass-Through Certificates
Series 2025-5YR13

January 30, 2025

J.P. MORGAN Co-Lead Bookrunner Manager	MORGAN STANLEY Co-Lead Bookrunner Manager	WELLS FARGO SECURITIES Co-Lead Bookrunner Manager	BofA SECURITIES Co-Lead Bookrunner Manager
Academy Securities Co-Manager			Drexel Hamilton Co-Manager

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-1

BANK5 2025-5YR13

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

This material is for your information, and none of J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, BofA Securities, Inc., Drexel Hamilton, LLC or Academy Securities, Inc. (each individually, an “Underwriter”, and together, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-280318) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (800) 408-1016 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com. Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time.

THE SECURITIES TO WHICH THIS INFORMATION RELATES WILL BE MORE FULLY DESCRIBED IN A PROSPECTUS (THE “PROSPECTUS”), WHICH IS NOT YET AVAILABLE. THE PROSPECTUS WILL CONTAIN MATERIAL INFORMATION THAT IS NOT CONTAINED IN THESE MATERIALS (INCLUDING WITHOUT LIMITATION A DETAILED DISCUSSION OF RISKS ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES, UNDER THE HEADING “RISK FACTORS” IN THE PROSPECTUS).

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended), such Regulation as it forms part of the domestic law of the United Kingdom and/or Part VI of the Financial Services and Markets Act 2000 (as amended); and does not constitute an offering document for any other purpose.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected in this document. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the Computational Materials. The specific characteristics of the certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any certificate described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the certificates.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this document. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of their dates, the Depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the Depositor’s view only as of the date of this document.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

“BofA Securities” is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of FINRA and SIPC, and, in other jurisdictions, locally registered entities.

Capitalized terms used in this material but not defined herein shall have the meanings ascribed to them in the Preliminary Prospectus.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-2

BANK5 2025-5YR13	Collateral Statistics
Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool
JPMorgan Chase Bank, National Association	6	10	$130,500,000	17.7%
Bank of America, National Association	10	10	$201,415,000	27.3%
Morgan Stanley Mortgage Capital Holdings LLC	9	24	$172,645,300	23.4%
Wells Fargo Bank, National Association	5	14	$159,029,960	21.6%
JPMorgan Chase Bank, National Association / Bank of America, National Association / Wells Fargo Bank, National Association	1	1	$73,500,000	9.97%
Total:	31	59	$737,090,260	100.0%

Pool Statistics
Aggregate Cut-off Date Balance:	$737,090,260
Number of Mortgage Loans:	31
Average Cut-off Date Balance per Mortgage Loan:	$23,777,105
Number of Mortgaged Properties:	59
Average Cut-off Date Balance per Mortgaged Property:	$12,493,055
Weighted Average Mortgage Rate:	6.6851%
% of Pool Secured by 5 Largest Mortgage Loans:	42.7%
% of Pool Secured by 10 Largest Mortgage Loans:	64.7%
% of Pool Secured by ARD Loans:	0.0%
Weighted Average Original Term to Maturity (months):	60
Weighted Average Remaining Term to Maturity (months):	59
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	10.2%
% of Pool Secured by Refinance Loans:	73.8%
% of Pool Secured by Acquisition Loans:	16.2%
% of Pool Secured by Recapitalization Loans:	9.97%

Additional Debt
% of Pool with Pari Passu Mortgage Debt:	33.3%
% of Pool with Subordinate Debt:	9.97%
% of Pool with Mezzanine Mortgage Debt:	0.0%

Credit Statistics
Weighted Average UW NOI DSCR:	1.92x
Weighted Average UW NOI Debt Yield:	12.9%
Weighted Average UW NCF DSCR:	1.81x
Weighted Average UW NCF Debt Yield:	12.2%
Weighted Average Cut-off Date LTV Ratio:	57.4%
Weighted Average Maturity Date LTV Ratio:	57.2%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-3

BANK5 2025-5YR13	Collateral Statistics
Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Hospitality	11	$201,750,000	27.4%	7.2232%	1.94	16.0%	57.1%	56.9%
Full Service	4	$118,750,000	16.1%	7.0414%	2.10	16.8%	56.5%	56.5%
Limited Service	4	$46,082,798	6.3%	7.6412%	1.67	15.2%	58.0%	56.9%
Select Service	2	$24,166,239	3.3%	7.1047%	1.74	14.2%	59.6%	59.6%
Extended Stay	1	$12,750,963	1.7%	7.6300%	1.78	15.8%	55.2%	55.2%
Office	3	$150,530,215	20.4%	6.0507%	2.30	14.7%	52.8%	52.7%
Suburban	2	$77,030,215	10.5%	6.5764%	2.60	17.9%	60.1%	59.9%
CBD	1	$73,500,000	9.97%	5.4997%	1.99	11.4%	45.1%	45.1%
Retail	15	$141,390,300	19.2%	6.7474%	1.42	9.9%	61.8%	61.8%
Anchored	3	$101,000,000	13.7%	6.9392%	1.23	8.9%	65.8%	65.8%
Single Tenant	12	$40,390,300	5.5%	6.2679%	1.90	12.5%	52.0%	52.0%
Self Storage	8	$99,800,000	13.5%	6.6007%	1.88	12.4%	58.2%	58.2%
Self Storage	8	$99,800,000	13.5%	6.6007%	1.88	12.4%	58.2%	58.2%
Mixed Use	9	$58,459,481	7.9%	6.3251%	1.35	9.4%	57.7%	56.4%
Multifamily/RV Park/Manufactured Housing/Self Storage	1	$40,000,000	5.4%	6.4170%	1.31	8.8%	53.4%	53.4%
R&D/Lab/Office	8	$18,459,481	2.5%	6.1260%	1.45	10.7%	67.0%	62.9%
Multifamily	9	$49,815,000	6.8%	6.7884%	1.47	10.5%	56.0%	56.0%
Garden	8	$46,750,000	6.3%	6.7901%	1.49	10.6%	55.4%	55.4%
Mid Rise	1	$3,065,000	0.4%	6.7620%	1.22	8.5%	65.2%	65.2%
Industrial	2	$22,990,264	3.1%	6.7471%	1.55	11.5%	58.4%	57.9%
Warehouse/Distribution	1	$20,000,000	2.7%	6.8400%	1.57	11.6%	57.1%	57.1%
R&D	1	$2,990,264	0.4%	6.1260%	1.45	10.7%	67.0%	62.9%
Manufactured Housing	2	$12,355,000	1.7%	6.7694%	1.42	10.0%	63.3%	63.3%
Manufactured Housing	2	$12,355,000	1.7%	6.7694%	1.42	10.0%	63.3%	63.3%
Total/Wtd. Avg.	59	$737,090,260	100.0%	6.6851%	1.81	12.9%	57.4%	57.2%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-4

Office – CBD	Loan #1	Cut-off Date Balance:	$73,500,000
66 Hudson Boulevard	The Spiral	Cut-off Date LTV:	45.1%
New York, NY 10001		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	11.4%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-5

Office – CBD	Loan #1	Cut-off Date Balance:	$73,500,000
66 Hudson Boulevard	The Spiral	Cut-off Date LTV:	45.1%
New York, NY 10001		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	11.4%

Mechanical
2O Clubhouse | 11,987 SF | Exp. 12/2037
Mechanical
Euler Capital (US) LLC | 35,391 SF | 5/2041
TPG Global, L.L.C. | 36,112 SF | 7/2041
TPG Global, L.L.C. | 36,540 SF | 7/2041
TPG Global, L.L.C. | 37,031 SF | 7/2041
TPG Global, L.L.C. | 37,620 SF | 7/2041
TPG Global, L.L.C. | 37,837 SF | 7/2041
TPG Global, L.L.C. | 38,042 SF | 7/2041
TPG Global, L.L.C. | 38,247 SF | 7/2041
TPG Global, L.L.C. | 38,453 SF | 7/2041
Centiva HQH, LLC | 38,479 SF | 1/2037
Prebuilt Suites (To Be Constructed) | 37,914 SF
Prebuilt Suite (Under Construction) | 29,088 SF
TriEdge Investments LLC | 8,373 SF | 8/2030
Prebuilt Suite | 20,573 SF
Recursion Pharmaceuticals | 11,655 SF | 12/2028
Debevoise & Plimpton LLP | 38,868 SF | 10/2042
Debevoise & Plimpton LLP | 39,445 SF | 10/2042
Debevoise & Plimpton LLP | 40,307 SF | 10/2042
Debevoise & Plimpton LLP | 39,138 SF | 10/2042
Debevoise & Plimpton LLP | 39,285 SF | 10/2042
Debevoise & Plimpton LLP | 40,623 SF | 10/2042
Debevoise & Plimpton LLP | 40,829 SF | 10/2042
Debevoise & Plimpton LLP | 40,979 SF | 10/2042
Debevoise & Plimpton LLP | 41,178 SF | 10/2042
Debevoise & Plimpton LLP | 41,888 SF | 10/2042
Debevoise & Plimpton LLP | 42,392 SF | 10/2042
Debevoise & Plimpton LLP | 42,610 SF | 10/2042
Debevoise & Plimpton LLP | 43,270 SF | 10/2042
Mechanical
Mechanical
Mechanical
The Turner Corporation | 43,352 SF | 5/2034
The Turner Corporation | 43,592 SF | 5/2034
Vontobel Asset Management, Inc. | 21,864 SF | 11/2036
Vacant Traditional Office | 20,876 SF
Marshall Wace North America L.P. | 44,245 SF | 7/2037
Marshall Wace North America L.P. | 44,879 SF | 7/2037
Prebuilt Suites (To Be Constructed) | 45,896 SF
HSBC Bank USA, National Association (Duplex Floors) | 73,268 SF | 4/2045
AllianceBernstein, L.P. | 24,026 SF | 12/2044
Skandinaviska Enskilda Banken, AB | 14,806 SF | 12/2034
AllianceBernstein, L.P. | 47,447 SF | 12/2044
AllianceBernstein, L.P. | 46,734 SF | 12/2044
AllianceBernstein, L.P. | 47,808 SF | 12/2044
Studio by Tishman Speyer | 47,966 SF | 12/2040
Studio by Tishman Speyer | 40,048 SF | 12/2040
Baker Tilly US, LLP | 27,620 SF | 8/2033
Oversea-Chinese Banking Corporation Limited
Prebuilt Suite (Under Construction)
Balyasny Asset Management L.P. | 22,577 SF | 8/2033
Prebuilt Suite | 15,858 SF
Pfizer Inc. (The Segal Company Sublease) | 50,554 SF | 8/2042
Pfizer Inc. | 51,278 SF | 8/2042
Pfizer Inc. | 52,141 SF | 8/2042
Pfizer Inc. | 53,017 SF | 8/2042
Pfizer Inc. | 53,222 SF | 8/2042
Pfizer Inc. | 53,312 SF | 8/2042
Pfizer Inc. | 53,495 SF | 8/2042
Pfizer Inc. | 53,759 SF | 8/2042
Pfizer Inc. | 53,958 SF | 8/2042
Pfizer Inc. | 54,096 SF | 8/2042
Pfizer Inc. | 54,381 SF | 8/2042
Pfizer Inc. | 54,753 SF | 8/2042
Pfizer Inc. | 54,924 SF | 8/2042
Pfizer Inc. | 55,082 SF | 8/2042
Mechanical
HSBC Bank USA, National Association | 75,471 SF | 4/2045
HSBC Bank USA, National Association | 75,293 SF | 4/2045
HSBC Bank USA, National Association | 75,304 SF | 4/2045
The New York and Presbyterian Hospital | 74,432 SF | 12/2045
Pfizer Inc. | Mezzanine Lobby | 11,892 SF | 8/2042
Mezzanine
Vacant | 216 SF
Vacant | 126 SF
Vacant | 133 SF
Vacant | 126 SF
VACANT
Mechanical
2027 – 2030
2031 – 2034
2035 – 2040
2041+

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-6

Office – CBD	Loan #1	Cut-off Date Balance:	$73,500,000
66 Hudson Boulevard	The Spiral	Cut-off Date LTV:	45.1%
New York, NY 10001		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	11.4%

The Spiral
66 Hudson Boulevard
New York, NY 10001
MANHATTAN
West Side
Theater District
Chelsea
HUDSON YARDS
Hudson River
Hudson River Park
Lincoln Tunnel
Midtown-Port Imperial Ferry
Midtown-Lincoln Harbor Ferry
W. 39th Street Ferry Terminal
Pier 78
Interactive Fountain
Circle Line Ferries
Consulate General of the People's Rep. of China
River Place
Silver Towers
Riverbank
Travel Inn Hotel
Cachet Boutique Hotel
YOTEL New York
MiMA
Westside Theatre
Playwrights Horizons
Pod Times Square Hotel
Inter Continental Times Sq.
Port Authority Bus Terminal
DoubleTree NY Times Sq. West
Delta Hotels NY Times Square
Hampton Inn Times Sq. South
Cassa Hotel Times Square
Courtyard Marriott
Hilton Garden Inn
Homewood Suites
DiMenna Center for Classical Music
Casamia 36 Hotel
Theatrelab
Hudson River Hotel
TRYP by Wyndham
EVEN Hotel New York
Manhattan Center
The New Yorker
Jacob Javits Convention Center
Bella Abzug Park
Hudson Mercantile
3 Hudson Boulevard (Under Constr.)
34TH ST/ HUDSON YARDS
50 Hudson Yards
New York & Company Corp. Office
35 Hudson Yards
30 Hudson Yards
James A. Farley General Post Office
Western Yard (Under Development)
Vessel
Hudson Yards
NJ TRANSIT AMTRAK
Port Authority-West 30th Street Midtown Heliport
15 Hudson Yards
The Shed
10 Hudson Yards
The High Line Elevated Park
1 Hudson Yards
Abington House
Morgan General Mail Facility
Terminal Warehouse
Hotel Americano
Starrett-Lehigh Building
Gladstone Gallery
CHELSEA GALLERIES
Dia Chelsea
Gagosian
Chelsea Waterside Park
Chelsea Piers Sports & Entertainment Complex
Pier 62 Skatepark
AMTRAK
12th Ave.
11th Ave.
10th Ave.
9th Ave.
Dyer Ave.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 41st St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
W. 33rd St.
W. 31st St.
W. 30th St.
W. 29th St.
W. 28th St.
W. 27th St.
W. 26th St.
W. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
9A
495
7
Upper West Side
Upper East Side
Central Park
West New York
North Bergen
Weehawken
West Side
East Side
Midtown
Union City
HUDSON COUNTY
Hoboken
NEW JERSEY
JERSEY CITY
Liberty State Park
QUEENS
Astoria
Long Island City
Greenpoint
Williamsburg
East River
Greenwich Village
Little Italy
Lower East Side
SoHo
Tribeca
Chinatown
BROOKLYN
Downtown Brooklyn
Brooklyn Heights
Park Slope

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-7

Mortgage Loan No. 1 – The Spiral

Mortgage Loan Information				Property Information

Mortgage Loan Seller:		JPMCB/BANA/WFB		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):		AA-/[ ]/[ ]		Location:	New York, NY 10001
Original Balance(1):		$73,500,000		General Property Type:	Office
Cut-off Date Balance(1):		$73,500,000		Detailed Property Type:	CBD
% of Initial Pool Balance:		9.97%		Title Vesting:	Fee(7)
Loan Purpose:		Refinance		Year Built/Renovated:	2022/NAP
Borrower Sponsor:		Tishman Speyer Crown		Size:	2,844,343 SF
		Equities 2007 LLC		Cut-off Date Balance PSF(1):	$730
Guarantor:		NAP		Maturity Date Balance PSF(1):	$730
Mortgage Rate(2):		5.499691075%		Property Manager:	Tishman Speyer Properties, L.L.C.
Note Date:		1/9/2025			(borrower-affiliate)
Maturity Date:		1/9/2030
Term to Maturity:		60 months
Amortization Term:		0 months		Underwriting and Financial Information
IO Period:		60 months		UW NOI(6):	$236,785,998
Seasoning:		1 month		UW NCF	$230,528,443
Prepayment Provisions(3):		L(25),D(28),O(7)		UW NOI Debt Yield(1):	11.4%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NCF Debt Yield(1):	11.1%
Additional Debt Type(1):		Pari Passu / Subordinate		UW NOI Debt Yield at Maturity(1):	11.4%
Additional Debt Balance(1):		$2,003,200,000 / $773,300,000		UW NCF DSCR(1):	1.99x
Future Debt Permitted (Type)(4):		Yes (Mezzanine)		Most Recent NOI(8):	$72,123,305 (11/30/2024 TTM)
Reserves(5)				2nd Most Recent NOI:	NAV (NAV)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	NAV (NAV)
RE Taxes:	$0	Springing	NAP	Most Recent Occupancy:	93.8% (1/1/2025)
Insurance:	$0	Springing	NAP	2nd Most Recent Occupancy:	NAV (NAV)
Replacement Reserve:	$0	Springing	$853,303	3rd Most Recent Occupancy:	NAV (NAV)
Leasing Reserve:	$0	Springing	(6)	Appraised Value (as of)(9):	$4,600,000,000 (12/1/2026)
Specified Tenant Reserve:	$220,726,391	$0	NAP	Appraised Value PSF:	$1,617
				Cut-off Date LTV Ratio(1)(9):	45.1%
				Maturity Date LTV Ratio(1)(9):	45.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$2,076,700,000	72.9%	Loan Payoff:	$1,561,081,096	54.8%
Subordinate Debt:	$773,300,000	27.1%	Return of Equity:	$990,913,460	34.8%
			Upfront Reserves:	$220,726,391	7.7%
			Closing Costs:	$77,279,053	2.7%
Total Sources:	$2,850,000,000	100.0%	Total Uses:	$2,850,000,000	100.0%

(1)	The Spiral Mortgage Loan (as defined below) is part of the Spiral Whole Loan (as defined below), which is comprised of 15 pari passu senior promissory notes and four pari passu junior promissory notes, with an aggregate original principal balance and Cut-off Date Balance of $2,850,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the principal balance of the Spiral Senior Notes (as defined below). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the Spiral Whole Loan are $1,002, $1,002, 8.3%, 8.1%, 8.3%, 1.39x, 62.0% and 62.0%, respectively.
(2)	Mortgage Rate represents the Weighted Average Interest Rate of component A and component B of the Spiral Whole Loan applicable to the Spiral Senior Companion Notes (as defined below), weighted on the basis of the respective principal balances of the Spiral Senior Companion Notes. Component A has an interest rate of 5.469840% per annum and component B has an interest rate of 5.761070% per annum. The Mortgage Rate does not represent the weighted average interest rate of component A or component B applicable to the Spiral Senior SASB Notes (as defined below) or component C, component D, component E and component F applicable to the Spiral Junior Notes (as defined below). See defined term “Weighted Average Interest Rate” set forth under “Description of the Mortgage Pool—Definitions” in the prospectus.
(3)	Defeasance of the Spiral Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 9, 2028. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BANK5 2025-5YR13 securitization trust in February 2025. The actual defeasance lockout period may be longer.
(4)	The borrower is permitted to obtain mezzanine financing from a mezzanine lender acceptable to the lender, provided certain conditions are met including, without limitation, the following: (a) the mezzanine financing does not exceed $142,500,000, (b) the aggregate LTV (based on the Spiral Whole Loan and the mezzanine financing) do not exceed 62%, (c) the actual combined DSCR must be not less than 1.35x, (d) the actual combined debt yield must be not less than 8.1%.
(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(6)	The Leasing Reserve is capped at an amount equal to the aggregate SF of the applicable Lease Sweep Premises (as defined below) multiplied by $150.
(7)	The Spiral Mortgage Loan (as defined below) is secured by the borrower’s fee interest as well as an overlapping leasehold interest of New York City Industrial Development Agency. See “The Property” below for additional information.
(8)	The increase in NOI from TTM 11/30/2024 to UW is primarily attributable to recently executed office leases including TPG Global L.L.C (302,432 SF), HSBC Bank USA, National Association (301,260 SF) and AllianceBernstein L.P. (166,525 SF) and burn-off of associated free rent.
(9)	Appraised Value of $4,600,000,000 represents the appraisal’s concluded “As Stabilized” value as of December 1, 2026 and assumes The Spiral Property has achieved a stabilized income by December 1, 2026, when The Spiral Property has no further free rent and tenant improvements and leasing commissions owed in connection with leases executed to date. The appraisal’s concluded “As Is” value as of November 20, 2024 for The Spiral Property is $4,175,000,000 which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the Spiral Whole Loan of 68.3% and 68.3%, respectively and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the Spiral Senior Notes of 49.7% and 49.7%, respectively.
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-8

Office – CBD	Loan #1	Cut-off Date Balance:	$73,500,000
66 Hudson Boulevard	The Spiral	Cut-off Date LTV:	45.1%
New York, NY 10001		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	11.4%

The Mortgage Loan. The largest mortgage loan is part of a whole loan with an aggregate outstanding balance of $2,850,000,000 (the “Spiral Whole Loan”) and is comprised of (i) 15 pari passu senior notes with an aggregate outstanding balance of $2,076,700,000 inclusive of Notes A-1, A-2, A-3 and A-4 (the “Spiral Senior SASB Notes”) and Notes A-5-1, A-5-2, A-6-1, A-6-2, A-7, A-8-1, A-8-2, A-9, A-10, A-11 and A-12 (the “Spiral Senior Companion Notes” and, together with the Spiral Senior SASB Notes, the “Spiral Senior Notes”) and (ii) four pari passu junior notes with an outstanding balance of $773,300,000 (the “Spiral Junior Notes”). Among the Spiral Senior Companion Notes are the non-controlling Notes A-5-1, A-6-1 and A-8-1, with an aggregate initial principal balance of $73,500,000, which will be contributed to the BANK5 2025-5YR13 securitization trust (“The Spiral Mortgage Loan”). The Spiral Junior Notes are generally subordinate in right of payment to the Spiral Senior Notes. The Spiral Whole Loan was co-originated by JPMorgan Chase Bank, National Association, Bank of America, National Association (“BANA”), Goldman Sachs Bank USA (“GS Bank”) and Wells Fargo Bank, National Association (“WFB”) on January 9, 2025. The Spiral Whole Loan is secured by a first priority fee mortgage encumbering a 66-story, Class A office tower totaling approximately 2.8 million SF located in New York, NY ("The Spiral Property”). The Spiral Whole Loan is serviced pursuant to the trust and servicing agreement for the Hudson Yards 2025-SPRL securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan” and “Pooling and Servicing Agreement” in the prospectus. The relationship between the holders of the Spiral Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The promissory notes comprising the Spiral Whole Loan are summarized in the below table.

The Spiral Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$469,175,000	$469,175,000	Hudson Yards 2025-SPRL	Yes
A-2	$469,175,000	$469,175,000	Hudson Yards 2025-SPRL	No
A-3	$469,175,000	$469,175,000	Hudson Yards 2025-SPRL	No
A-4	$469,175,000	$469,175,000	Hudson Yards 2025-SPRL	No
A-5-1	$24,500,000	$24,500,000	BANK5 2025-5YR13	No
A-5-2(1)	$500,000	$500,000	JPMCB	No
A-6-1	$24,500,000	$24,500,000	BANK5 2025-5YR13	No
A-6-2(1)	$500,000	$500,000	BANA	No
A-7(1)	$25,000,000	$25,000,000	GS Bank	No
A-8-1	$24,500,000	$24,500,000	BANK5 2025-5YR13	No
A-8-2(1)	$500,000	$500,000	WFB	No
A-9(1)	$25,000,000	$25,000,000	JPMCB	No
A-10(1)	$25,000,000	$25,000,000	BANA	No
A-11(1)	$25,000,000	$25,000,000	GS Bank	No
A-12(1)	$25,000,000	$25,000,000	WFB	No
Total Senior Notes	$2,076,700,000	$2,076,700,000
B-1(2)	$193,325,000	$193,325,000	Hudson Yards 2025-SPRL	No
B-2(2)	$193,325,000	$193,325,000	Hudson Yards 2025-SPRL	No
B-3(2)	$193,325,000	$193,325,000	Hudson Yards 2025-SPRL	No
B-4(2)	$193,325,000	$193,325,000	Hudson Yards 2025-SPRL	No
Total Junior Notes	$773,300,000	$773,300,000
Whole Loan	$2,850,000,000	$2,850,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.
(2)	The Spiral Junior Notes are subordinate in right of payment to the Spiral Senior Notes.

The Borrower and the Borrower Sponsor. The borrower is 509 W 34, L.L.C., a Delaware limited liability company and single purpose entity with one independent director indirectly owned and controlled by Tishman Speyer Crown Equities 2007 LLC (the “Borrower Sponsor”), an affiliate of Tishman Speyer. There is no separate non-recourse carveout guarantor, and the borrower is the sole indemnitor under the related environmental indemnity agreement. See “Description of the Mortgage Pool—Non Recourse Carveout Limitations” in the prospectus for additional information.

Tishman Speyer is a leading owner, developer, operator and fund manager of first-class real estate. Founded in 1978, Tishman Speyer is active across the United States, Europe, Latin America and Asia, building and managing premier office, residential, life science, industrial, data center and retail space in over 37 key global markets for industry-leading tenants. Signature assets include New York City's Rockefeller Center, The Springs in Shanghai, Paris Bourse in Paris and Frankfurt’s OpernTurm and TaunusTurm. As of September 30, 2024, Tishman Speyer operated and owned a portfolio of over 83 million SF worth approximately $63 billion and currently owns and/or manages 20 assets in the New York metropolitan area totaling approximately 24.7 million SF. Tishman Speyer has major projects in various phases of predevelopment or development in Austin, greater Seattle, Boston, Beijing, Dusseldorf, Hamburg, Los Angeles, Madrid, New York City, Rio de Janeiro, San Diego, San Francisco, São Paulo, Shanghai, Shenzhen and Washington, D.C.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-9

Office – CBD	Loan #1	Cut-off Date Balance:	$73,500,000
66 Hudson Boulevard	The Spiral	Cut-off Date LTV:	45.1%
New York, NY 10001		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	11.4%

The Property. The Spiral Property is a 1,031-foot tall, 66-story, Class A office tower totaling approximately 2.8 million SF. Delivered by the Borrower Sponsor in 2022, The Spiral Property was designed by the Bjarke Ingels Group and offers greenery with accessible gardens and fresh air on each tower floor, emphasizing sustainable design with LEED Gold and Fitwel 2-star certifications received in 2023. The Spiral Property is the only building in its competitive set with a dedicated tenant amenity space on the top floor, featuring the ZO Clubhouse, a tenant exclusive lounge with an open-air terrace, Café Llama, an all-day café and state-of-the-art conference and meeting rooms. The Spiral Property caters to multiple large, high-density tenants with vast, nearly column-free floor plates (35,391 SF to 75,471 SF), slab-to-slab heights of 14-18 feet and floor-to-ceiling windows allowing natural light to fill each floor. The podium floors, located on floors 2 through 5, have 18-foot slab heights and set The Spiral Property apart from other Hudson Yards office buildings, which have either no or smaller podium floors. Ground-level amenities include 24/7 executive valet parking available to both tenants and the public, Papa San by The Llama Group, a street-level public restaurant opening in early 2025, two additional street-level public restaurants by 2-star Michelin Chef Gabriel Kreuther also expected to open in 2025, and an on-site bike room complete with a changing room and private showers.

In connection with the development of The Spiral Property, the borrower entered into a “Straight-Lease Transaction” payment in lieu of taxes (“PILOT”) arrangement with the New York City Industrial Development Agency (“NYCIDA”), pursuant to which the borrower leases the entire The Spiral Property to the NYCIDA, and the NYCIDA subleases The Spiral Property back to the borrower. The PILOT commenced in the 2022/23 tax year and expires in 2042/43 tax year. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus for additional information.

The Borrower Sponsor acquired all land parcels in 2014 and subsequently signed a lease with anchor tenant Pfizer, Inc. (“Pfizer”) in April 2018, enabling the commencement of vertical construction. Subsequently, Debevoise & Plimpton, LLP (“Debevoise”) and AllianceBernstein L.P. (“AB”) both executed leases in 2019, bringing the pre-delivery leasing total to 51.5% of NRA. As these leases were signed prior to 2020, the associated in-place base rents are at a discount to market rents as determined by the appraiser as described herein. The Borrower Sponsor has maintained strong post-COVID leasing momentum and has executed 572,234 SF (20.1% of NRA) of new leases since January 2023, including TPG Global, L.L.C’s (“TPG”) relocation to the Property. TPG’s space represents an expansion of approximately 94,000 SF from its two prior Midtown Manhattan locations and will be the largest TPG-occupied space globally.

As of January 1, 2025, The Spiral Property is 93.8% leased to a premier tenant roster of 22 tenants with a weighted average remaining lease term of 16.7 years across multiple industries. The Spiral Property generates 84.4% of UW Base Rent (77.2% of NRA) from investment-grade rated tenants and Debevoise, a top 50 law firm by gross revenue in 2024. Due to The Spiral Property’s recent delivery, the current rent roll offers long term and durable cash flow, with 91.4% of underwritten base rent attributable to leases expiring beyond 2035. Several of the largest tenants signed 15+ year leases, with none of the top 10 largest tenants’ office space rolling prior to 2034. Additionally, only four office tenants have leases expiring prior to maturity of the Spiral Whole Loan in January 2030 (2.0% of UW Base Rent / 1.4% of NRA) and only 10 office tenants have leases expiring for office space before 2036 (8.6% of underwritten base rent / 7.5% of NRA). Eleven tenants have either their Global or U.S. headquarters at The Spiral Property. Pfizer announced in April 2018 that it would be moving its new headquarters to The Spiral Property, leasing floors 7 through 20 for approximately 2,500 employees. Debevoise opened its headquarters at The Spiral Property in January 2023 to take advantage of the custom-designed space to meet its future needs.

The Spiral Property features 13,864 SF (0.5% of NRA) of prime ground floor retail space leased to three restaurant concepts anticipated to open throughout 2025. Papa San by The Llama Group will showcase Peruvian-Japanese cuisine in an upscale yet comfortable setting and is slated to open in February 2025 under a 15-year management agreement. The Llama Group is jointly owned and run by Juan Correa and Chef Erik Ramirez, focusing on bringing a modern take to Peruvian food. Erik Ramirez is Peruvian-American and has received numerous accolades, including a 3/4-star review from the NYT and a James Beard Foundation finalist for Outstanding North American Chef. Renowned for his 2-star Michelin restaurant in Midtown, Chef Gabriel Kreuther is expected to launch two new restaurants at The Spiral Property. The first concept is an expansive Alsatian brasserie and the second is a European-inspired grab-and-go café. Both restaurants are anticipated to open in late 2025 and are each subject to a 15-year management agreement.

The ZO Clubhouse (13,967 SF; 0.5% of NRA) is situated on the top floor of The Spiral Property, serving as an exclusive tenant lounge and workspace. The ZO Clubhouse features an open-air terrace at its southeast corner offering panoramic city views, a furnished lounge, meeting rooms, event space and a state-of-the-art conference space. The ZO Clubhouse holds a liquor license, with food and beverage services managed by the Llama Group team (Café Llama). Café Llama serves breakfast, lunch and dinner. As tenants continue to occupy the building, activating the amenity through curated social events and speakers has been essential in driving traffic to the floor. ZO is Tishman Speyer’s global amenity network, providing members with access to world class spaces, services and experiences. ZO members at The Spiral Property have access to a variety of benefits in addition to accessing the ZO Clubhouse, including access to (i) work and lounge spaces across the Tishman Speyer portfolio, (ii) events and programming including cultural events, speaker panels and happy hours, (iii) access discounts, exclusive perks and special offers at local retailers and partners and (iv) a curated collection of services that leverage local partnerships for excellent hospitality and wellness.

Major Tenants.

Pfizer Inc. (766,586 SF; 27.0% of NRA; 25.3% of underwritten base rent). Pfizer Inc. (NYSE: PFE), a global leader in the pharmaceutical industry, has its global headquarters strategically located at The Spiral. Pfizer was founded by Charles Pfizer and Charles Erhart in 1849 and has grown to become one of the world’s largest research-based pharmaceuticals firms. The United States is Pfizer’s largest market and accounts for about half of all revenues. The company operates in more than 90 international markets, including Japan, Australia, Canada, Finland and South Korea. Major manufacturing facilities are located in several locations including China, Germany, Italy and Japan. Pfizer sells its products in over 125 countries globally. Pfizer is ranked 38th on the Fortune 500 and 39th in the Forbes’ Global 2000. Pfizer’s lease expires in August 2042, with renewal and termination options as detailed in “Tenant Summary” below.

Debevoise & Plimpton LLP (531,211 SF; 18.7% of NRA; 21.0% of underwritten base rent). Debevoise is an international law firm based in New York City, founded in 1931. Debevoise specializes in areas such as private equity, financial services transactions, private funds and international arbitration. The firm operates globally, with approximately 855 lawyers across nine offices, including locations in New York, Washington D.C., London, Hong Kong, Shanghai and Luxembourg. Debevoise's practice is divided into three main areas: Corporate, Litigation and Tax. Debevoise is ranked on The American Lawyer’s 2024 A-List and No. 18 in Vault’s 2024 rankings of prestigious law firms. Debevoise is ranked No. 1 on The American Lawyer's "10-Year A-List" for its consistent performance in revenue, pro bono service, associate satisfaction and diversity. Debevoise’s lease expires in October 2042, with renewal and termination options as detailed in “Tenant Summary” below.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-10

Office – CBD	Loan #1	Cut-off Date Balance:	$73,500,000
66 Hudson Boulevard	The Spiral	Cut-off Date LTV:	45.1%
New York, NY 10001		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	11.4%

TPG Global, L.L.C (302,432 SF; 10.6% of NRA; 16.3% of underwritten base rent). TPG Global, L.L.C (NASDAQ: TPG) was founded in 1992 and has grown to become one of the largest alternative asset managers globally, with $239 billion in AUM as of November 4, 2024. TPG is based in Fort Worth, Texas, managing funds in growth capital, venture capital, public equity and debt investments. It invests across a variety of sectors, including consumer goods, media, telecommunications, technology, healthcare and more. TPG employs over 1,800 professionals globally and is responsible for actively managing over 300 active portfolio companies. Additionally, since 2017, TPG has appointed 400 diverse directors to their portfolio companies. TPG’s lease expires in July 2041, with renewal and termination options as detailed in “Tenant Summary” below.

The following table presents certain information relating to the tenancy at The Spiral Property:

Tenant Summary(1)(2)
Tenant Name	Credit Rating (Moody's/S&P/ Fitch)(3)	Tenant SF	Approx % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Pfizer Inc.	A2/A/NR	766,586	27.0%	$71,006,943	25.3%	$92.63	8/31/2042	(4)	Y(4)
Debevoise & Plimpton LLP(5)	AMLaw:#37	531,211	18.7%	$58,997,355	21.0%	$111.06	10/31/2042	(6)	Y(7)
TPG Global, L.L.C	A3/BBB+/BBB+	302,432	10.6%	$45,703,151	16.3%	$151.12	7/31/2041	2 x 5 yr	Y(8)
HSBC Bank USA, National Association	Aa3/A+/AA-	301,260	10.6%	$30,834,900	11.0%	$102.35	4/30/2045	(6)	Y(9)
AllianceBernstein L.P.	A2/NR/NR	166,525	5.9%	$17,449,950	6.2%	$104.79	12/31/2044	(10)	Y(10)
Marshall Wace North America L.P.	NR/NR/NR	89,120	3.1%	$10,307,604	3.7%	$115.66	7/31/2037	1 x 5 yr	Y(11)
The Turner Corporation	NR/NR/NR	86,944	3.1%	$8,172,736	2.9%	$94.00	5/31/2034	(6)	N
The New York and Presbyterian Hospital	Aa2/NR/AA	75,138	2.6%	$7,102,508	2.5%	$94.53	12/31/2043	1 x 10 yr	N
Eisler Capital (US) LLC	NR/NR/NR	35,391	1.2%	$7,078,200	2.5%	$200.00	5/31/2041	2 x 5 yr	Y(12)
Centiva HQH, LLC	NR/NR/NR	38,479	1.4%	$5,579,455	2.0%	$145.00	1/31/2037	1 x 5 yr	Y(13)
Subtotal/Wtd. Avg.		2,393,086	84.1%	$262,232,802	93.3%	$109.58

Other Occupied Tenants		261,306	9.2%	$18,826,812	6.7%	$72.05
Amenity Space		13,967	0.5%	$0	0.0%	$0.00
Occupied Collateral Total(14)		2,668,359	93.8%	$281,059,614	100.00%	$105.33

Vacant Space		175,984	6.2%
Total/Wtd. Avg.		2,844,343	100.0%

(1)	Based on the underwritten rent roll as of January 1, 2025.
(2)	Certain tenants have storage space and/or retail space in addition to the floor(s) listed. Debevoise has storage space with a lease expiration date in February 2035. This storage space is not considered in Lease Expiration.
(3)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(4)	Pfizer Inc. has the option to renew its lease for either (a) two renewal terms of 10 years each or (b) four renewal terms of five years each. Pfizer Inc. has a one-time right to terminate its lease with respect to certain ancillary spaces on the ground and mezzanine floors, effective at any time from and after September 1, 2032 upon 12-months’ notice with no termination fee.
(5)	Debevoise’s had a lease commencement date of October 1, 2021, for floors 40 through 45, and November 1, 2021, for floors 46 through 52.
(6)	Tenant has the option to renew its lease for either (a) one renewal term of 10 years or (b) two renewal terms of five years each.
(7)	Debevoise has (a) a one-time right to terminate its lease with respect to a portion of the premises equal to no more than one full floor of the premises, which must be, at the tenant’s option, either (x) the highest or lowest floor of any contiguous block of the premises or (y) a full floor which is not part of or contiguous to the largest block of contiguous floors comprising the premises, as more fully described in the lease, (i) effective as of October 1, 2031, with at least 15-months prior notice and the payment of an amount equal to the rentable square feet (“RSF”) of the applicable space multiplied by $160.39, or (ii) effective as of October 1, 2036, with at least 15-months prior notice and the payment of an amount equal to the RSF of the applicable space multiplied by $80.20, and (b) a one-time right to terminate its lease with respect to the entire premises effective on April 1, 2038, with at least 24-months prior notice and the payment of an amount equal to the sum of (x) the RSF of the premises, multiplied by $91.12, plus (y) an amount equal to four months of certain recurring additional charges under the lease at the rate last paid by the tenant prior to exercising its termination option.
(8)	TPG has (a) the right, upon written notice to the landlord, to terminate its lease with respect to the lobby on the later of (i) 18 months after the tenant’s notice to the landlord and (ii) August 1, 2029, with the payment of an amount equal to the various unamortized costs and expenses; (b) a one-time right to terminate its entire premises or a portion of the then office premises effective on August 2, 2036, with 20-months prior notice and the payment of an amount equal to the various unamortized costs and expenses with respect to the applicable space; (c) a one-time right to terminate its lease with respect to any full floor of the office portion of the premises with at least 20-months prior notice and the payment of an amount equal to the various unamortized costs and expenses with respect to the applicable space; (d) a one-time right to terminate with respect to either (i) the 55th floor (“55 Early Contraction Option”) or (ii) the 57th floor and the 55th floor (the “55/57 Early Contraction Option”), with notice on or prior to December 31, 2025 with respect to the 55 Early Contraction Option or March 31, 2025 with respect to the 55/57 Early Contraction Option, with no termination fee.
(9)	HSBC Bank USA, National Association has a one-time right to terminate its lease (a) effective as of April 30, 2032, (b) effective as of April 30, 2035, or (c) effective as of April 30, 2037, with respect to a portion of the premises equal to (x) all or 50% of the RSF of the highest or lowest full floor or, at the tenant’s election, more of the premises located on the block of floors starting on the second floor through the fifth floor (the “Podium Stack”), (y) the entirety of the 29th and 30th floors (the “Duplex Premises”; collectively, with the second and third floors of the building, the “Office Premises”), and/or (z) all of any full or partial floor of the Office Premises which is not contiguous to any full or partial floor of the Office Premises then leased by the tenant (with the aggregate RSF of the space for both the 7-Year Contraction Option and 10-Year Contraction Option not exceeding 125,000 RSF), with at least 20-months prior notice if the space is equal to or greater than 50,000 RSF or 18-months prior notice if the terminated space is less than 50,000 RSF, and the payment of an amount equal to the various unamortized costs and expenses with respect to the applicable space.
(10)	AllianceBernstein L.P. has the option to renew its lease for either (a) two renewal term of 10 years each or (b) two renewal terms of five years each. AllianceBernstein L.P. has a one-time right to terminate the lease (a) effective as of December 31, 2034, with respect to the highest full floor of the premises and any partial floor contiguous to the highest floor, with at least 18-month prior notice and the payment of an amount equal to the various unamortized costs and expenses with respect to the applicable space, and (b) effective as of December 31, 2039, with respect to (i) the entirety of the premises or (ii) the highest full floor and any full floor and/or partial floor contiguous to the highest floor, with at least 18-months prior notice if the terminated space is one floor, at least 24-months notice if the space is more than one floor but less than three floors, or at least 30-months prior notice if the space terminated is more than three floors, and the payment of an amount equal to the various unamortized costs and expenses with respect to the applicable space.
(11)	Marshall Wace North America L.P. has the right to terminate its expansion space on the 33rd floor as of July 1, 2030, with 15-months prior notice and the payment of a termination fee equal to $1,695,046.
(12)	Eisler Capital (US) LLC has a one-time right effective as of June 1, 2036 to terminate its lease with respect to the entire premises with at least 15-months prior notice and the payment of payment of an amount equal to the various unamortized costs and expenses with respect to the applicable space, including, without limitation, the landlord’s contributions in connection with any work performed, the cost of any free rent, and brokerage commissions.
(13)	Centiva HQH, LLC has a one-time right to terminate its lease with respect to the entire premises effective as of November 18, 2031 with at least 18-months prior notice and a payment equal to $8,498,945, provided it has not exercised its option under the lease to also lease part or all of the 55th floor.
(14)	Tenant SF attributable to the ZO Clubhouse, Studio and the three restaurants, representing a combined 4.4% NRA, is included in occupied NRA calculations despite having no Annual UW Rent attributable to such spaces.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-11

Office – CBD	Loan #1	Cut-off Date Balance:	$73,500,000
66 Hudson Boulevard	The Spiral	Cut-off Date LTV:	45.1%
New York, NY 10001		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	11.4%

The following table presents certain information relating to the lease rollover schedule at The Spiral Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	2	15,560	0.5%	0.5%	$2,168,200	0.8%	0.8%	$139.34
2028	2	25,043	0.9%	1.4%	$3,416,313	1.2%	2.0%	$136.42
2029	0	0	0.0%	1.4%	$0	0.0%	2.0%	$0.00
2030	1	8,373	0.3%	1.7%	$1,423,410	0.5%	2.5%	$170.00
2031	0	0	0.0%	1.7%	$0	0.0%	2.5%	$0.00
2032	0	0	0.0%	1.7%	$0	0.0%	2.5%	$0.00
2033	3	63,782	2.2%	4.0%	$7,357,033	2.6%	5.1%	$115.35
2034(3)	2	101,750	3.6%	7.5%	$9,890,232	3.5%	8.6%	$97.20
2035	1	489	0.0%	7.6%	$34,915	0.0%	8.6%	$71.40
2036 & Thereafter	13	2,439,395	85.8%	93.3%	$256,769,511	91.4%	100.0%	$105.26
Vacant	0	175,984	6.2%	99.5%	$0	0.0%	100.0%	$0.00
Amenity Space(3)	0	13,967	0.5%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	24	2,844,343	100.0%		$281,059,614	100.0%		$98.81

(1)	Based on the underwritten rent roll as of January 1, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease that are not considered in the Lease Rollover Schedule.
(3)	SF Rolling attributable to the ZO Clubhouse, Studio and the three restaurants, representing a combined 4.4% NRA, is included in NRA and is treated as being occupied by tenants for purposes of occupancy calculations despite having no UW Rent Rolling attributable to such spaces. The tenants at those spaces or related leases are included in the rollover schedule above.

The Market. The Spiral Property is located in Penn Plaza/Garment District office submarket and within the Hudson Yards micro-market in Manhattan, New York. According to a third-party research report, Manhattan office leasing velocity built on Q2 2024 positive momentum, totaling 9.5 million SF in Q3 2024, the strongest quarter of leasing since Q4 2019. Leasing volume now totals 25.0 million SF through the first three quarters of 2024, putting Manhattan on track for its strongest leasing year since the start of the pandemic. Blackstone’s 1.1 million SF renewal and expansion at 345 Park Avenue was the largest lease executed in Q3 2024, with three other leases by Christie’s, Willkie Farr & Gallagher and Ares Management all topping 300,000 SF. Financial Services tenants were active in Q3 2024, accounting for 38.8% of all leasing volume, including four of the top ten largest leases.

According to a third-party research report, tenant preference for best-in-class space shows no sign of diminishing. In Q3 2024, the Class A availability rate declined 0.7% from Q2 2024 to 19.3%, while Class B/C availability held flat at 20.1%. This continued divergence was pronounced in Midtown where Class A availability dropped 0.6% to 16.0%. Available sublet space decreased by 1.0 million SF in Q3 2024 to 19.7 million SF, Manhattan’s lowest level since the end of 2021. Direct available space dropped as well, falling 900,000 SF on the quarter, the first decline in two years.

Average asking rents in Manhattan overall increased 0.5% from Q1 2024 to $76.63 PSF, but rent movement varied significantly by location and space type. Midtown Class A asking rents rebounded from their drop in Q1 2024, growing 2.6% on the quarter to $93.27 PSF and reflecting the outsized demand for well-located, high-end product in that part of the market. This compares to a 1.4% increase for Class A rents in Manhattan overall. Meanwhile, Class B/C asking rents fell 3.3% on the quarter in Midtown and 0.9% in Manhattan overall.

According to a third-party research report, the Hudson Yards office micro-market contains only eight properties that (i) are Class A, (ii) have a 2010+ vintage or have been recently renovated and (iii) total more than 1.0 million SF. The Hudson Yards Class A, trophy micro-market includes 17.4 million SF of inventory and boasts a low average vacancy rate of 4.0% and average asking rent of $137 PSF. In comparison, the greater Penn Plaza/Garment District office submarket has a vacancy rate of 16.9% and average asking rent of $69 PSF. Excluding 2 Manhattan West, which is currently in its initial lease-up phase, the micro-market's weighted average vacancy rate stands at just 2.5%.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-12

Office – CBD	Loan #1	Cut-off Date Balance:	$73,500,000
66 Hudson Boulevard	The Spiral	Cut-off Date LTV:	45.1%
New York, NY 10001		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	11.4%

The following table presents certain information relating to the appraisal’s office market rent conclusions for The Spiral Property:

Market Rent Summary
	Market Rent (PSF)	Reimbursement Type	Average Lease Term (Years)	Escalations	Tenant Improvements (New/Renewal)	Leasing Commissions (New/Renewal)
Office Major (2-5)	$100.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Major (6-10)	$105.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Major (11-15)	$110.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Major (16-20)	$115.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Major (21-24)	$120.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Minor (21-24)	$120.00	Modified Gross	10 plus free rent	8.50% every 5 years	$150 / 75	4.00% / 2.00%
Office Major (25-28)	$125.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Minor (25-28)	$125.00	Modified Gross	10 plus free rent	8.50% every 5 years	$150 / 75	4.00% / 2.00%
Office Major (29-30)	$135.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Major (31-36)	$130.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Minor (31-36)	$130.00	Modified Gross	10 plus free rent	8.50% every 5 years	$150 / 75	4.00% / 2.00%
Office Major (40-45)	$140.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Major (46-50)	$150.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Major (51-55)	$160.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Minor (51-55)	$160.00	Modified Gross	10 plus free rent	8.50% every 5 years	$150 / 75	4.00% / 2.00%
Office Major (56-59)	$165.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Minor (56-59)	$165.00	Modified Gross	10 plus free rent	8.50% every 5 years	$150 / 75	4.00% / 2.00%
Office Major (60-62)	$175.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Major (63-65)	$200.00	Modified Gross	15 plus free rent	8.50% every 5 years	$160 / 80	3.50% / 1.75%
Office Minor (63-65)	$200.00	Modified Gross	10 plus free rent	8.50% every 5 years	$150 / 75	4.00% / 2.00%

(1)	Information obtained from appraisal.

The following table presents information relating to comparable sales pertaining to The Spiral Property:

Sales Comparable(1)
Property Name/Location	Year Built/Renovated	Size (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
The Spiral New York, NY	2022/NAP	2,844,343(2)	93.8%(2)	Dec-26(3)	$4,600,000,000(3)	$1,617.25(3)
799 Broadway New York, NY	2022/NAP	177,535	71.0%	Nov-24	$255,000,000	$1,436.34
One Vanderbilt Avenue New York, NY	2020/NAP	1,653,445	100.0%	Nov-24	$4,700,000,000	$2,842.55
245 Park Avenue New York, NY	1965/2000	1,776,217	84.9%	Jun-23	$2,000,000,000	$1,125.99
200 Fifth Avenue New York, NY	1909/2007	868,904	92.0%	Nov-22	$1,050,000,000	$1,208.42
450 Park Avenue New York, NY	1972/2006	336,871	80.0%	Jun-22	$433,000,000	$1,285.36

(1)	Information obtained from appraisal.
(2)	Information is based on the underwritten rent roll as of January 1, 2025.
(3)	Reflects the appraisal’s concluded “As Stabilized” value as of December 1, 2026. The appraisal’s concluded “As Is” value of $4,175,000,000 as of November 20, 2024 results in a Sale Price (PSF) of $1,467.83.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-13

Office – CBD	Loan #1	Cut-off Date Balance:	$73,500,000
66 Hudson Boulevard	The Spiral	Cut-off Date LTV:	45.1%
New York, NY 10001		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	11.4%

The following table presents certain information relating to the comparable office leases for The Spiral Property:

Comparable Office Leases(1)
Property Name/Location	Year Built/Renovated	Total NRA (SF)	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Term (years)
The Spiral New York, NY	2022/NAP	2,844,343(2)	Pfizer Inc.(2)	766,586(2)	May-21(2)	$92.63(2)(3)	17.57(2)
1 Penn New York, NY	1972/2020	2,072,136	Roivant Sciences	54,702	Oct-24	$130.00	16.75
50 Hudson Yards New York, NY	2022/NAP	2,866,692	Diameter Capital	26,619	Sept-24	$175.00	9.17
50 Hudson Yards New York, NY	2022/NAP	2,866,692	OMERS	49,183	Jun-24	$210.00	16.75
50 Hudson Yards New York, NY	2022/NAP	2,866,692	LIV Golf	27,846	May-24	$160.00	8.67
Penn 2 New York, NY	1968/2023	1,842,678	Major League Soccer	125,013	Apr-24	$90.00	16.75
50 Hudson Yards New York, NY	2022/NAP	2,866,692	Viatris	22,604	Mar-24	$150.00	16.00
2 Manhattan West New York, NY	2023/NAP	1,930,985	PGIM Real Estate	36,166	Feb-24	$149.00	11.67
55 Hudson Yards New York, NY	2019/NAP	1,411,528	Point72 Asset Management	56,858	Nov-23	$135.00	10.50

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of January 1, 2025.
(3)	Represents the weighted average Rent PSF of all occupied suites.

Appraisal. The appraisal concluded to an “As Stabilized” value for The Spiral Property of $4,600,000,000 as of December 1, 2026 and assumes The Spiral Property has achieved a stabilized income by December 1, 2026, when The Spiral Property has no further free rent and tenant improvements and leasing commissions owed in connection with leases executed to date. The appraisal concluded to an “As Is” value as of November 20, 2024 for The Spiral Property of $4,175,000,000.

Environmental Matters. The Phase I environmental site assessment dated November 18, 2024 has identified certain historical recognized environmental conditions (“HREC”) at The Spiral Property, because The Spiral Property site was formerly developed with several manufacturing facilities and a parking garage. The Spiral Property was given an “E-Designation” given its location within the Hudson Yards Rezoning Area, and has since undergone several subsurface investigations and remedial actions, resulting in issuance by New York State Department of Environmental Conservation of a Certificate of Completion in November 2021 and a Final Notice of Satisfaction by the New York City Office of Environmental Remediation in December 2023.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-14

Office – CBD	Loan #1	Cut-off Date Balance:	$73,500,000
66 Hudson Boulevard	The Spiral	Cut-off Date LTV:	45.1%
New York, NY 10001		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	11.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Spiral Property:

Cash Flow Analysis
	TTM 11/30/2024	UW	UW PSF
Rents in Place	$223,834,575	$281,059,614	$98.81
Rent Steps(1)	$0	$71,021	$0.02
SL Rent(2)	$0	$15,024,990	$5.31
Vacant Income(3)	$0	$25,117,360	$8.83
Gross Potential Rent	$223,834,575	$321,272,985	$112.95
CAM	$2,527,573	$5,767,376	$2.03
Gross Potential Income	$226,362,148	$327,040,362	$114.98
Restaurant Income	$0	$1,806,776	$0.64
Other Income(4)	$14,864,496	$21,572,398	$7.58
(Free Rent)	($79,175,365)	$0	$0.00
(Vacancy & Credit Loss)(3)	$0	($19,150,880)	($6.73)
Effective Gross Income	$162,051,278	$331,268,656	$116.47

Real Estate Taxes	$39,721,826	$46,931,656	$16.50
Insurance	$2,224,456	$2,901,542	$1.02
Management Fee	$2,352,869	$1,000,000	$0.35
Other Operating Expenses	$45,628,822	$43,649,460	$15.35
Total Expenses	$89,927,973	$94,482,658	$33.22

Net Operating Income	$72,123,305	$236,785,998	$83.25
Replacement Reserves	$0	$568,869	$0.20
TI/LC	$0	$5,688,686	$2.00
Net Cash Flow(5)	$72,123,305	$230,528,443	$81.05

Occupancy %	93.4%	95.4%(3)
NOI DSCR	0.62x	2.04x(6)
NCF DSCR	0.62x	1.99x(6)
NOI Debt Yield	3.5%	11.4%(6)
NCF Debt Yield	3.5%	11.1%(6)

(1)	Rent Steps shown above includes contractual rent steps through January 2026.
(2)	SL Rent represents average rents for investment grade rated tenants through the lesser of The Spiral Whole Loan term or the lease term.
(3)	The vacancy was underwritten to an economic vacancy of 6.0%, which is above the micro market vacancy of 4.0% as of November 2024 according to a third party market data provider. The Spiral Property was 93.8% leased as of January 1, 2025 and continues to stabilize as evidenced by recent leasing.
(4)	Other Income includes among other items, rental income from the 23rd and 24th floor “Studio” amenity space that was nearly 100% leased as of October 2024.
(5)	The increase in NOI from TTM 11/30/2024 to UW is primarily attributable to recently executed office leases including TPG Global L.L.C (302,432 SF), HSBC Bank USA, National Association (301,260 SF) and AllianceBernstein L.P. (166,525 SF) and burn-off of associated free rent.
(6)	The NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield presented above are based on the principal balance of the Spiral Senior Notes. NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield for the Spiral Whole Loan are 8.3%, 8.1%, 1.43x and 1.39x, respectively.

Escrows and Reserves.

Real Estate Taxes – During a Cash Trap Event Period (as defined below), the borrower is required to deposit on each payment date 1/12th of an amount that the lender reasonably estimates will be payable for taxes during the next ensuing 12 months.

Insurance – During a Cash Trap Event Period, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, unless no event of default is continuing and The Spiral Property is insured under a blanket policy meeting the requirements set forth in the related loan agreement (in which case, no insurance escrows will be required).

Replacement Reserve – During a Cash Trap Event Period, if the amount in the replacement reserve account is less than $853,308 (the “Replacement Reserve Cap”), the borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to $47,406 (or such lesser amount which would cause the amounts on deposit in the replacement reserve account to equal the Replacement Reserve Cap).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-15

Office – CBD	Loan #1	Cut-off Date Balance:	$73,500,000
66 Hudson Boulevard	The Spiral	Cut-off Date LTV:	45.1%
New York, NY 10001		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	11.4%

Leasing Reserve - During a Cash Trap Event Period, the borrower is required to deposit into a rollover reserve, on a monthly basis, an amount equal to $474,057, capped at an amount equal to the aggregate square footage of the applicable Lease Sweep Premises (as defined below) multiplied by $150.

Specified Tenant Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $220,726,391 into a specified tenant reserve for $110,932,361 of free rent, $107,441,326 of outstanding tenant improvement allowances and $2,352,704 of outstanding leasing commissions associated with certain tenants as set forth in the Spiral Whole Loan documents.

Lockbox and Cash Management. The Spiral Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such lockbox account within two business days after receipt. If no Cash Trap Event (as defined below) is continuing, all funds in the lockbox account will be swept each business day to the borrower’s operating account. During the continuance of a Cash Trap Event, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account and applied in accordance with the Spiral Whole Loan documents. During the continuance of a Cash Trap Event, any excess cash is required to be deposited into an excess cash flow reserve account to be held as additional security for the Spiral Whole Loan in accordance with the Spiral Whole Loan documents. During the continuance of an event of default or a bankruptcy trigger event, all funds in the cash management account may be applied by the lender in such order and priority as the lender determines. Upon payment in full of the debt, all sums remaining on deposit in the excess cash flow reserve account will be disbursed to the borrower.

A “Cash Trap Event Period” means the period commencing upon the occurrence of (i) an event of default under the Spiral Whole Loan documents, (ii) an event of default with respect to a mezzanine loan approved by the lender (the “Approved Mezzanine Loan”), (iii) the debt yield of the Spiral Whole Loan being less than 7.00% on a trailing 12-month basis, (iv) the debt service coverage ratio of the Spiral Whole Loan being less than 1.10x on a trailing 12-month basis, or (v) a Lease Sweep Period (as defined below), and expiring upon (a) if triggered by clause (i) above, a cure or waiver of such event of default accepted by the lender, (b) if triggered by clause (ii) above, a cure or waiver of such event of default accepted by the applicable mezzanine lender, (c) if triggered by clause (iii) above, either (x) the debt yield of the Spiral Whole Loan being at least than 7.00% on a trailing 12-month basis or (y) the borrower depositing the Cash Trap Event Cure Collateral (as defined below) allocable to the Spiral Whole Loan and the Approved Mezzanine Loan on a pro rata basis attributable to the Spiral Whole Loan and, if applicable, Approved Mezzanine Loan, to be held in accordance with the Spiral Whole Loan documents, (d) if triggered by clause (iv) above, either (x) the debt service coverage ratio of the Spiral Whole Loan being at least 1.10x on a trailing 12-month basis or (y) the date upon which the borrower deposits with Lender the pro rata basis of Cash Trap Event Cure Collateral attributable to the Spiral Whole Loan and, if applicable, Approved Mezzanine Loan, to be held in accordance with the Spiral Whole Loan documents, and (e) if triggered by clause (v) above, termination of the applicable Lease Sweep Period.

A “Lease Sweep Period” means a period (1) commencing upon the first monthly payment following the first of the following to occur: (i) the date that is the earlier of (a) 12 months prior to the expiration of the applicable Major Lease (as defined below), (b) the expiration date of the notice period to exercise any extension option contained within any such Major Lease, and (c) the date the subject Major Tenant (as defined below) gives notice of its intention not to extend the applicable Major Lease as to more than 50% of the applicable Lease Sweep Premises (as defined below), in the case of each of (a), (b), and (c), unless the subject Major Tenant has given notice of renewal or extension of the applicable Major Lease as to at least 50% of the applicable Lease Sweep Premises or the borrower enters into one or more replacement leases in accordance with the Spiral Whole Loan documents covering at least 90% of the terminated space; (ii) the date on which a Major Tenant terminates or gives a valid notice in accordance with its Major Lease that it is exercising a contractual right to terminate as to more than 50% of the applicable Lease Sweep Premises and such termination is to occur within 12 months thereafter; unless the borrower enters into one or more replacement leases in accordance with the Spiral Whole Loan documents covering at least 90% of the terminated space; (iii) the date on which a Major Tenant has gone dark (unless such Major Tenant or any replacement tenant is investment grade) as to more than 50% of the applicable Lease Sweep Premises; (iv) the occurrence of a monetary default with respect to base rent or material non-monetary default by a Major Tenant under its Major Lease; provided, that a Major Tenant’s non-payment of rents of up to $2,500,000 in the aggregate will not constitute a Lease Sweep Period if (x) such non-payment is the result of a good faith dispute on the part of the Major Tenant, (y) the borrower in a commercially reasonable manner is pursuing an expeditious resolution of such dispute and (z) such dispute is resolved within 180 days of the occurrence of the applicable non-payment; or (v) the date on which a Major Tenant or any related guarantor becomes subject to any bankruptcy proceedings; provided, in accordance with the Spiral Whole Loan documents, that the release of any press release or other public announcements by a Major Tenant regarding its intent not to continue conducting business or operating at The Spiral Property will not be deemed notice of intent not to renew its lease triggering a Lease Sweep Period; and (2) ending upon, provided no other Lease Sweep Period has occurred and is continuing: (a) with respect to clauses (i), (ii), (iii), (iv), and (v) above, entry into one or more replacement leases covering at least 90% of the applicable square footage that was the subject of the Lease Sweep Period and, in either case, certain lease sweep cure conditions (including, among other conditions, the replacement tenant has no contractual right to terminate the replacement lease, the amount of any gap rent or abated or free rent has been reserved for, or, if such replacement lease is a Major Lease, all related leasing expenses have been paid or reserved for) have been satisfied with respect to such replacement lease(s); (b) with respect to clauses (i), (ii), (iii), (iv), and (v) above, the date upon which the amount of funds deposited into the excess cash flow subaccount as a result of the applicable Lease Sweep Period equals the lease sweep cap; (c) with respect to clause (iii) above, the date on which the applicable Major Tenant has reoccupied at least 50% of the applicable Lease Sweep Premises for a period of not less than three months; (d) with respect to clause (iv) above, the date on which the applicable monetary or material non-monetary default has been cured; or (e) with respect to clause (v) above, the date on which the Major Tenant or any related guarantor’s bankruptcy proceedings have terminated and the Major Lease or the applicable guaranty has been affirmed, assumed, or assigned in a manner reasonably satisfactory to the lender.

“Lease Sweep Premises” means, with respect to any Major Tenant, the total rentable SF subject to all applicable Major Leases for such Major Tenant.

“Major Lease” means: (a) any lease with an affiliate of the borrower as tenant except for leases covering the offices of the property manager (if any) (except to the extent the same would constitute Major Leases as a result of clause (b), (c) and/or (d) of this definition), any co-working space leases (except to the extent the same would constitute Major Leases as a result of clause (b), (c) and/or (d) of this definition) and any restaurant operating leases, (b) any lease (other than a storage lease) which in aggregate demises 15% or more of The Spiral Property’s net rentable area (assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease), (c) any lease which contains an option, offer, right of first refusal or other similar entitlement or preferential right to purchase all or any portion of The Spiral Property or (d) any lease that is entered into during the continuance of an event of default under the Spiral Whole Loan documents.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-16

Office – CBD	Loan #1	Cut-off Date Balance:	$73,500,000
66 Hudson Boulevard	The Spiral	Cut-off Date LTV:	45.1%
New York, NY 10001		UW NCF DSCR:	1.99x
		UW NOI Debt Yield:	11.4%

“Major Tenant” means the Tenant under any Major Lease, which, as of the loan origination date were (1) Pfizer, Inc. and (2) Debevoise & Plimpton LLP.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance for 100% of full replacement cost and business interruption insurance for 24 months. Such insurance is required to cover perils of terrorism and acts of terrorism, provided that, if TRIPRA or a similar statute is not in effect, the amount of insurance premium that the borrower will be required to spend will be capped at 2x the amount of the annual insurance premium that is payable at such time with respect to the policies set forth in the Spiral Whole Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-17

Retail – Anchored	Loan #2	Cut-off Date Balance:	$73,500,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-18

Retail – Anchored	Loan #2	Cut-off Date Balance:	$73,500,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

Gateway Center North
501 Gateway Drive
Brooklyn, NY 11239
QUEENS
BROOKLYN
Middle Village
Ridgewood
Glendale
Forest Hills
Forest Park
Kew Gardens
Jamaica
Richmond Hills
Ozone Park
Wakefield
Brownsville
East New York
Howard Beach
Canarsie
Bergen Beach
Spring Creek Park
Canarsie Beach Park
GATEWAY NATIONAL RECR. AREA
Jamaica Bay
John F. Kennedy International Airport
Resort World New York City
Aqueduct Race Track
Jamaica Hospital Medical Ctr.
Gateway Center
QUEENS COUNTY
KINGS COUNTY
ST. JOHNS CEMETERY
MT. CARMEL CEMETERY
THE EVERGREEN CEMETERY
MAPLE GROVE CEMETERY
Metropolitan Ave
Myrtle Ave
Cooper Ave
Union Tpke
Interboro Pkwy
Jamaica Ave
Atlantic Ave
LONG ISLAND RAILROAD
Liberty Ave
Rockaway Blvd
Linden Blvd
Belt Pkwy
Belt Parkway
Nassau Expwy
Woodhaven Blvd
Cross Bay Blvd
Lefferts Blvd
Liberty Ave
Van Wyck Expwy
Grand Central Pkwy
Pennsylvania Ave
New York Ave
Bushwick Ave
Cooper St
Fresh Pond Rd
Flatlands Ave
Remsen Ave
Rockaway Pkwy
Ave D
LIRR
27
678
NEW YORK CITY
MANHATTAN
BROOKLYN
QUEENS
BRONX
STATEN ISLAND
NEWARK
JERSEY CITY
PATERSON
YONKERS
NJ

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-19

Mortgage Loan No. 2 – Gateway Center North

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Brooklyn, NY 11239
Original Balance(1):	$73,500,000			General Property Type:	Retail
Cut-off Date Balance(1):	$73,500,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	9.97%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2014/NAP
Borrower Sponsor:	The Related Companies, L.P.			Size:	601,212 SF
Guarantor:	The Related Companies, L.P.			Cut-off Date Balance PSF(1):	$499
Mortgage Rate:	6.8270%			Maturity Date Balance PSF(1):	$499
Note Date:	10/22/2024			Property Manager:	Related Gateway Phase II, LLC
Maturity Date:	11/6/2029				(borrower-related)
Original Term to Maturity:	60 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$25,481,475
IO Period:	60 months			UW NCF:	$24,931,003
Seasoning:	3 months			UW NOI Debt Yield(1):	8.5%
Prepayment Provisions(2):	L(23),YM1(4),DorYM1(26),O(7)			UW NCF Debt Yield(1):	8.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	8.5%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.20x
Additional Debt Balance(1):	$226,500,000			Most Recent NOI:	$25,542,737 (8/31/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$24,988,506 (12/31/2023)
				3rd Most Recent NOI:	$24,542,492 (12/31/2022)
Reserves(3)				Most Recent Occupancy:	96.3% (9/3/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2023)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	99.6% (12/31/2022)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$443,000,000 (9/6/2024)
Replacement Reserve:	$0	Springing	$143,599	Appraised Value PSF:	$737
TI/LC Reserve:	$0	Springing	$957,344	Cut-off Date LTV Ratio(1):	67.7%
Other Reserves(4):	$3,084,213	$0	NAP	Maturity Date LTV Ratio(1):	67.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$300,000,000	97.9%	Loan Payoff:	$301,105,790	98.2%
Borrower Sponsor Equity:	$6,527,983	2.1%	Upfront Reserves:	$3,084,213	1.0%
			Closing Costs:	$2,337,979	0.8%
Total Sources:	$306,527,983	100.0%	Total Uses:	$306,527,983	100.0%

(1)	The Gateway Center North Mortgage Loan (as defined below) is part of the Gateway Center North Whole Loan (as defined below), which is evidenced by seven pari passu promissory notes with an aggregate principal balance of $300,000,000. The information presented is based on the aggregate principal balance of the promissory notes comprising the Gateway Center North Whole Loan.
(2)	Defeasance of the Gateway Center North Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Gateway Center North Whole Loan to be securitized and (b) December 6, 2027. The assumed defeasance lockout period of 27 payments is based on the closing date of this transaction in February 2025.
(3)	See “Escrows and Reserves” below for further discussion information.
(4)	Other Reserves include upfront landlord obligations reserve of $1,353,710 and a gap rent reserve of $1,730,503 for the sixth largest tenant, Urban Air.

The Mortgage Loan. The second largest mortgage loan (the “Gateway Center North Mortgage Loan”) is part of a whole loan (the “Gateway Center North Whole Loan”) that is evidenced by seven pari passu promissory notes in the aggregate original principal amount of $300,000,000 and secured by a first priority fee mortgage encumbering a 601,212 SF anchored retail center located in Brooklyn, New York (the “Gateway Center North Property”). The Gateway Center North Mortgage Loan is evidenced by the non-controlling Note A-3 and Note A-6, with an aggregate original principal balance of $73,500,000. The remaining promissory notes comprising the Gateway Center North Whole Loan are summarized in the below table. The Gateway Center North Whole Loan is being serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR11 securitization trust. The relationship between the holders of the Gateway Center North Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-20

Retail – Anchored	Loan #2	Cut-off Date Balance:	$73,500,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%
Gateway Center North Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$77,000,000	$77,000,000	BANK5 2024-5YR11	Yes
A-2(1)	$59,500,000	$59,500,000	Bank of America, N.A.	No
A-3	$53,500,000	$53,500,000	BANK5 2025-5YR13	No
A-4	$50,000,000	$50,000,000	BANK5 2024-5YR12	No
A-5(1)	$25,000,000	$25,000,000	Bank of America, N.A.	No
A-6	$20,000,000	$20,000,000	BANK5 2025-5YR13	No
A-7	$15,000,000	$15,000,000	BANK5 2024-5YR12	No
Whole Loan	$300,000,000	$300,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower for the Gateway Center North Whole Loan is Gateway Center Properties Phase II Owner, LLC, a Delaware limited liability company and single purpose entity with two independent directors. The non-recourse carveout guarantor and borrower sponsor for the Gateway Center North Whole Loan is The Related Companies, L.P. (“Related”).

Founded in 1972, Related is a privately-owned, fully integrated global real estate and lifestyle company with experience in development, acquisition, management, finance, marketing and sales. Headquartered in New York City, Related has offices and major developments in Boston, Chicago, Los Angeles, San Francisco, Austin, West Palm Beach, Miami, Washington, D.C., Abu Dhabi and London, with a team of approximately 4,000 professionals. Related’s assets include the 28-acre Hudson Yards neighborhood on Manhattan’s West Side, The Square in Downtown West Palm Beach, The Grand LA and Related Santa Clara in California and The 78 in Chicago.

The Property. The Gateway Center North Property consists of a 601,212 SF anchored retail power center situated on 40.49 acres in Brooklyn, New York. The Gateway Center North Property is comprised of eight one- and two-story buildings and three pad sites. The Gateway Center North Property has a total of 1,542 parking spaces, resulting in a ratio of approximately 2.56 spaces per 1,000 SF. The Gateway Center North Property was constructed by the borrower sponsor in 2014 and is anchored by JCPenney, as the tenant under a ground lease, ShopRite, and Burlington Coat Factory, which account for 47.6% of the rentable area and 26.7% of the underwritten base rent. The Gateway Center North Property was the second phase expansion to Gateway Center South (not part of the collateral), which was originally developed and opened by the borrower sponsor in 2002, and is currently owned by the borrower sponsor. Gateway Center South is 100.0% leased and is anchored by BJ’s Wholesale Club, Home Depot, and Target, and together with the Gateway Center North Property, makes up Gateway Center, which serves as the primary retail location within the Brooklyn market.

The Gateway Center North Property has a granular rent roll, with no tenant contributing greater than 11.4% of the total underwritten rent. The top 10 tenants at the Gateway Center North Property represent 77.5% of total SF and generate 60.3% of total underwritten rent. There are six investment-grade rated tenants at the Gateway Center North Property representing 13.8% of underwritten rent. The Gateway Center North Property has averaged 99.0% occupancy since 2020. As of September 3, 2024, the Gateway Center North Property was 96.3% leased to 35 tenants.

Major Tenants.

JCPenney (122,473 SF, 20.4% of NRA, 4.7% of underwritten base rent). JCPenney was founded in Wyoming in 1902 and has been one of the United States’ largest retailers of apparel, home, jewelry and beauty merchandise, with a growing portfolio of national brands. JCPenney has more than 650 stores across the United States and Puerto Rico and employs more than 50,000 people worldwide. JCPenney has been wholly owned and operated by Brookfield Asset Management and Simon Property Group since emerging from Chapter 11 bankruptcy in 2020. JCPenney has been a tenant at the Gateway Center North Property since 2014. JCPenney is the tenant under a ground lease that has a current expiration of August 31, 2034, with eleven five-year renewal options remaining, and no termination options. JCPenney currently pays a base rent of $10.23 PSF, increasing to $11.05 PSF effective September 1, 2029. JCPenney reported sales of $146 PSF, $146 PSF, and $139 PSF in 2022, 2023 and TTM August 2024.

ShopRite (89,774 SF, 14.9% of NRA, 10.6% of underwritten base rent). ShopRite is a grocery chain owned by the parent company Wakefern Food Corporation. ShopRite started in the 1940’s, when eight mom-and-pop grocers came together to start Wakefern Food Corporation. ShopRite has grown into the largest cooperative in the United States and the largest employer in New Jersey. ShopRite operates 50 individually-owned and 365 affiliate-owned stores, all under its corporate and distribution arm, Wakefern Food Corporation, in nine states: Connecticut, Delaware, Maryland, New Jersey, New York, Pennsylvania, Massachusetts, New Hampshire and Rhode Island. ShopRite has been a tenant at the Gateway Center North Property since 2014. ShopRite operates under a lease that has a current expiration of October 31, 2034, with five five-year renewal options and one three year and eleven month renewal option. ShopRite currently pays a base rent of $31.48 PSF effective November 1, 2024. ShopRite is not required to report sales.

Burlington Coat Factory (73,864 SF, 12.3% of NRA, 11.4% of underwritten base rent). Burlington Coat Factory (S&P: BB+) started approximately 50 years ago as a business selling off-price coats out of a factory building. The company sells an assortment of low priced brand name ladies, men’s, and kids/baby apparel and accessories, home décor and various other products. Burlington Coat Factory operates more than 1,000 stores in 46 states and Puerto Rico, with its corporate headquarters located in Burlington Township, New Jersey. Burlington Coat Factory has been a tenant at the Gateway Center North Property since 2014 and currently has a lease expiration date of February 28, 2030, with three five-year renewal options. Burlington Coat Factory currently pays a base rent of $41.14 PSF and pays 3.0% of annual sales over a $31,281,404 ($424 PSF) sales breakpoint. Burlington Coat Factory reported sales of $419 PSF in 2022 and $427 PSF in 2023.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-21

Retail – Anchored	Loan #2	Cut-off Date Balance:	$73,500,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

The following table presents sales information for certain tenants at the Gateway Center North Property:

Tenant Sales(1)
				TTM August 2024
Tenant	SF	2022 Sales(2)	2023 Sales(2)	Sales	Sales PSF
JCPenney (Ground Lease)	122,473	$17,936,910	$17,862,294	$17,012,579	$139
Burlington Coat Factory	73,864	$30,930,333	$31,525,577	NAV	NAV
DSW Shoe Warehouse	20,088	$5,705,268	$3,947,682	NAV	NAV
Petco	12,117	$3,896,310	$2,913,461	NAV	NAV
Nike	11,940	$9,698,923	$11,059,264	$9,412,061	$788
Buffalo Wild Wings	8,002	$4,109,414	$2,630,923	NAV	NAV
Applebee's	7,881	$7,300,506	$5,409,442	NAV	NAV
Victoria's Secret	7,401	$2,218,993	$4,475,645	$4,137,535	$559
Lane Bryant	5,909	$2,022,821	$1,917,178	NAV	NAV
Panera Bread	4,208	$2,506,574	$3,365,669	NAV	NAV
Carter's Retail	4,041	$2,213,071	$1,934,224	$1,825,254	$452
Bath & Body Works	3,502	$5,895,523	$5,887,539	$5,962,095	$1,702
Smashburger	2,155	$3,180,694	$3,240,034	$3,030,106	$1,406
Davis Visionworks	1,919	$1,714,925	$1,782,552	NAV	NAV
Pizza Studio	1,156	$1,333,908	$504,742	NAV	NAV

(1)	Tenant Sales were provided by the borrower sponsor and represent all tenants that report sales data.
(2)	Shown as of December 31 of each respective year.

The following table presents certain information relating to the tenancy at the Gateway Center North Property:

Tenant Summary(1)
							August 2024 TTM Sales(3)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Sales $	Sales PSF	Occ Cost	Lease Exp	Renewal Option	Term. Option
Anchor Tenants
JCPenney (Ground Lease)(4)	NR/NR/NR	122,473	20.4%	$1,253,465	4.7%	$10.23	$17,012,579	$139	7.4%	8/31/2034	11 x 5 yr	None
ShopRite	NR/NR/NR	89,774	14.9%	$2,826,086	10.6%	$31.48	NAV	NAV	NAV	10/31/2034	(5)	None
Burlington Coat Factory	NR/NR/BB+	73,864	12.3%	$3,038,765	11.4%	$41.14	$31,525,577	$427	9.6%	2/28/2030	3 x 5 yr	None
Anchor Tenants Subtotal/Wtd. Avg.		286,111	47.6%	$7,118,316	26.7%	$24.88
Junior Anchors
P.C. Richard & Son	NR/NR/NR	33,593	5.6%	$1,274,854	4.8%	$37.95	NAV	NAV	NAV	1/31/2027	(6)	None
T.J. Maxx	NR/A2/A	32,960	5.5%	$1,595,264	6.0%	$48.40	NAV	NAV	NAV	8/31/2029	2 x 5 yr	None
Urban Air(7)	NR/NR/NR	32,718	5.4%	$1,730,503	6.5%	$52.89	NAV	NAV	NAV	10/1/2034	2 x 5 yr	None
Raymour & Flanigan	NR/NR/NR	31,479	5.2%	$1,752,121	6.6%	$55.66	NAV	NAV	NAV	7/31/2027	3 x 5 yr	None
DSW Shoe Warehouse	NR/NR/NR	20,088	3.3%	$775,000	2.9%	$38.58	$3,947,682	$197	19.6%	1/31/2030	1 x 5 yr	None
Aldi	NR/NR/NR	16,859	2.8%	$925,650	3.5%	$54.91	NAV	NAV	NAV	11/30/2033	4 x 5 yr	None
Petco	NR/B3/B	12,117	2.0%	$911,198	3.4%	$75.20	$2,913,461	$240	31.3%	9/30/2027	3 x 5 yr	None
Junior Anchors Subtotal/Wtd. Avg.		179,814	29.9%	$8,964,591	33.6%	$49.85
Other Tenants		112,771	18.8%	$10,609,318	39.7%	$94.08
Occupied Collateral Total / Wtd. Avg.		578,696	96.3%	$26,692,225	100.0%	$46.12

Vacant Space		22,516	3.7%
Total/Wtd. Avg.		601,212	100.0%

(1)	Based on the underwritten rent roll dated September 3, 2024, inclusive of rent steps through October 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	All sales information is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported, sales information on a timely basis. Further, because sales are self-reported by tenants, such information is not independently verified by the borrower sponsor. Sales information for Burlington Coat Factory, DSW Shoe Warehouse and Petco is as of year-end 2023.
(4)	JCPenney operates under a ground lease and owns its own improvements.
(5)	ShopRite has five five-year renewal options and one three-year and eleven month renewal option.
(6)	P.C. Richard & Son has 5 extension periods of 3 years for the first extension, 5 years for the second, third and fourth extensions, and 2 years for the fifth extension.
(7)	Urban Air executed its lease in October 2024 and is currently building out its space and is expected to commence rent payments in October 2025. All outstanding landlord obligations and gap rent for twelve months was reserved at origination. We cannot assure you that the tenant will take occupancy or commence paying rent.
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-22

Retail – Anchored	Loan #2	Cut-off Date Balance:	$73,500,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

The following table presents certain information relating to the lease rollover schedule at the Gateway Center North Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	1	4,208	0.7%	0.7%	$336,640	1.3%	1.3%	$80.00
2026	4	21,212	3.5%	4.2%	$1,459,035	5.5%	6.7%	$68.78
2027	6	94,525	15.7%	20.0%	$5,834,770	21.9%	28.6%	$61.73
2028	1	8,002	1.3%	21.3%	$577,500	2.2%	30.8%	$72.17
2029(3)	7	63,186	10.5%	31.8%	$4,500,743	16.9%	47.6%	$71.23
2030	6	102,684	17.1%	48.9%	$4,823,644	18.1%	65.7%	$46.98
2031	1	6,006	1.0%	49.9%	$420,420	1.6%	67.3%	$70.00
2032	1	7,401	1.2%	51.1%	$592,080	2.2%	69.5%	$80.00
2033	2	19,018	3.2%	54.3%	$1,206,320	4.5%	74.0%	$63.43
2034	6	252,454	42.0%	96.3%	$6,941,074	26.0%	100.0%	$27.49
2035 & Thereafter	0	0	0.0%	96.3%	$0	0.0%	100.0%	$0.00
Vacant	0	22,516	3.7%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	35	601,212	100.0%		$26,692,225	100.0%		$46.12(4)

(1)	Based on the underwritten rent roll dated September 3, 2024, inclusive of rent steps through October 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	The Gateway Center North Mortgage Loan has a maturity date of November 6, 2029.
(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Gateway Center North Property is located in Brooklyn, New York, along Gateway Drive just north of the Belt Parkway, a major regional expressway. The Gateway Center North Property is visible from the Belt Parkway and is located five miles west of John F. Kennedy International Airport. The area surrounding the Gateway Center North Property is primarily residential, with commercial and industrial development serving the needs of the local population of over 525,000 residents.

The Gateway Center North Property is located in the New York retail market and the North Brooklyn submarket, which includes the neighborhoods of Greenpoint, Williamsburg, Park Slope, Crown Heights, and East New York. According to the appraisal, as of the second quarter of 2024, the New York retail market contains approximately 645.8 million SF of space and the North Brooklyn submarket contains approximately 51.3 million SF, or 7.94% of the total market’s inventory. As of the second quarter of 2024, the overall vacancy rate for the market was 4.03%, with asking rents of $47.56 PSF, and the North Brooklyn submarket had a vacancy rate of 3.05% with asking rents of $54.45 PSF.

According to the appraisal, the 2024 population within a 1-, 3- and 5-mile radius of the Gateway Center North Property was 40,386, 560,297 and 1,732,087, respectively. The 2024 average household income within the same radii was $66,933, $89,647 and $105,003, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Gateway Center North Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Anchor	$40.00	10	10% Yr. 5
Jr. Anchor	$50.00	10	10% Yr. 5
In-Line (>10,000 SF)	$65.00	10	10% Yr. 5
In-Line (5,000 - 10,000 SF)	$80.00	10	10% Yr. 5
In-Line (<5,000 SF)	$125.00	10	10% Yr. 5
Outparcel - Restaurant	$85.00	10	10% Yr. 5
Outparcel - Bank	$200.00	10	10% Yr. 5

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-23

Retail – Anchored	Loan #2	Cut-off Date Balance:	$73,500,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

The following table presents information regarding certain competitive properties to the Gateway Center North Property:

Competitive Retail Center Summary(1)
Property Name/Location	Year Built/ Renovated	Total NRA (SF)	Total Occupancy	Distance to Subject	Major Tenants
Gateway Center North 501 Gateway Drive Brooklyn, NY	2014/NAP	601,212(2)	96.3%(2)	NAP	JCPenney, ShopRite, Burlington Coat Factory, P.C. Richard & Son, T.J.Maxx(2)
Shops at Atlantic Center 625 Atlantic Ave Brooklyn, NY	1996/NAP	482,550	92.2%	7.1 miles	Burlington, Marshalls, Old Navy, Stop & Shop
Gateway Center South(3) 339-579 Gateway Dr Brooklyn, NY	2001/NAP	669,293	100.0%	0.2 miles	The Home Depot, Target, BJ’s
Kings Plaza Shopping Center 5100 Kings Plz Brooklyn, NY	1970/2018	1,146,000	100.0%	5.0 miles	Burlington, Lowe’s, Macy’s
Green Acres Mall 1150-2034 Green Acres Mall Valley Stream, NY	1956/2016	2,042,000	95.8%	8.6 miles	BJ’s, Macy’s, Walmart
Five Towns Shopping Center 253-01 Rockaway Blvd Rosedale, NY	1968/1990	408,096	99.0%	8.2 miles	Lowe’s, Party City, T.J.Maxx
The Shops at Atlas Park 8000 Cooper Ave Glendale, NY	2006/NAP	509,068	93.5%	6.0 miles	Burlington, Marshalls, Old Navy, Stop & Shop

(1)	Source: Third party report, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated September 3, 2024.
(3)	Gateway Center South is also owned by the borrower sponsor.

Appraisal. The appraisal concluded to an “as-is” value for the Gateway Center North Property of $443,000,000 as of September 6, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated September 19, 2024, there was no evidence of any recognized environmental conditions at the Gateway Center North Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-24

Retail – Anchored	Loan #2	Cut-off Date Balance:	$73,500,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Gateway Center North Property:

Cash Flow Analysis
	2021	2022	2023	8/31/2024 TTM	UW	UW PSF
Base Rental Income(1)	$25,317,063	$25,398,637	$25,943,888	$26,383,569	$27,818,025	$46.27
Straight Line Rent(2)	$0	$0	$0	$0	$2,616	$0.00
Percentage Rent(3)	$436,246	$290,290	$86,412	$109,523	$57,476	$0.10
Expense Reimbursements	$7,853,283	$8,161,537	$8,203,391	$8,325,205	$8,614,796	$14.33
Deferred Rent Repay/Abatements	($182,186)	$0	$0	$0	$0	$0.00
Net Rental Income	$33,424,407	$33,850,465	$34,233,691	$34,818,297	$36,492,912	$60.70
(Vacancy & Credit Loss)	$0	$0	$0	$0	($1,470,739)	($2.45)
Direct Billed Income	$299,728	$187,180	$226,992	$242,864	$198,320	$0.33
Other Income(4)	$472,736	$441,596	$388,014	$390,231	$420,104	$0.70
Effective Gross Income	$34,196,870	$34,479,241	$34,848,697	$35,451,392	$35,640,597	$59.28

Real Estate Taxes(5)	$3,882,864	$4,046,170	$4,035,096	$4,049,038	$4,186,595	$6.96
Insurance	$251,891	$298,571	$368,493	$402,043	$377,939	$0.63
Other Operating Expenses	$6,195,429	$5,592,007	$5,456,601	$5,457,574	$5,594,587	$9.31
Total Operating Expenses	$10,330,185	$9,936,749	$9,860,190	$9,908,655	$10,159,122	$16.90

Net Operating Income	$23,866,686	$24,542,492	$24,988,506	$25,542,737	$25,481,475	$42.38
Replacement Reserves	$0	$0	$0	$0	$71,801	$0.12
TI/LC	$0	$0	$0	$0	$478,672	$0.80
Net Cash Flow	$23,866,686	$24,542,492	$24,988,506	$25,542,737	$24,931,003	$41.47

Occupancy %	100.0%	99.6%	100.0%	96.3%(6)	94.7%(7)
NOI DSCR(8)	1.15x	1.18x	1.20x	1.23x	1.23x
NCF DSCR(8)	1.15x	1.18x	1.20x	1.23x	1.20x
NOI Debt Yield(8)	8.0%	8.2%	8.3%	8.5%	8.5%
NCF Debt Yield(8)	8.0%	8.2%	8.3%	8.5%	8.3%

(1)	Base Rental Income is based on the underwritten rent roll dated September 3, 2024, inclusive of rent steps through October 2025 and rent for Urban Air, which executed its lease in October 2024 and is expected to commence paying rent in October 2025. All outstanding landlord obligations and gap rent for twelve months was reserved at origination. We cannot assure you that the tenant will take occupancy or commence paying rent.
(2)	UW Straight Line Rent includes rent averaged over the loan term for T-Mobile and Bank of America.
(3)	UW Percentage Rent is based on the terms of applicable leases using TTM August 2024 sales figures.
(4)	Other income is based on the borrower sponsor’s budget and includes income from solar lease, storage income, late fees, vending income and other miscellaneous income.
(5)	The Gateway North Center Property currently benefits from a 25-year ICAP Tax Abatement, which has been in place since the 2015/2016 tax year and will continue through the 2040/2041 tax year. The tax abatement for the 2024/2025 tax year is approximately $8.0 million and the underwritten real estate taxes and expense reimbursements shown above are net of the abatement.
(6)	Represents occupancy per the underwritten rent roll dated September 3, 2024.
(7)	Based on the economic vacancy of 5.3%.
(8)	DSCRs and Debt Yields are based on the Gateway Center North Whole Loan.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) $1,353,710 for tenant improvement allowances and leasing commissions related to Urban Air and (ii) $1,730,503 for a gap rent reserve related to Urban Air.

Real Estate Taxes – During a Cash Sweep Event Period (as defined below), the borrower is required make monthly deposits equal to 1/12th of the annual estimated tax payments during the ensuing 12 months.

Insurance – During a Cash Sweep Event Period, the borrower is required to make monthly deposits equal to 1/12th of the annual estimated insurance premiums; however, provided no event of default is continuing, the borrower will not be required to make monthly deposits so long as the Gateway Center North Property is insured under a blanket policy and the borrower provides evidence of renewal and proof of payment of insurance premiums.

Replacement Reserve – During a Cash Sweep Event Period, the borrower is required to make monthly deposits of approximately $5,983 for capital expenditures, capped at approximately $143,599.

TI/LC Reserve – During a Cash Sweep Event Period, the borrower is required to make monthly deposits of approximately $39,889 for tenant improvements and leasing commissions, capped at $957,344.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-25

Retail – Anchored	Loan #2	Cut-off Date Balance:	$73,500,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

Lockbox and Cash Management. The Gateway Center North Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all tenants at the Gateway Center North Property to pay rents directly into the account controlled by the lender (the “Lockbox Account”), and to deposit any rents otherwise received by the borrower or property manager into such Lockbox Account within two business days after receipt. If a Cash Sweep Event Period is not in effect, all funds in the Lockbox Account will be swept daily to the borrower’s operating account. During a Cash Sweep Event Period, all funds deposited into the Lockbox Account are required to be swept each business day into a cash management account controlled by the lender to be applied and disbursed in accordance with the Gateway Center North Whole Loan documents.

A “Cash Sweep Event Period” will commence upon the occurrence of any of the following events:

(i)	an event of default;
(ii)	the borrower filing for bankruptcy; or
(iii)	the net cash flow debt service coverage ratio (“NCF DSCR”) on the Gateway Center North Whole Loan being less than 1.10x, tested quarterly.

A “Cash Sweep Event Period” will end upon:

●	with respect to clause (i) above, the cure of such event of default;
●	with respect to clause (ii) above, the bankruptcy proceeding being discharged; or
●	with respect to clause (iii) above, the NCF DSCR being greater than 1.10x for one calendar quarter.

For purposes of the NCF DSCR test, the net cash flow is the difference between (A) the annualized amount of all operating income including (i) leases with rent commencing during the succeeding 12 months provided all rent abatements have been reserved by the lender and (ii) contractual rent escalations during the succeeding 12 months, and excluding disqualified leases and non-recurring revenue minus (B) actual costs and expenses paid for operations, maintenance and management for the trailing twelve months, adjusted for (i) known increases in taxes and insurance premiums, TI/LCs equal to $0.35 PSF (the “TI Deduction”) and capital expenditures equal to $0.10 PSF and (ii) excluding one-time expenses, extraordinary expenses, non-cash items, debt service and contributions to any reserve accounts. The TI Deduction will be reduced by 1/10th the positive difference of the amount deposited to the TI/LC reserve minus the amount disbursed (so long as the related tenant’s rent is included in operating income in clause (A) above). The NCF DSCR on the Gateway Center North Whole Loan at the time of loan origination was 1.20x.

Terrorism Insurance.  The Gateway Center North Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event plus a 6-month extended period of indemnity (provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2007 or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the then-applicable annual premium for the property insurance coverage). The Gateway Center North Whole Loan documents allow Relsure Vermont Inc., a licensed captive insurance company (“RVI”), to provide terrorism coverage, so long as (i) the policy issued by RVI has (A) no aggregate limit, and (B) a deductible of no greater than $250,000, and (ii) certain conditions are satisfied, including that RVI obtains reinsurance with a cut through endorsement acceptable to the lender and the rating agencies from an insurance company meeting the rating requirements set forth in the related loan documents for the remaining portion of terrorism coverage not subject to the applicable federal backstop percentage, the Terrorism Risk Insurance Program Reauthorization Act of 2007 or a similar statute is in effect and except with respect to the $250,000 deductible permitted, those covered losses which are not reinsured by the federal government under the Terrorism Risk Insurance Program Reauthorization Act of 2007 and paid to RVI will be reinsured with a cut through endorsement acceptable to the lender and the rating agencies by insurance companies that are qualified insurers or maintain such higher rating as may be required by a rating agency, not to exceed “AA-” with S&P and “A2” with Moody’s. The related loan documents also allow the borrower to utilize a “Retention Amount” which is funded by RVI in addition to the required deductible for all losses, excluding wind and earthquake related losses, so long as (1) the retention amount is aggregated annually, (2) the retention amount remain prefunded at all times during the term of the Gateway Center North Whole Loan and (3) the borrower has submitted evidence satisfactory to the lender and rating agencies of such prefunded arrangement at the request of the lender or a rating agency. The “Retention Amount” is $5,000,000 aggregate deductible, subject to a $2,500,000 per occurrence deductible. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-26

Office - Suburban	Loan #3	Cut-off Date Balance:	$73,500,000
1331-1333 North California Boulevard	The Plaza at Walnut Creek	Cut-off Date LTV:	59.8%
Walnut Creek, CA 94596		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	18.2%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-27

Office - Suburban	Loan #3	Cut-off Date Balance:	$73,500,000
1331-1333 North California Boulevard	The Plaza at Walnut Creek	Cut-off Date LTV:	59.8%
Walnut Creek, CA 94596		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	18.2%

1331 N. CALIFORNIA BOULEVARD

Floor	Tenants
7	(Amenity)
7	Merrill Lynch, Pierce, Fenner & Smith Incorporated 15,784 SF 5/2029
6	Miller Starr Regalia 6,527 SF 2/2030; RBC Capital Markets, LLC 8,098 SF 7/2030; Hawkins Delafield & Wood LLP 2,148 SF 7/2030
5	Miller Starr Regalia 19,549 SF 2/2030
4	Merrill Lynch, Pierce, Fenner & Smith Incorporated 20,813 SF 5/2029
3	Merrill Lynch, Pierce, Fenner & Smith Incorporated 15,192 SF 5/2029; Vacant 8,414 SF
2	XL Global Services, Inc. (AXA) 9,257 SF 10/2028; Knight Law Group 4,827 SF 7/2028; Comerica Bank 6,149 SF 10/2027
1	Placer Title 3,498 SF 1/2026; Creative Planning 1,725 SF 12/2028; RBC Capital Markets, LLC 2,506 SF 7/2030; Jones Lang LaSalle Americas, Inc. 11,959 SF 7/2033

1333 N. CALIFORNIA BOULEVARD

Floor	Tenants
6	JPMorgan Chase National Association 7,905 SF 7/2031; MESA LLC 8,257 SF 5/2029; Keyence 11,737 SF 4/2028; Pathstone Family Office LLC 2,611 SF 6/2030
5	Cushman & Wakefield of California, Inc. 7,001 SF 2/2030; Insignia Capital 4,312 SF 5/2027; Edward D. Jones & Co, LP 1,931 SF 6/2034; Umpqua Bank 5,676 SF 9/2027; Vacant 4,648 SF; Conference Room 522 SF; Management Office 2,397 SF; Dean & Margaret Lesher Foundation 1,179 SF 4/2026; Bestlife Holdings, Inc dba Cenegenics 2,504 SF 4/2031
4	Alpine SG LLC 6,165 SF 3/2028; Womble Bond Dickinson 4,347 SF 1/2028; Vacant 5,748 SF; Factory Mutual Insurance Company (FM Global) 17,168 SF 3/2026
3	PNC Bank, National Association 6,013 SF 10/2026; James Chung Inc (Econic Company) 1,182 SF 12/2027; Newmark Knight Frank 5,604 SF 12/2028; Amerit Fleet Solutions, Inc. 6,176 SF 4/2027; Moss Adams LLP 11,624 SF 10/2028; Umpqua Bank 4,890 SF 9/2027
2	Factory Mutual Insurance Company (FM Global) 20,484 SF 3/2026; Morgan Stanley Smith Barney Financing LLC 7,137 SF 1/2028; Best Best & Krieger LLP 3,876 SF 9/2029
1	EP Wealth 6,279 SF 8/2028; Morgan Stanley Smith Barney Financing LLC 25,796 SF 1/2028
GR	Bank of the West 3,206 SF 3/2028; Umpqua Bank 3,078 SF 9/2027; Sereno 3,735 SF 9/2032; Vacant 7,111 SF; Amenity Space 6,125 SF

Vacant | Amenity | 2026 – 2027 | 2028 – 2029 | 2030+

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-28

Office - Suburban	Loan #3	Cut-off Date Balance:	$73,500,000
1331-1333 North California Boulevard	The Plaza at Walnut Creek	Cut-off Date LTV:	59.8%
Walnut Creek, CA 94596		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	18.2%

The Plaza at Walnut Creek
1331 - 1333 North California Boulevard
Walnut Creek, CA 94596
Pleasant Hill
Concord
Walnut Creek
Briones Regional Park
Downtown Pleasant Hill Shopping Ctr.
Crossroads Shopping Ctr.
Pleasant Hill Adult Education Center
Oak Park Center
Best Buy Regional Office
Oak Grove Plaza
De LaSalle High School
Ygnacio Valley High School
Countrywood Shopping Ctr.
The Orchards at Walnut Creek
Contra Costa Centre
Lindsay Wildlife Museum
Silver Dell
Diablo Hills Golf Course
Ygnacio Plaza
John Muir Health Walnut Creek Medical Center
Acalanes Open Space
Riviera Plaza
Northgate High School
Acalanes High School
Acalanes Ridge
DOWNTOWN WALNUT CREEK
San Francisco 22 miles
Broadway Plaza
Main Street Plaza
Kaiser Permanente Walnut Creek Medical Ctr.
Shell Ridge Open Space
Plaza Center
Golden Gate Plaza
Lafayette Valley Estates
Castle Hill
San Miguel
Lafayette
Rossmoor Shopping Center
Del Valle Theatre
Diablo Foothills Regional Park
Alamo
Sugarloaf Open Space
San Jose 47 miles
Lafayette Community Center
Lafayette Community Park
Moraga
Rossmoor
Rossmoor Golf Course
CONTRA COSTA COUNTY
St. Mary's College
University Credit Union Pavilion
Geissberger Observatory

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-29

Mortgage Loan No. 3 – The Plaza at Walnut Creek

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		WFB		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):		[ ]/[ ]/[ ]		Location:	Walnut Creek, CA 94596
Original Balance(1):		$73,500,000		General Property Type:	Office
Cut-off Date Balance(1):		$73,500,000		Detailed Property Type:	Suburban
% of Initial Pool Balance:		9.97%		Title Vesting:	Fee
Loan Purpose:		Recapitalization		Year Built/Renovated:	1985-1987/NAP
Borrower Sponsor:		SFF Realty Fund IV, L.P.		Size:	352,870 SF
Guarantor:		SFF Realty Fund IV, L.P.		Cut-off Date Balance PSF(1):	$275
Mortgage Rate:		6.59800%		Maturity Balance PSF(1):	$275
Note Date:		1/22/2025		Property Manager:	Cushman & Wakefield U.S., Inc.
Maturity Date:		2/11/2030		Underwriting and Financial Information(1)
Term to Maturity:		60 months		UW NOI(3):	$17,719,413
Amortization Term:		0 months		UW NCF	$17,275,455
IO Period:		60 months		UW NOI Debt Yield:	18.2%
Seasoning:		0 months		UW NCF Debt Yield:	17.8%
Prepayment Provisions:		L(24),D(29),O(7)		UW NOI Debt Yield at Maturity:	18.2%
Lockbox/Cash Mgmt Status:		Soft/Springing		UW NCF DSCR:	2.66x
Additional Debt Type(1):		Pari Passu		Most Recent NOI(3):	$15,335,309 (9/19/2024 T-9 Annualized)
Additional Debt Balance(1):		$23,700,000		2nd Most Recent NOI(3):	$13,121,598 (12/31/2023)
Future Debt Permitted (Type):		No (NAP)		3rd Most Recent NOI(3):	$9,875,575 (12/31/2022)
Reserves(2)				Most Recent Occupancy:	92.7% (1/31/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	89.0% (12/31/2023)
RE Taxes:	$0	$77,188	NAP	3rd Most Recent Occupancy:	89.4% (12/31/2022)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$162,500,000 (12/4/2024)
Replacement Reserve:	$0	$7,352	NAP	Appraised Value PSF:	$461
TI/LC Reserves:	$3,500,000	$58,812	NAP	Cut-off Date LTV Ratio:	59.8%
Outstanding TI/LC Reserve:	$0(4)	$0	NAP	Maturity Date LTV Ratio:	59.8%
Free Rent Reserve:	$04)	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$97,200,000	58.2%	Purchase Price:	$162,000,000	96.9%
Sponsor Equity:	$69,945,791	41.8%	Upfront Reserves:	$3,500,000	2.1%
			Closing Costs:	$1,645,791	1.0%
Total Sources:	$167,145,791	100.0%	Total Uses:	$167,145,791	100.0%

(1)	The Plaza at Walnut Creek Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate original principal balance of $97,200,000. The financial information presented above is based on The Plaza at Walnut Creek Whole Loan (as defined below).
(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(3)	The increase in Net Operating Income from 2022 to UW was primarily attributed to partial/full year rents for new/expansion leases commencing in 2023 and 2024 and an approximately $1.8 million decrease in free rent booked in 2023.
(4)	In lieu of a reserve, the total amount of $4,579,274 in outstanding TILCs and free rent was guaranteed by the guarantor.

The Mortgage Loan. The third largest mortgage loan (“The Plaza at Walnut Creek Mortgage Loan”) is part of a whole loan (“The Plaza at Walnut Creek Whole Loan”) evidenced by two pari passu promissory notes with an aggregate original principal amount of $97,200,000. The Plaza at Walnut Creek Whole Loan is secured by a first priority mortgage encumbering the borrower’s fee interest in an office building totaling 352,870 SF located in Walnut Creek, California (“The Plaza at Walnut Creek Property”). The Plaza at Walnut Creek Mortgage Loan is evidenced by the controlling Note A-1, with an outstanding principal balance of $73,500,000 as of the Cut-off Date. The Plaza at Walnut Creek Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2025-5YR13 transaction. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The Plaza at Walnut Creek Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$73,500,000	$73,500,000	BANK5 2025-5YR13	Yes
A-2(1)	$23,700,000	$23,700,000	WFB	No
Total	$97,200,000	$97,200,000

(1)	Expected to be contributed to one or more future securitization trust(s).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-30

Office - Suburban	Loan #3	Cut-off Date Balance:	$73,500,000
1331-1333 North California Boulevard	The Plaza at Walnut Creek	Cut-off Date LTV:	59.8%
Walnut Creek, CA 94596		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	18.2%

The Borrower and the Borrower Sponsor. The borrower is SFF PWC LLC, a special purpose, bankruptcy-remote entity and a Delaware limited liability company with one independent director.

The borrower sponsor and non-recourse carveout guarantor is SFF Realty Fund IV, L.P. PSAI Realty Partners (“PRP”) and its successor entity serve as the general partner of SFF Realty Fund IV, L.P. and are led by its three Managing Directors/Key Principals: Peter Sullivan, Michael Feldman and Erik Foraker. The PRP entities have been active buyers of San Francisco Bay Area office and industrial properties since 1993.

The Property. The Plaza at Walnut Creek Property comprises two, seven-story multi-tenant office buildings totaling 352,870 SF located on a 3.02-acre site in Walnut Creek, California. Built in 1985 and 1987, The Plaza at Walnut Creek Property includes an existing conference center with an outdoor plaza and has direct access to shopping and experiential retail within downtown Walnut Creek. The Plaza at Walnut Creek Property has a three-level parking garage with 770 parking spaces, in addition to a small surface lot with 26 parking spaces, which results in a parking ratio of approximately 2.3 spaces per 1,000 SF of NRA. As of January 31, 2025, The Plaza at Walnut Creek Property was 92.7% occupied by 33 tenants and the 10-year average occupancy is 92.9%.

Major Tenants.

Merrill Lynch, Pierce, Fenner & Smith Incorporated (51,789 SF, 14.7% of NRA; 16.6% of underwritten base rent). Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), was founded in 1914 and is the investment and wealth management division of Bank of America. The firm offers financial solutions, including retirement planning, Individual Retirement Accounts (IRAs), corporate and small business retirement plans, and consumer lending. Merrill Lynch has been a tenant since 1998 and is on a lease expiring in May 2029 with two, five-year extension options and no termination options; however, Merrill Lynch has a one-time right to reduce the square footage under its lease by 6,786 SF as of September 30, 2026, provided that the tenant delivers to the landlord written notice exercising its contraction option no later than September 30, 2025.

Factory Mutual Insurance Company (FM Global) (37,652 SF, 10.7% of NRA; 11.8% of underwritten base rent). Factory Mutual Insurance Company (“FM”) (formerly FM Global) is an American mutual insurance company headquartered in Johnston, Rhode Island, United States. FM provides businesses with comprehensive insurance, loss prevention, and risk management solutions, serving one in four Fortune 500 companies. FM has been a tenant at The Plaza at Walnut Creek Property since 2013 and is on a lease expiring in March 2026 with one, five-year extension option and no termination options.

Morgan Stanley Smith Barney Financing LLC (32,933 SF, 9.3% of NRA; 10.0% of underwritten base rent). Morgan Stanley Smith Barney Financing LLC (“Morgan Stanley”) is an American multinational investment bank and financial services company headquartered in Midtown Manhattan. Morgan Stanley was founded in 1935 and provides a comprehensive range of investment banking, securities, wealth management, and investment management services. Morgan Stanley operates in 42 countries with approximately 80,000 employees. Morgan Stanley has been a tenant at The Plaza at Walnut Creek Property since 1987 and is on a lease expiring in January 2028 with two, five-year extension options and no termination options.

The following table presents certain information relating to the tenancy at The Plaza at Walnut Creek Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	Approx % of Total SF	Annual UW Rent(3)	% of Total Annual UW Rent(3)	Annual UW Rent PSF(3)	Lease Expiration	Term. Option (Y/N)	Renewal Options
Merrill Lynch, Pierce, Fenner & Smith Incorporated	AA-/A1/A-	51,789	14.7%	$3,737,891	16.6%	$72.18	5/31/2029	Y(4)	2 x 5 Yr
Factory Mutual Insurance Company (FM Global)	NR/NR/AA-	37,652	10.7%	$2,653,498	11.8%	$70.47	3/31/2026	N	1 x 5 Yr
Morgan Stanley Smith Barney Financing LLC	A+/A1/A-	32,933	9.3%	$2,245,575	10.0%	$68.19	1/31/2028	N	2 x 5 Yr
Miller Starr Regalia(5)	NR/NR/NR	26,076	7.4%	$1,796,115	8.0%	$68.88	2/28/2030	N	1 x 5 Yr
Umpqua Bank	BBB+/NR/BBB-	13,644	3.9%	$984,703	4.4%	$72.17	9/30/2027	N	1 x 5 Yr
Subtotal/Wtd. Avg.		162,094	45.9%	$11,417,782	50.8%	$70.44

Other Tenants		164,855	46.7%	$11,078,777	49.2%	$67.20
Occupied Collateral Total		326,949	92.7%	$22,496,559	100.0%	$68.81
Vacant Space		25,921	7.3%
Total/Wtd. Avg.		352,870	100.0%

(1)	Based on the underwritten rent roll dated January 31, 2025.
(2)	Represents the credit rating of the parent company, whether or not the parent company guarantees the lease.
(3)	The Annual UW Rent, % of Total Annual UW Rent and Annual UW Rent PSF includes rent steps through January 2026 totaling $375,696 and straight line rent averaging for investment grade tenants totaling $421,843.
(4)	Merrill Lynch has a one-time right to reduce the square footage under its lease by 6,786 SF as of September 30, 2026, provided that the tenant delivers to the landlord written notice exercising its contraction option no later than September 30, 2025.
(5)	Miller Starr Regalia subleases 2,000 SF (approximately 7.7% of its total space) effective January 1, 2025 through December 31, 2029.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-31

Office - Suburban	Loan #3	Cut-off Date Balance:	$73,500,000
1331-1333 North California Boulevard	The Plaza at Walnut Creek	Cut-off Date LTV:	59.8%
Walnut Creek, CA 94596		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	18.2%

The following table presents certain information relating to the lease rollover schedule at The Plaza at Walnut Creek Property:

	Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling(3)
MTM/2025	0	9,044(4)	2.6%	2.6%	$0	0.0%	0.0%	$0.00
2026	4	48,342	13.7%	16.3%	$3,423,943	15.2%	15.2%	$70.83
2027	5	31,463	8.9%	25.2%	$2,233,894	9.9%	25.1%	$71.00
2028	11	97,704	27.7%	52.9%	$6,833,044	30.4%	55.5%	$69.94
2029	3	63,922	18.1%	71.0%	$4,580,282	20.4%	75.9%	$71.65
2030	5	48,440	13.7%	84.7%	$3,420,313	15.2%	91.1%	$70.61
2031	2	10,409	2.9%	87.7%	$744,232	3.3%	94.4%	$71.50
2032	1	3,735	1.1%	88.7%	$269,368	1.2%	95.6%	$72.12
2033	1	11,959	3.4%	92.1%	$852,587	3.8%	99.4%	$71.29
2034	1	1,931	0.5%	92.7%	$138,895	0.6%	100.0%	$71.93
2035	0	0	0.0%	92.7%	$0	0.0%	100.0%	$0.00
Thereafter	0	0	0.0%	92.7%	$0	0.0%	100.0%	$0.00
Vacant	0	25,921	7.3%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	33	352,870	100.0%		$22,496,559	100.0%		$68.81
(1)	Based on the underwritten rent roll dated January 31, 2025 and includes rent steps through January 2026 totaling $375,696 and straight line rent averaging for investment grade tenants totaling $421,843.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

(3)	Total UW Rent Rolling and UW Rent PSF Rolling does not include vacant space.

(4)	Consists of 2,397 SF of management space and 6,647 SF of amenity space.

The Market. The Plaza at Walnut Creek Property is located in Walnut Creek, California, 0.7 miles from Walnut Creek Bay Area Rapid Transit Station. The Plaza at Walnut Creek Property is accessed from three streets, with the main entrance and primary point of ingress/egress being North California Boulevard. Major transportation arterials within proximity to the subject include Highway 24 and Interstate 680, providing linkage to the surrounding area, including Oakland, California. Buchanan Field Airport is located approximately 7.0 miles away from The Plaza at Walnut Creek Property. According to the appraisal, the estimated 2024 population within a one, three and five-mile radius was approximately 17,223, 103,175 and 205,555 respectively, and the estimated 2024 average household income within the same radii was approximately $187,315, $201,166, and $206,562, respectively.

According to the appraisal, The Plaza at Walnut Creek Property is located within Downtown Walnut Creek Office submarket of Contra Costa County, California. As of the third quarter of 2024, the Downtown Walnut Creek Office submarket reported a total inventory of approximately 8.68 million SF with a 21.8% vacancy rate and an average asking rent of $41.02 PSF, net. The appraiser identified four directly comparable office leases located within Contra Costa County with rents ranging from $58.20 to $72.60 PSF, Full-Service Gross. The appraiser concluded a market rent for The Plaza at Walnut Creek Property of $69.00, Full-Service Gross for the Office and $68.40 PSF, Full-Service Gross for the Office-Large.

The following table presents certain information relating to the appraisal’s market rent conclusions for The Plaza at Walnut Creek Property:

Market Rent Summary
	Office	Office-Large
Market Rent (PSF)	$69.00	$68.40
Lease Term (Years)	5	7
Lease Type	Full Service	Full Service
Escalations	3.0% annually	3.0% annually
Tenant Improvements (New/Renewal	$50 / $20	$50 / $20
Leasing Commissions (New/Renewal)	7.5% / 3.8%	7.5% / 3.8%
Free Rent (Months) (New/Renewal)	5 / 3	7 / 4

Source:Appraisal.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-32

Office - Suburban	Loan #3	Cut-off Date Balance:	$73,500,000
1331-1333 North California Boulevard	The Plaza at Walnut Creek	Cut-off Date LTV:	59.8%
Walnut Creek, CA 94596		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	18.2%

The following table presents certain information relating to the appraiser’s market rent conclusions for The Plaza at Walnut Creek Property:

Comparable Office Leases(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (months)	Annual Base Rent PSF	Lease Type
The Plaza at Walnut Creek 1331-1333 North California Boulevard, Walnut Creek, CA 94596	1985-1987/NAP	352,870(2)	Merrill Lynch(2)	51,789(2)	Oct-23(2)	53.0(2)	$72.18(2)	MG(2)
Growers Square 1646 North California Boulevard, Walnut Creek, CA 94596	1985/NAP	85,846	Donahue Fitzgerald	8,234	Oct-24	66.0	$69.00	FSG
Growers Square 1646 North California Boulevard, Walnut Creek, CA 94596	1985/NAP	85,846	Prudential Insurance	2,207	Oct-25	39.6	$72.60	FSG
Growers Square 1646 North California Boulevard, Walnut Creek, CA 94596	1985/NAP	87,770	Basic American	4,240	May-24	62.4	$68.40	FSG
Lafayette Mercantile 3585 Mount Diablo Boulevard, Lafayette, CA 94549	2006/NAP	56,614	Compass	6,408	Mar-24	64.8	$58.20	FSG

(1)	Information obtained from the appraisal, unless otherwise indicated.
(2)	Information obtained from the underwritten rent roll dated January 31, 2025.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-33

Office - Suburban	Loan #3	Cut-off Date Balance:	$73,500,000
1331-1333 North California Boulevard	The Plaza at Walnut Creek	Cut-off Date LTV:	59.8%
Walnut Creek, CA 94596		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	18.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Plaza at Walnut Creek Property:

Cash Flow Analysis
	2021	2022	2023	9/19/2024 YTD Ann.	UW	UW PSF
Base Rent(1)	$17,317,450	$14,083,973	$17,544,367	$18,909,357	$22,496,559	$63.75
Grossed Up Vacant Space	0	0	0	0	1,788,549	5.07
Gross Potential Rent	$17,317,450	$14,083,973	$17,544,367	$18,909,357	$24,285,108	$68.82
Other Income(2)	279,977	267,070	297,971	280,186	125,054	0.35
Parking/Garage/Other	958,398	1,080,001	1,192,407	1,255,979	1,255,979	3.56
Total Recoveries	265,510	55,369	419,669	806,062	992,126	2.81
Net Rental Income	$18,821,334	$15,486,413	$19,454,413	$21,251,584	$26,658,268	$75.55
(Vacancy & Credit Loss)	0	0	0	0	(1,788,549)	(5.07)
Effective Gross Income	$18,821,334	$15,486,413	$19,454,413	$21,251,584	$24,869,719	$70.48

Real Estate Taxes	1,004,459	1,016,762	1,033,442	960,113	1,802,924	5.11
Insurance	505,143	426,426	604,544	686,879	171,939	0.49
Management Fee	716,072	466,383	631,460	641,700	746,092	2.11
Other Operating Expenses	3,542,423	3,701,267	4,063,369	3,627,584	4,429,351	12.55
Other Fixed Expense	0	0	0	0	0	0.00
Total Expenses	$5,768,097	$5,610,838	$6,332,815	$5,916,275	$7,150,306	$20.26

Net Operating Income(3)	$13,053,238	$9,875,575	$13,121,598	$15,335,309	$17,719,413	$50.22
Replacement Reserves	0	0	0	0	88,218	0.25
TI/LC	0	0	0	0	705,740	2.00
Non-Recurring Items	0	0	0	0	(350,000)	(0.99)
Net Cash Flow	$13,053,238	$9,875,575	$13,121,598	$15,335,309	$17,275,455	$48.96

Occupancy %	95.6%	89.4%	89.0%	92.7%(4)	92.6%(4)
NOI DSCR(5)	2.01x	1.52x	2.02x	2.36x	2.73x
NCF DSCR(5)	2.01x	1.52x	2.02x	2.36x	2.66x
NOI Debt Yield(5)	13.4%	10.2%	13.5%	15.8%	18.2%
NCF Debt Yield(5)	13.4%	10.2%	13.5%	15.8%	17.8%

(1)	UW Base Rent includes rent steps through January 2026 totaling $375,696, representing approximately 1.7% of underwritten base rent (excluding such rent steps), and straight line rent averaging for investment grade tenants totaling $421,843.
(2)	UW Other Income is comprised of approximately $36,000 of storage rent, approximately $20,000 of antenna fees, and other miscellaneous income from tenant billbacks, license fees and OT HVAC income of approximately $69,000. The higher figures during the historical periods included the seller's recovery of management office rent ranging from approximately $133,000 to approximately $159,000 each year, which is no longer applicable.
(3)	The decrease in Net Operating Income from 2021 to 2022 was primarily attributed to an additional approximately $3.4 million in free rent booked in 2022 compared to 2021. The subsequent increase in Net Operating Income from 2022 to UW was primarily attributed to partial/full year rents for new/expansion leases commencing in 2023 and 2024 and an approximately $1.8 million decrease in free rent booked in 2023.
(4)	UW Occupancy % represents economic occupancy. The Plaza at Walnut Creek Property was 92.7% physically occupied as of January 31, 2025.
(5)	The financial information presented above is based on The Plaza at Walnut Creek Whole Loan.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-34

Office - Suburban	Loan #3	Cut-off Date Balance:	$73,500,000
1331-1333 North California Boulevard	The Plaza at Walnut Creek	Cut-off Date LTV:	59.8%
Walnut Creek, CA 94596		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	18.2%

Escrows and Reserves.

Real Estate Taxes – The loan documents require ongoing monthly reserves for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially estimated to be $77,188.

Insurance – The loan documents require an ongoing monthly deposit into an insurance reserve equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies; provided that no deposits are required so long as the borrower maintains insurance coverage for The Plaza at Walnut Creek Property as part of blanket or umbrella coverage reasonably approved by the lender.

Replacement Reserve – The loan documents require an ongoing monthly replacement reserve deposit of $7,352.

Leasing Reserve – The loan documents require the borrower to make an upfront deposit of $3,500,000 and ongoing monthly deposits of $58,812 for tenant improvements and leasing commissions.

Lockbox and Cash Management. The Plaza at Walnut Creek Whole Loan is structured with a soft lockbox and springing cash management. The borrower and property manager are required to deposit all rents and other income directly into an established deposit account within three business days of receipt. So long as no Trigger Period (as defined below) is continuing, all funds in the lockbox account will be transferred on each business day to the borrower’s operating account. During the continuance of a Trigger Period, funds in the lockbox account are required to be swept to a lender-controlled cash management account to be disbursed in accordance with the cash management waterfall set forth in the loan documents. Any excess funds after the waterfall are required to be deposited into an excess cash flow account to serve as additional collateral for the loan.

A “Trigger Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default; or
(ii)	the debt service coverage ratio (“DSCR”) being less than 1.40x as of the end of any calendar quarter.

A Trigger Period will end upon the occurrence of the following:

(i)	with regard to clause (i) above, the cure of such event of default; or
(ii)	with regard to clause (ii) above, the DSCR being equal to or greater than 1.45x.

Outstanding TI/LC and Free Rent Guaranty. In lieu of a reserve, the total amount of $4,579,274 in outstanding TILCs and free rent was guaranteed by the guarantor.

Terrorism Insurance. The Plaza at Walnut Creek Whole Loan documents require an “all risk” insurance policy on a full replacement cost basis, including business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity of six months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-35

Self Storage – Self Storage	Loan #4	Cut-off Date Balance:	$51,500,000
2424 Castleton Commerce Way	Storage Depot - Virginia Beach	Cut-off Date LTV:	67.1%
Virginia Beach, VA 23456		UW NCF DSCR:	1.24x
		UW NOI Debt Yield:	8.4%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-36

Self Storage – Self Storage	Loan #4	Cut-off Date Balance:	$51,500,000
2424 Castleton Commerce Way	Storage Depot - Virginia Beach	Cut-off Date LTV:	67.1%
Virginia Beach, VA 23456		UW NCF DSCR:	1.24x
		UW NOI Debt Yield:	8.4%

CHESAPEAKE BAY BRIDGE-TUNNEL
Chesapeake Bay
Fort Story
First Landing State Park
Shore Dr
Chic Beach Shopping Center
Bayville Golf Club
Broad Bay
Lynnhaven Bay
Broad Bay Country Club
Great Neck Park
Alanton
Sentara Independence
Kings Grant
N. Great Neck Rd
Sentara Virginia Beach General Hospital
Atlantic Ave
Navy SEAL Monument
Cavalier Golf and Yacht Club
31 Ocean
Independence Blvd
Hilltop East Shopping Ctr.
Marketplace at Hilltop
DOWNTOWN VIRGINIA BEACH
Lynnhaven
London Bridge Plaza
Virginia Beach Convention Ctr.
Pembroke Square
Columbus Village
Virginia Beach Blvd
Birdneck Shopping Center
Atlantic Fun Park
Atlantic Ocean
Oceana Blvd
The Timberland Company
Norfolk 9 miles
Windsor Woods
S. Rosemont Rd
Amazon Flex
Oceana Naval Air Station
Bow Creek Country Club
Lynnhaven Mall
STIHL Inc.
VA Aquarium & Marine Science Ctr.
S. Plaza Trl
Lynnhaven Crossing
VIRGINIA BEACH
Gen. Booth Blvd
Red Wing Lake Golf Course
Storage Depot – Virginia Beach
2424 Castleton Commerce Way
Virginia Beach, VA 23456
Aeropines Golf Course
Booth Hill Shopping Ctr.
Dam Neck
Dam Neck Rd
Tidewater Comm. Coll. Virginia Beach
General Booth Plaza
London Bridge Rd
GEICO Corp. Office
Independence Blvd
Sentara Princess Anne Hospital
Woodhouse Corner
US Navy Amphibious Base
Princess Anne Rd
Strawbridge Marketplace
Veterans United Home Loans Amphitheater at Virginia Beach
Red Mill Commons
TPC at Virginia Beach
Lake Tecumseh
Red Mill Walk
Sandbridge Commons
N. Landing Rd
Heron Ridge Golf Club
Indian River Rd
Pungo
W. Neck Rd
West Neck Creek
Princess Anne Rd
North Landing River
Fentress Naval Auxiliary Field
Chesapeake
Poquoson
Chesapeake Bay
Hampton
Newport News
Atlantic Ocean
NORFOLK
Suffolk
Portsmouth
VIRGINIA BEACH
Chesapeake

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-37

Mortgage Loan No. 4 – Storage Depot - Virginia Beach

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Virginia Beach, VA 23456
Original Balance:	$51,500,000			General Property Type:	Self Storage
Cut-off Date Balance:	$51,500,000			Detailed Property Type:	Self Storage
% of Initial Pool Balance:	7.0%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2008/2014
Borrower Sponsor:	Cohen Investment Group			Size:	388,718 SF
Guarantors:	Hugh D. Cohen and Joel T. Flax			Cut-off Date Balance per SF(2):	$132
Mortgage Rate:	6.6500%			Maturity Date Balance per SF(2):	$132
Note Date:	12/5/2024			Property Manager:	Storage Asset Management, LLC
Maturity Date:	1/1/2030			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$4,326,876
Amortization Term:	0 months			UW NCF:	$4,297,686
IO Period:	60 months			UW NOI Debt Yield:	8.4%
Seasoning:	1 month			UW NCF Debt Yield:	8.3%
Prepayment Provisions:	L(25),D(28),O(7)			UW NOI Debt Yield at Maturity:	8.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.24x
Additional Debt Type:	NAP			Most Recent NOI:	$4,062,324 (10/31/2024 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$4,073,172 (12/31/2023)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$4,038,646 (12/31/2022)
				Most Recent Occupancy(3):	89.8% (11/4/2024)
Reserves(1)				2nd Most Recent Occupancy:	91.8% (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	93.7% (12/31/2022)
RE Taxes:	$93,433	$46,716	NAP	Appraised Value (as of):	$76,800,000 (10/8/2024)
Insurance:	$0	Springing	NAP	Appraised Value per SF(2):	$198
Replacement Reserve:	$0	$2,433	NAP	Cut-off Date LTV Ratio:	67.1%
Building 1400B Restoration Reserve(3):	$429,649	$0	NAP	Maturity Date LTV Ratio:	67.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$51,500,000	85.1%	Loan Payoff:	$57,257,250	94.6%
Borrower Sponsor Equity:	$9,005,015	14.9%	Closing Costs:	$2,724,683	4.5%
			Reserves:	$523,082	0.9%
Total Sources:	$60,505,015	100.0%	Total Uses:	$60,505,015	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	The Storage Depot - Virginia Beach Property (as defined below) features traditional storage units and larger warehouse units with an average unit size of 496 SF.
(3)	There was a fire at the Storage Depot - Virginia Beach Property on August 19, 2024, which affected 39 units (25 drive up and 14 indoor units). After origination, the borrower deposited approximately $429,649 (which represents the property insurance proceeds) to a reserve for the reconstruction of the units, which the borrower expects to be completed by April 2025. Most recent occupancy adjusted for the units affected by the fire is 90.5%.

The Mortgage Loan. The fourth largest mortgage loan (the “Storage Depot - Virginia Beach Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $51,500,000 and secured by a first priority fee mortgage encumbering a 388,718 SF self storage property located in Virginia Beach, Virginia (the “Storage Depot - Virginia Beach Property”).

The Borrower and the Borrower Sponsor. The borrower is CIG Castleton LLC, a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsor is Cohen Investment Group (“CIG”) and the non-recourse carveout guarantors are Hugh D. Cohen and Joel T. Flax.

Hugh D. Cohen and Joel T. Flax are principals of CIG, a privately owned commercial real estate investment firm headquartered in Virginia Beach, Virginia and specializing in asset management, accounting, property management, acquisitions, dispositions, analysis and reporting. With a footprint spanning 13 states in the Southeast, Mid-Atlantic, and Midwest United States, CIG owns a diverse portfolio of assets with a core focus on multifamily and self storage properties. CIG's current investment portfolio includes 51 self storage and seven multifamily properties.

The Property. The Storage Depot - Virginia Beach Property is a 388,718 SF, 783-unit self storage facility located in Virginia Beach, Virginia. The Storage Depot - Virginia Beach Property was developed in phases from 2008 through 2014 and is comprised of one two-story building and seventeen single-story buildings situated on a 29.42-acre site. The Storage Depot - Virginia Beach Property offers a variety of unit types, including exterior drive-up non-climate-controlled units, interior non-climate-controlled units, interior climate-controlled units and commercial warehouse units. Additionally, there are 190 uncovered parking spaces available to rent as well as a 950 SF apartment unit over the manager's office. The storage units range from 25 SF to 420 SF, and the warehouse units range from 450 SF to 2,700 SF, with an average unit size of 496 SF. The commercial warehouse units operate like flex industrial space and are rented on a month-to-month basis like typical storage units.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-38

Self Storage – Self Storage	Loan #4	Cut-off Date Balance:	$51,500,000
2424 Castleton Commerce Way	Storage Depot - Virginia Beach	Cut-off Date LTV:	67.1%
Virginia Beach, VA 23456		UW NCF DSCR:	1.24x
		UW NOI Debt Yield:	8.4%

In addition to the storage buildings, the Storage Depot - Virginia Beach Property includes a management and leasing office and supply store. Amenities at the Storage Depot - Virginia Beach Property include secured entry with electronic gate and keypad access, perimeter fencing, 24-hour video surveillance, onsite management, wide driveways for the drive-up units and exterior lighting. As of November 4, 2024, the Storage Depot - Virginia Beach Property was 89.8% occupied. Since the borrower’s acquisition of the Storage Depot – Virginia Beach Property in 2021, monthly occupancies have ranged from approximately 90%-96%.

The following table presents certain information relating to the unit mix at the Storage Depot - Virginia Beach Property:

Unit Mix(1)
Unit Type	Net Rentable Area (SF)	% of Net Rentable Area (SF)	Occupied SF	Occupancy % (SF)(2)	# of Units	% of Total Units	Occupied Units	Avg. Unit Size (SF)	Avg. Actual Rent Per Unit(3)	Avg. Market Rent Per Unit
Apartment	950	0.2%	950	100.0%	1	0.1%	1	950	$1,000	$1,000
Drive-up Non-Climate Controlled	25,558	6.6%	17,898	70.0%	138	17.6%	109	185	$288	$278
Interior Non-Climate Controlled	5,660	1.5%	3,690	65.2%	44	5.6%	25	129	$182	$198
Interior Climate Controlled	29,675	7.6%	27,755	93.5%	227	29.0%	210	131	$207	$209
Warehouse Units	326,875	84.1%	298,750	91.4%	373	47.6%	341	876	$1,066	$1,075
Total/Wtd. Avg.	388,718	100.0%	349,043	89.8%	783	100.0%	686	496	$630	$634

(1)	Based on the borrower rent roll dated November 4, 2024.
(2)	There was a fire at the Storage Depot - Virginia Beach Property on August 19, 2024, which affected 39 units (25 drive up and 14 indoor units). After origination, the borrower deposited approximately $429,649 (which represents the property insurance proceeds) to a reserve for the reconstruction of the units, which the borrower expects to be completed by April 2025. Most recent occupancy adjusted for the units affected by the fire is 90.5%.
(3)	Avg. Actual Rent Per Unit is calculated using actual rent for occupied units and market rent for vacant units.

The Market. The Storage Depot - Virginia Beach Property is located in Virginia Beach, Virginia and is part of the Norfolk/Hampton Roads market and Lynnhaven/Oceana sub-market. The Storage Depot - Virginia Beach Property is situated approximately four miles south of Naval Air Station Oceana, eight miles southeast of the Virginia Beach Central Business District and eight miles southwest of the Virginia Beach oceanfront. The Naval Air Station Oceana is a major demand driver in the submarket with approximately 10,500 active navy personnel, 10,000 family members and 4,500 civilian personnel, making it the second-largest employer in Virginia Beach. Amazon recently completed a 219,000 SF delivery station and is constructing a new 650,000 SF fulfillment center less than a mile away from the Storage Depot - Virginia Beach Property. The two centers are expected to bring more than 1,000 direct new jobs to the city of Virginia Beach and numerous indirect businesses and jobs surrounding the Amazon centers.

According to the appraisal, as of October 2024, there was 1,237,844 SF of self storage space (5,653 units) located within a three-mile radius of the Storage Depot - Virginia Beach Property, with an average vacancy of 8.8%. The Storage Depot - Virginia Beach Property is located in the Lynnhaven industrial submarket, which as of the third quarter of 2024, had an inventory of approximately 11.76 million SF with vacancy of 1.5%.

The competitive self storage properties identified in the appraisal have non-climate-controlled rents ranging from $64 per unit to $238 per unit and climate-controlled rents ranging from $49 per unit to $398 per unit. The warehouse rents range from $11.33 PSF to $25.00 PSF, with an average of $15.65 PSF. Overall, the appraiser concluded an average market rent of $634 per unit for the Storage Depot - Virginia Beach Property. The current average in-place rents at the Storage Depot - Virginia Beach Property are $611 per unit, which are 3.8% lower than market rent. The appraiser also concluded the average parking space actual rents of $236 per unit which are in line with the average market rents at the Storage Depot - Virginia Beach Property of $237 per unit.

According to the appraisal, the 2023 population within a one-, three- and five-mile radius of the Storage Depot - Virginia Beach Property was 5,513, 53,839 and 162,461, respectively. The 2023 average household income within the same radii was $151,751, $133,863 and $119,901, respectively.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-39

Self Storage – Self Storage	Loan #4	Cut-off Date Balance:	$51,500,000
2424 Castleton Commerce Way	Storage Depot - Virginia Beach	Cut-off Date LTV:	67.1%
Virginia Beach, VA 23456		UW NCF DSCR:	1.24x
		UW NOI Debt Yield:	8.4%

The following table presents information regarding certain competitive properties to the Storage Depot - Virginia Beach Property:

Competitive Properties Summary(1)
Property Name/Location	Year Built / Renovated	Net Rentable Area (SF)	Occupancy	Number of Units	Distance to Subject	Amenities
Storage Depot - Virginia Beach 2424 Castleton Commerce Way Virginia Beach, VA	2008 / 2014	388,718(2)	89.8%(2)(3)	783(2)	-	Exterior Lighting, Keypad Entry, On-Site Manager, Parking, Perimeter Fence, Video Cameras, Electronic Gate, Loading Bay
Allsafe Self Storage - 2100 2100 McComas Way Virginia Beach, VA	2001 / NAP	58,326	90.5%	502	1.4 miles	Exterior Lighting, Keypad Entry, On-Site Manager, Perimeter Fence, Video Cameras, Electronic Gate
Extra Space - 1533 1533 Harpers Road Virginia Beach, VA	2003 / NAP	38,640	89.0%	368	1.6 miles	Exterior Lighting, Keypad Entry, On-Site Manager, Parking, Perimeter Fence, Video Cameras, Electronic Gate
Prime (Fort) Storage - 2744 2744 Dam Neck Road Virginia Beach, VA	2007 / NAP	66,060	NAV	686	1.7 miles	Exterior Lighting, Keypad Entry, On-Site Manager, Parking, Perimeter Fence, Video Cameras, Electronic Gate
Extra Space - 1545 1545 General Booth Blvd Virginia Beach, VA	2002 / NAP	107,026	97.0%	1,043	2.2 miles	Exterior Lighting, Keypad Entry, On-Site Manager, Perimeter Fence, Video Cameras, Electronic Gate
Public Storage - 1489 1489 General Booth Blvd Virginia Beach, VA	1988 / NAP	50,100	91.5%	449	2.2 miles	Exterior Lighting, Keypad Entry, On-Site Manager, Parking, Perimeter Fence, Video Cameras, Electronic Gate
StorageMart - 3212 3212 Dam Neck Road Virginia Beach, VA	2001 / NAP	145,994	90.0%	889	2.4 miles	Exterior Lighting, Keypad Entry, On-Site Manager, Parking, Perimeter Fence, Video Cameras, Electronic Gate

(1)	Source: Appraisal.
(2)	Based on the borrower rent roll dated November 4, 2024.
(3)	There was a fire at the Storage Depot - Virginia Beach Property on August 19, 2024, which affected 39 units (25 drive up and 14 indoor units). After origination, the borrower deposited approximately $429,649 (which represents the property insurance proceeds) to a reserve for the reconstruction of the units, which the borrower expects to be completed by April 2025. Most recent occupancy adjusted for the units affected by the fire is 90.5%.

Appraisal. The appraiser concluded to an “as-is” value for the Storage Depot - Virginia Beach Property of $76,800,000 as of October 8, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated November 19, 2024, there was no evidence of any recognized environmental conditions at the Storage Depot - Virginia Beach Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-40

Self Storage – Self Storage	Loan #4	Cut-off Date Balance:	$51,500,000
2424 Castleton Commerce Way	Storage Depot - Virginia Beach	Cut-off Date LTV:	67.1%
Virginia Beach, VA 23456		UW NCF DSCR:	1.24x
		UW NOI Debt Yield:	8.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Storage Depot - Virginia Beach Property:

Cash Flow Analysis(1)
	2022	2023	10/31/2024 TTM	UW	UW Per SF
Gross Potential Rent(2)	$5,287,055	$5,498,662	$5,574,035	$6,474,743	$16.66
Vacancy/Credit Loss	$0	$0	$0	($792,739)	($2.04)
Other Income(3)	$126,062	$217,567	$285,366	$294,235	$0.76
Effective Gross Income	$5,413,117	$5,716,229	$5,859,401	$5,976,239	$15.37

Real Estate Taxes	$325,082	$506,884	$543,878	$539,868	$1.39
Insurance	$332,918	$393,807	$517,672	$399,744	$1.03
Other Operating Expenses	$716,471	$742,366	$735,527	$709,751	$1.83
Total Operating Expenses	$1,374,471	$1,643,057	$1,797,077	$1,649,363	$4.24

Net Operating Income	$4,038,646	$4,073,172	$4,062,324	$4,326,876	$11.13
Replacement Reserves	$0	$0	$0	$29,190	$0.08
Net Cash Flow	$4,038,646	$4,073,172	$4,062,324	$4,297,686	$11.06

Occupancy	93.7%	91.8%	89.8%(4)	87.8%(5)
NOI DSCR	1.16x	1.17x	1.17x	1.25x
NCF DSCR	1.16x	1.17x	1.17x	1.24x
NOI Debt Yield	7.8%	7.9%	7.9%	8.4%
NCF Debt Yield	7.8%	7.9%	7.9%	8.3%

(1)	Further historical information is not available as the borrower purchased the Storage Depot – Virginia Beach Property in 2021.
(2)	UW Gross Potential Rent is based on the borrower rent roll dated November 4, 2024.
(3)	Other Income includes admin fees, late fees, stored property protection fees and commissions, ancillary services and store sales.
(4)	Represents occupancy based on the borrower rent roll dated November 4, 2024.
(5)	Based on an economic vacancy of 12.2%.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $93,433 for real estate taxes. After origination, the borrower deposited approximately $429,649 (which represents the property insurance proceeds) into a reserve for the reconstruction of the 39 units damaged by fire.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $46,716.

Insurance – If there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis. The Storage Depot - Virginia Beach Property is currently insured under a blanket insurance policy.

Replacement Reserves – On a monthly basis, the borrower is required to deposit $2,433 for replacement reserves.

Lockbox and Cash Management. The Storage Depot - Virginia Beach Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Period (defined below) or an event of default, the borrower is required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the Storage Depot - Virginia Beach Property are required to be deposited by the borrower. During a Cash Sweep Period, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and disbursed in accordance with the Storage Depot - Virginia Beach Mortgage Loan documents. Also, during a Cash Sweep Period, all excess cash is required to be collected by the lender and held as additional security for the Storage Depot - Virginia Beach Mortgage Loan.

A “Cash Sweep Period” will commence upon (i) the occurrence of a Building 1400B Restoration Funds Trigger Event (as defined below) or (ii) the debt service coverage ratio falling below 1.15x on a trailing six-month basis (tested quarterly), and will expire upon (a) with respect to clause (i) above, the Building 1400B Restoration Funds Trigger Event having been cured or (b) with respect to clause (ii) above, the debt service coverage ratio being at least 1.20x on a trailing six-month basis (tested quarterly) for two consecutive quarters.

A “Building 1400B Restoration Funds Trigger Event” means the borrower’s failure to deposit approximately $429,649 into the Building 1400B Restoration Reserve account within 30 days of loan origination.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and is required to obtain and maintain business interruption insurance for 18 months plus a 6-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-41

Hospitality – Various	Loan #5	Cut-off Date Balance:	$43,000,000
Various	AHIP Hotel Portfolio	Cut-off Date LTV:	55.2%
Various		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	15.8%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-42

Hospitality – Various	Loan #5	Cut-off Date Balance:	$43,000,000
Various	AHIP Hotel Portfolio	Cut-off Date LTV:	55.2%
Various		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	15.8%

Glenwillard
Edgeworth
Sewickley Heights
Franklin Park
McCandless
Sewickley
Moon Township
Coraopolis
Glenfield
Emsworth
Ben Avon Heights
Avalon
Bellevue
West View
Pittsburgh International Airport
Carnot-Moon
Reserve Township
Kennedy Township
Robinson Township
McKees Rocks
Perry South
Enlow
Imperial
PITTSBURGH
Ingram
Elliott
Thornburg
Crafton
Beechview
Mount Oliver
Oakdale
Rennerdale
Carnegie
Noblestown
ALLEGHENY COUNTY
Heidelberg
Brookline
Carrick
Sturgeon
McDonald
Mt. Lebanon
Castle Shanon
WASHINGTON COUNTY
Bridgeville
Upper St. Clair
Whitehall
Bethel Park

Ansonia
Monroe
Derby
NEW HAVEN COUNTY
NEW HAVEN
FAIRFIELD COUNTY
Shelton
Orange
West Haven
Trumbull
Milford
Stratford
BRIDGEPORT
Fairfield
Long Island Sound

AHIP Hotel Portfolio	
1 Residence Inn Neptune	Neptune, NJ
2 Hampton Inn & Suites Baltimore Arundel Mills	Hanover, MD
3 Hilton Garden Inn Milford	Milford, CT
4 Fairfield Inn & Suites Titusville Kennedy Space Center	Titusville, FL
5 Fairfield Inn & Suites Pittsburgh Airport Robinson Township	Pittsburgh, PA

Ellicott City
HOWARD COUNTY
Catonsville
BALTIMORE COUNTY
BALTIMORE
Lansdowne
Arbutus
Ilchester
Patapsco
Brooklyn Park
Elkridge
Linthicum Heights
Columbia
Ferndale
Baltimore/Washington Intl - Thurgood Marshall Airport
Hanover
Glen Burnie
Jessup
Severn
ANNE ARUNDEL COUNTY
Annapolis Junction
Maryland City
Fort Meade
Odenton
Severna Park

Mims
Atlantic Ocean
NASA Shuttle Landing Facility
BREVARD COUNTY
Titusville
Indian River
Merritt Island National Wildlife Refuge
Port St. John
ORANGE COUNTY
Banana River
Martin Andersen
Cocoa
Merritt Island
Cape Canaveral
Canaveral Groves
OSCEOLA COUNTY
Cocoa Beach

Shrewsbury
Monmouth Beach
Oceanport
Colts Neck
Eatontown
Tinton Falls
West Long Branch
Long Branch
Oakhurst
MONMOUTH COUNTY
Wanamassa
Asbury Park
Atlantic Ocean
Wall Township
Farmingdale
Bradley Beach
Belmar
Lake Como
Allenwood
Spring Lake

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-43

Mortgage Loan No. 5 – AHIP Hotel Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location(3):	Various
Original Balance:	$43,000,000			General Property Type:	Hospitality
Cut-off Date Balance:	$43,000,000			Detailed Property Type(3):	Various
% of Initial Pool Balance:	5.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(3):	Various/Various
Borrower Sponsor:	American Hotel Income Properties			Size:	554 Rooms
	REIT Inc.			Cut-off Date Balance per Room:	$77,617
Guarantor:	American Hotel Income Properties			Maturity Date Balance per Room:	$77,617
	REIT Inc.			Property Manager(4)(5):	Various
Mortgage Rate:	7.6300%
Note Date:	1/24/2025
Maturity Date:	2/6/2030			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$6,775,362
Amortization Term:	0 months			UW NCF:	$5,907,595
IO Period:	60 months			UW NOI Debt Yield:	15.8%
Seasoning:	0 months			UW NCF Debt Yield:	13.7%
Prepayment Provisions:	L(24),D(30),O(6)			UW NOI Debt Yield at Maturity:	15.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.78x
Additional Debt Type:	NAP			Most Recent NOI(6):	$6,585,109 (10/31/2024 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI(6):	$4,933,508 (12/31/2023)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(6):	$6,500,166 (12/31/2022)
Reserves(1)				Most Recent Occupancy(6):	73.2% (10/31/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(6):	65.3% (12/31/2023)
RE Taxes:	$82,821	$65,747	NAP	3rd Most Recent Occupancy(6):	74.4% (12/31/2022)
Insurance:	$335,263	Springing	NAP	Appraised Value (as of)(3):	$77,900,000 (Various)
FF&E Reserve:	$83,560	(2)	NAP	Appraised Value per Room:	$140,614
PIP Reserve:	$3,000,000	Springing	NAP	Cut-off Date LTV Ratio:	55.2%
Immediate Repairs:	$56,979	$0	NAP	Maturity Date LTV Ratio:	55.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$43,000,000	99.3%	Loan Payoff:	$38,403,969	88.7%
Sponsor Equity:	$281,511	0.7%	Upfront Reserves:	$3,558,623	8.2%
			Closing Costs:	$1,318,920	3.0%
Total Sources:	$43,281,511	100.0%	Total Uses:	$43,281,511	100.0%

(1)	See “Escrows and Reserves ” below for further discussion of reserve requirements.
(2)	On each payment date the borrowers will deposit an amount equal to 5.0% of the sum of gross rents and operating income for the calendar month two months prior to such payment date.
(3)	See “AHIP Hotel Portfolio Summary” table below for details regarding individual properties.
(4)	Property managers at the Hampton Inn & Suites Baltimore Arundel Mills Property, Residence Inn Neptune Property, Fairfield Inn & Suites Titusville Kennedy Space Center Property, Hilton Garden Inn Milford Property and Fairfield Inn & Suites Pittsburgh Airport Robinson Township Property are One MD Hanover HI Management LLC, One NJ Neptune 230 Management LLC, One FL Titusville FI Management LLC, One CT Milford HGI Management LLC and One Lodging Holdings, LLC (the “Managers”), respectively, all of whom are affiliates of Aimbridge Hospitality LLC (together with the Manager, the “Manager Parties”), the AHIP Hotel Portfolio manager per a master hotel management agreement (the “Master Agreement”).
(5)	The borrowers and certain of their affiliates (collectively, the “Enterprise Parties”) are subject to a lawsuit pending before the Supreme Court of British Columbia filed by the Manager Parties in response to the Enterprise Parties’ notice of default sent to the Manager Parties indicating the Manager Parties’ management failures have caused the Enterprise Parties material harm and seeking resolutions through the alternative dispute resolution provisions set forth in the Master Agreement. The Manager Parties are seeking, among other things, unspecified damages and costs and injunctive relief preventing the Enterprise Parties from taking any steps until the court has determined such alternative dispute resolution is appropriate. The borrowers have represented under the AHIP Hotel Portfolio Mortgage Loan documents that any adverse determination against the Enterprise Parties is unlikely to result in a material adverse effect on any of the borrowers or AHIP Hotel Portfolio Properties. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the prospectus for additional information.
(6)	The decrease in Occupancy and Net Operating Income from 2022 to 2023 and subsequent recovery from 2023 to TTM October 2024 is primarily attributable to (i) a burst pipe and subsequent renovations at the Residence Inn Neptune Property (as defined below), which caused the hotel to close from January through April of 2023, totaling 12,600 room nights offline, (ii) additional renovations at the Residence Inn Neptune Property, which resulted in an additional 2,389 rooms nights offline from May through December of 2023, and (iii) ongoing renovations at the Hilton Garden Inn Milford Property (as defined below), which resulted in approximately 4,215 displaced room nights between January and December 2023.

The Mortgage Loan. The fifth largest mortgage loan (the “AHIP Hotel Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $43,000,000 and secured by the fee interest in 3 limited service, 1 extended-stay and 1 select service hotels located in Hanover, MD, Neptune, NJ, Titusville, FL, Milford, CT, and Pittsburgh, PA (each individually, an “AHIP Hotel Portfolio Property”, and collectively, the “AHIP Hotel Portfolio Properties”).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-44

Hospitality – Various	Loan #5	Cut-off Date Balance:	$43,000,000
Various	AHIP Hotel Portfolio	Cut-off Date LTV:	55.2%
Various		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	15.8%

The Borrowers and the Borrower Sponsor. The borrowers are AHIP NJ Neptune Properties LLC, AHIP NJ Neptune Enterprises LLC, AHIP MD Hanover 7027 Properties LLC, AHIP MD Hanover 7027 Enterprises LLC, AHIP FL Titusville Properties LLC, AHIP FL Titusville Enterprises LLC, AHIP CT Milford Properties LLC, AHIP CT Milford Enterprises LLC, AHIP PA Pittsburgh 1004 Properties LLC and AHIP PA Pittsburgh 1004 Enterprises LLC, each a single-purpose, Delaware limited liability company with one independent director.

The Borrower Sponsor is American Hotel Income Properties REIT Inc. (“AHIP” or the “Borrower Sponsor”). AHIP is a limited partnership formed under the Limited Partnership Act (Ontario) to invest in hotel real estate properties located in the United States. AHIP maintains a portfolio of 49 premium branded, select-service hotels across 20 states and 35 cities in secondary markets with diverse and stable demand generators. AHIP is traded on the Toronto Stock Exchange, while AHIP hotels operate under brands affiliated with Marriott, Hilton, IHG and Choice Hotels through license agreements.

The Properties. The AHIP Hotel Portfolio Properties are comprised of five hotels located across five states (Maryland, New Jersey, Florida, Connecticut and Pennsylvania), totaling 554 rooms: Hampton Inn & Suites Baltimore Arundel Mills (the “Hampton Inn & Suites Baltimore Arundel Mills Property”), Residence Inn Neptune (the “Residence Inn Neptune Property”), Fairfield Inn & Suites Titusville Kennedy Space Center (the “Fairfield Inn & Suites Titusville Property”), Hilton Garden Inn Milford (the “Hilton Garden Inn Milford Property”) and Fairfield Inn & Suites Pittsburgh Airport Robinson Township (the “Fairfield Inn & Suites Pittsburgh Property”). The AHIP Hotel Portfolio Properties each benefit from brand affiliations with either Marriott (3 hotels / 54.9% of rooms) or Hilton (2 hotels / 45.1% of rooms), both market leaders in the select-service and extended-stay hotel sectors.

The following table presents certain information relating to the AHIP Hotel Portfolio Properties:

AHIP Hotel Portfolio Summary
Property Name	Property Sub-Type	Allocated Cut-Off Date Balance	% of Portfolio Cut-Off Date Balance	Year Built/Renovated	Rooms	Underwritten NCF	% of Underwritten NCF	Appraised Value	% of Appraised Value
Residence Inn Neptune Property	Extended Stay	$12,750,963	29.7%	2007 / 2022	105	$1,677,199	28.4%	$23,100,000	29.7%
Hampton Inn & Suites Baltimore Arundel Mills Property	Limited Service	$10,818,999	25.2%	2002 / 2014, 2022-2023	130	$1,648,164	27.9%	$19,600,000	25.2%
Hilton Garden Inn Milford Property	Select Service	$8,666,239	20.2%	2009 / 2023-2024	120	$934,716	15.8%	$15,700,000	20.2%
Fairfield Inn & Suites Titusville Property	Limited Service	$6,955,071	16.2%	2008 / 2018	96	$1,188,319	20.1%	$12,600,000	16.2%
Fairfield Inn & Suites Pittsburgh Property	Limited Service	$3,808,728	8.9%	2015 / NAP	103	$459,198	7.8%	$6,900,000	8.9%
Total		$43,000,000	100.0%		554	$5,907,595	100.0%	$77,900,000	100.0%

The Residence Inn Neptune Property (29.7% of allocated cut-off date balance): The Residence Inn Neptune Property is a four-story, 105-room, extended-stay hotel that was constructed in 2007. The Residence Inn Neptune Property is located in Neptune, New Jersey in close proximity to the Jersey Shore. Hotel amenities include a fitness room, a lobby workstation, breakfast dining area, a market pantry, a guest laundry room, 400 SF of meeting space, a sports court, 110 surface parking spaces and an outdoor patio and barbecue area. Guestroom offerings include studio queens/kings, one-bedroom suites and two-bedroom suites, featuring separate living and sleeping areas, sleeper sofas, kitchens with full-size appliances, workspaces and smart TVs. The Residence Inn Neptune Property most recently completed a $3.2 million PIP in 2022, including soft goods updates as well as case goods improvements in the breakfast dining area. The Residence Inn Neptune Property is subject to a franchise agreement with Marriott, executed in June 2017 and expiring in March 2027. If, among other events, the franchise agreement fails to be renewed or replaced by no later than 12 months prior to the franchise expiration date, a cash sweep will be triggered requiring a monthly deposit into the FF&E reserve of not less than $185,000, which will be funded by the excess cash flow generated at the Residence Inn Neptune Property and, if necessary, the borrowers. Such funds are required to be allocated toward completion of property improvement plan in connection with franchise renewal. See “Escrows and Reserves” herein. According to the appraisal, as of 2023, the estimated segmentation at the Residence Inn Neptune Property is approximately 31% extended-stay, 59% transient and 10% group.

For the trailing 12 months period ending October 2024, the Residence Inn Neptune Property was outperforming its competitive set in occupancy, ADR and RevPAR, having successfully rebounded from damage related disruption and capitalized on recent renovation. The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Residence Inn Neptune Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Residence Inn Neptune Property(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	64.7%	$150.08	$97.17	88.0%	$139.09	$122.39	135.9%	92.7%	126.0%
2022	70.3%	$165.79	$116.60	73.2%	$162.94	$119.33	104.1%	98.3%	102.3%
2023(4)	75.4%	$177.04	$133.46	39.5%	$179.78	$71.08	52.5%	101.5%	53.3%
Oct. 2024(4)	67.1%	$176.35	$118.37	69.2%	$186.30	$128.89	103.1%	105.6%	108.9%

Source: Third-party research report.

(1)	Variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	According to a third-party research report, the competitive set includes the Hawthorn Suites by Wyndham Tinton Falls, Homewood Suites by Hilton Eatontown, Hampton Inn Neptune/Wall and Holiday Inn Express Neptune.
(3)	Residence Inn Neptune metrics are based on the historical operating statements provided by the Borrower Sponsor.
(4)	The Residence Inn Neptune Property experienced (i) a burst pipe and subsequent renovations which caused the hotel to close from January through April of 2023, totaling 12,600 room nights offline, and (ii) additional renovations, which resulted in an additional 2,389 rooms nights offline from May through December of 2023.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-45

Hospitality – Various	Loan #5	Cut-off Date Balance:	$43,000,000
Various	AHIP Hotel Portfolio	Cut-off Date LTV:	55.2%
Various		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	15.8%

Hampton Inn & Suites Baltimore Arundel Mills Property (25.2% of allocated cut-off date balance): The Hampton Inn & Suites Baltimore Arundel Mills Property is a five-story, 130-room, limited-service hotel that was constructed in 2002. The Hampton Inn & Suites Baltimore Arundel Mills Property is located in Hanover, Maryland, situated along major routes, including interstates and highways, providing accessibility to Baltimore, Maryland. Hotel amenities include an outdoor pool, a fitness room, a breakfast dining area, a business center, a market pantry, a coffee station, a guest laundry room, 1,128 SF of meeting space and 141 surface parking spaces. Guestrooms, 30% of which are suites, are equipped with workspaces, sleeper sofas and HDTVs. The Hampton Inn & Suites Baltimore Arundel Mills Property underwent extensive renovations between November 2022 and March 2023 in connection with the most recent franchise mandated PIP for which the Borrower Sponsor invested approximately $4.1 million ($31,903 per key). Renovations included updates to both public spaces and guestrooms with new carpeting, wall vinyl, light fixtures and furniture, and conversions of all king room tubs to showers. The Hampton Inn & Suites Baltimore Arundel Mills Property is subject to a franchise agreement with Hilton, executed in June 2017 and expiring in June 2032. According to the appraisal, as of 2023, the estimated segmentation at the Hampton Inn & Suites Baltimore Arundel Mills Property is approximately 60% commercial/government, 30% leisure and 10% group with top corporate accounts including Horror Book, RDU Football, EasyPost and Fry Family Group.

For the trailing 12 months period ending October 2024, the Hampton Inn & Suites Baltimore Arundel Mills Property outperformed its competitive set in occupancy, ADR and RevPAR, demonstrating material improvement from 2023 during which the Property underwent significant renovation.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Hampton Inn & Suites Baltimore Arundel Mills Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Hampton Inn & Suites Baltimore Arundel Mills Property(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	60.0%	$95.15	$57.08	60.8%	$112.18	$68.24	101.4%	117.9%	119.6%
2022	72.8%	$109.50	$79.77	72.0%	$130.06	$93.64	98.8%	118.8%	117.4%
2023(4)	78.5%	$111.89	$87.87	69.1%	$134.84	$93.21	88.0%	120.5%	106.1%
Oct. 2024	76.4%	$117.01	$89.42	80.0%	$135.00	$107.98	104.7%	115.4%	120.8%

Source: Third-party research report.

(1)	Variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	According to a third-party research report, the competitive set includes the Holiday Inn Express Baltimore BWI Airport West, SpringHill Suites Baltimore BWI Airport, Hampton Inn Baltimore/Glen Burnie, Aloft Arundel Mills BWI Airport, Fairfield Inn & Suites Arundel Mills BWI Airport, Hilton Garden Inn Hanover Arundel Mills BWI Airport.
(3)	Hampton Inn & Suites Baltimore Arundel Mills metrics are based on the historical operating statements provided by the Borrower Sponsor.

The Hilton Garden Inn Milford Property (20.2% of allocated cut-off date balance): The Hilton Garden Inn Milford Property is a four-story, 120-room, select-service hotel that was constructed in 2009. The Hilton Garden Inn Milford Property is located in the county of New Haven, Connecticut, situated in close proximity to Yale University. Hotel amenities include a restaurant and lounge, an indoor pool, a fitness room, a business center, a market pantry, a guest laundry room, an outdoor patio, 2,701 SF of meeting space and 132 surface parking spaces. Guestroom offerings include double queen and king rooms, as well as king junior and king suites. The Hilton Garden Inn Milford Property underwent extensive renovations between October 2023 and March 2024 in connection with the most recent franchise mandated PIP, updating guestrooms and public areas with new carpeting, wallcoverings, lighting, window treatments and bedding with the Borrower Sponsor having invested $2.8 million. The Hilton Garden Inn Milford Property is subject to a franchise agreement with Hilton, executed in June 2017 and expiring in June 2032. According to the appraisal, as of 2023, the estimated segmentation at the Hilton Garden Inn Milford Property is approximately 60% commercial, 35% leisure and 5% group with top corporate accounts including Dynamic Surface Application, Avelop Airlines, Edgewell Personal Care, Netjets and General Electric.

Historically, the Hilton Garden Inn Milford Property has consistently outperformed its competitive set in both ADR and RevPar since 2021. The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Hilton Garden Inn Milford Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Hilton Garden Inn Milford Property(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	53.3%	$110.29	$58.79	66.5%	$116.43	$77.45	124.8%	105.6%	131.7%
2022	66.4%	$122.05	$81.00	73.6%	$137.36	$101.07	110.9%	112.5%	124.8%
2023(4)	64.9%	$125.41	$81.33	69.4%	$138.72	$96.26	107.0%	110.6%	118.4%
Oct. 2024	68.1%	$125.81	$85.64	67.9%	$139.73	$94.81	99.7%	111.1%	110.7%

Source: Third-party research report.

(1)	Variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	According to a third-party research report, the competitive set includes Hampton Inn Milford, Executive Hotel of New Haven West Haven, Courtyard New Haven Orange/Milford, Holiday Inn Express & Suites Milford and Hyatt Place Milford / New Haven.
(3)	Hilton Garden Inn Milford metrics are based on the historical operating statements provided by the Borrower Sponsor.
(4)	The Hilton Garden Inn Milford Property experienced ongoing renovations, which resulted in approximately 4,215 displaced room nights between January and December 2023.
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-46

Hospitality – Various	Loan #5	Cut-off Date Balance:	$43,000,000
Various	AHIP Hotel Portfolio	Cut-off Date LTV:	55.2%
Various		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	15.8%

The Fairfield Inn & Suites Titusville Property (16.2% of allocated cut-off date balance): The Fairfield Inn & Suites Titusville Property is a four-story, 96-room, limited-service hotel that was constructed in 2008. The Fairfield Inn & Suites Titusville Property is located in Titusville, Florida, adjacent to Interstate 95, the East Coast’s main highway route, providing easy access to the leisure attractions of Orlando. Hotel amenities include an outdoor pool, a fitness room, a breakfast dining area, a business center, a market pantry, a guest laundry room, 1,008 SF of meeting space and 97 surface parking spaces. Guestroom offerings include double queen and king rooms, as well as executive and spa suites, equipped with mini fridges, microwaves, TVs, sleeper sofas and living areas. The hotel underwent renovations in 2018, which included the updating of furnishings and flooring in most areas of the hotel. According to the appraisal, as of 2023, the segmentation at the Fairfield Inn & Suites Titusville Property is approximately 60% commercial/government, 30% leisure and 10% group with top corporate accounts including the United States Department of Defense, United States Department of the Navy and National Aeronautics and Space Administration. According to the Borrower Sponsor, the Fairfield Inn & Suites Titusville Property is scheduled for renovation in 2026 for which a portion of the $3 million upfront reserve is allocated. The Fairfield Inn & Suites Titusville Property is subject to a franchise agreement with Marriott executed in November 2014 and expiring in July 2028. If, among other events, the franchise agreement fails to be renewed or replaced by no later than 12 months prior to the franchise expiration date, a cash sweep will be triggered requiring a monthly deposit into the FF&E reserve of not less than $185,000, which will be funded by the excess cash flow generated at the Fairfield Inn & Suites Titusville Property and, if necessary, the borrowers. Such funds are required to be allocated toward completion of property improvement plan in connection with franchise renewal. See “Escrows and Reserves” herein.

For the trailing 12 months period ending October 2024, the Fairfield Inn & Suites Titusville Property materially outperformed its competitive set in RevPAR and has consistently done so since 2021. Further, the Fairfield Inn & Suites Titusville Property achieved Net Cash Flow growth in the trailing twelve months period of 22.5% to relative 2023.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Fairfield Inn & Suites Titusville Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Fairfield Inn & Suites Titusville Property(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	61.2%	$77.86	$47.68	64.1%	$101.70	$65.21	104.7%	130.6%	136.8%
2022	69.2%	$104.30	$72.21	79.2%	$120.56	$95.47	114.4%	115.6%	132.2%
2023	69.2%	$113.10	$78.31	75.9%	$130.11	$98.81	109.7%	115.0%	126.2%
Oct. 2024	68.9%	$114.16	$78.69	75.0%	$141.37	$106.02	108.8%	123.8%	134.7%

Source: Third-party research report.

(1)	Variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	According to a third-party research report, the competitive set includes Best Western Space Shuttle Inn, Days Inn Titusville Kennedy Space Center, Hampton Inn Titusville/I-95 Kennedy Space Center and Holiday Inn Titusville - Kennedy Space Center.
(3)	Fairfield Inn & Suites Titusville metrics are based on the historical operating statements provided by the Borrower Sponsor.

The Fairfield Inn & Suites Pittsburgh Property (8.9% of allocated cut-off date balance): The Fairfield Inn & Suites Pittsburgh Property is a four-story, 103-room, limited-service hotel that was constructed in 2015. The Fairfield Inn & Suites Pittsburgh Property is located in Pittsburgh, Pennsylvania with shuttle access to and from Robinson Township Airport. Hotel amenities include an indoor pool and whirlpool, a fitness room, breakfast dining area with complimentary daily breakfast, a lobby workstation, a market pantry, 375 SF of meeting space, 101 surface parking spaces and an outdoor patio and barbecue area. Guestroom offerings include double queen and king rooms, as well as queen and king suites, outfitted with mini fridges, microwaves and TVs, as well as sleeper sofas and workspaces. According to the Borrower Sponsor, the Fairfield Inn & Suites Pittsburgh Property is scheduled for renovation in 2026 for which a portion of the $3 million upfront reserve is allocated. Fairfield Inn & Suites Pittsburgh Property is subject to a franchise agreement with Marriott, executed in December 2019 and expiring in October 2035. According to the appraisal, as of 2023, the estimated segmentation at the Fairfield Inn & Suites Pittsburgh Property is approximately 50% commercial, 30% leisure and 20% group with top corporate accounts being Park/Fly, FedEx, CLC, TA Connections and Accenture.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-47

Hospitality – Various	Loan #5	Cut-off Date Balance:	$43,000,000
Various	AHIP Hotel Portfolio	Cut-off Date LTV:	55.2%
Various		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	15.8%

For the trailing 12 months period ending October 2024, the Fairfield Inn & Suites Pittsburgh Property was outperforming its competitive set in ADR, RevPAR and occupancy and has consistently outperformed its competitive set in occupancy and RevPar since 2021. The following table presents historical occupancy, ADR, and RevPAR penetration rates of Fairfield Inn & Suites Pittsburgh Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Fairfield Inn & Suites Pittsburgh Property(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	46.5%	$87.92	$40.89	64.1%	$87.58	$56.16	137.9%	99.6%	137.3%
2022	49.6%	$97.71	$48.44	75.2%	$94.35	$70.99	151.8%	96.6%	146.5%
2023	51.3%	$102.51	$52.61	71.9%	$105.67	$75.99	140.1%	103.1%	144.5%
Oct. 2024	50.2%	$102.15	$51.30	73.4%	$105.73	$77.63	146.2%	103.5%	151.3%

Source: Third-party research report.

(1)	Variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	According to a third-party research report, the competitive set includes Red Roof PLUS+ Pittsburgh South – Airport, Holiday Inn Express & Suites Pittsburgh Airport, La Quinta Inns & Suites Pittsburgh Airport, Comfort Suites Pittsburgh, Wyndham Garden Hotel Pittsburgh Airport, Hilton Garden Inn Pittsburgh Airport South-Robinson Mall.
(3)	Fairfield Inn & Suites Pittsburgh metrics are based on the historical operating statements provided by the Borrower Sponsor.

The Markets. The AHIP Hotel Portfolio Properties are located across five distinct competitive markets in the eastern United States. The following highlights key statistics for each relevant market.

Residence Inn Neptune Property: Located in Neptune, New Jersey, the Residence Inn Neptune Property benefits from a variety of tourism and leisure attractions within the area, including the New Jersey Shore, Gateway National Recreation Area, Monmouth Park Racetrack and Adventure Crossing USA. Additional demand generators during key weekends include special events such as the Garden State Film Festival and the Fall Harvest Festival. The competitive market for the Residence Inn Neptune Property consists of four properties, ranging in size from 95 to 131 rooms, with 431 total rooms (the “Residence Inn Neptune Property Competitive Market”).

The following table presents the primary competitive properties to the Residence Inn Neptune Property:

Competitive Property Summary
Property	Year Built	Rooms	Extended-Stay	Transient	Group	2023 Occupancy	2023 ADR	2023 RevPAR
Residence Inn Neptune(1)	2007	105	31%	59%	10%	39.5%(2)	$179.78	$71.08
Hawthorn Suites by Wyndham Tinton Falls	1988	96	5%	80%	15%	65%-70%	$130-$140	$90-$95
Homewood Suites by Hilton Eatontown	2004	131	30%	60%	10%	80%-85%	$200-$210	$170-$180
Hampton by Hilton Neptune/Wall	2012	109	5%	80%	15%	60%-65%	$180-$190	$115-$120
Holiday Inn Express Neptune	2010	95	30%	60%	10%	55%-60%	$170-$180	$95-$100
Total/Average		536	20%	68%	12%	68%	$178	$121

Source: Appraisal unless otherwise noted.

(1)	Residence Inn Neptune Property 2023 Occupancy, ADR and RevPAR are based on the historical operating statements provided by the Borrower Sponsor.
(2)	Between January and December 2023, the Residence Inn Neptune Property experienced approximately 2,436 offline room nights due to a burst pipe, resulting in a decrease in occupancy and RevPAR at the Residence Inn Neptune Property.

Hampton Inn & Suites Baltimore Arundel Mills Property: Located in Hanover, Maryland within the Washington-Baltimore-Arlington metropolitan statistical area, the Hampton Inn & Suites Baltimore Arundel Mills Property benefits from its proximity to a variety of tourist and leisure attractions. Demand generators include the Inner Harbor, The National Aquarium in Baltimore, Pimlico Race Course and Oriole Park at Camden Yards, while special events, including the International Auto Show and the Preakness race, serve as demand drivers during key weekends. The competitive market for the Hampton Inn & Suites Baltimore Arundel Mills Property consists of seven properties, ranging in size from 96 to 159 rooms, with 925 total rooms (the “Hampton Inn & Suites Baltimore Arundel Mills Property Competitive Market”). The appraisal notes that a Hyatt House recently entered the Hampton Inn & Suites Baltimore Arundel Mills Property Competitive Market and that the existing Sleep Inn is anticipated to be converted into a Holiday Inn Express. According to the appraisal, the newly developed property is not considered to be fully competitive given the differences in product-type, demand base and brand.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-48

Hospitality – Various	Loan #5	Cut-off Date Balance:	$43,000,000
Various	AHIP Hotel Portfolio	Cut-off Date LTV:	55.2%
Various		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	15.8%

The following table presents the primary competitive properties to the Hampton Inn & Suites Baltimore Arundel Mills Property:

Competitive Property Summary
Property	Year Built	Rooms	Commercial	Group	Leisure	2023 Occupancy	2023 ADR	2023 RevPAR
Hampton Inn & Suites Baltimore Arundel Mills(1)	2002	130	60%	10%	30%	69.1%	$134.84	$93.21
SpringHill Suites by Marriott Arundel Mills BWI Airport	2006	128	60%	10%	30%	70%-75%	$115-$120	$80-$85
Aloft Arundel Mills	2009	142	65%	10%	25%	75%-80%	$110-$115	$85-$90
Hilton Garden Inn Hanover Arundel Mills BWI Airport	2009	151	60%	15%	25%	80%-85%	$130-$140	$105-$110
Fairfield by Marriott Arundel Mills BWI Airport	2011	96	60%	5%	35%	75%-80%	$105-$110	$85-$90
Holiday Inn Express BWI Airport West	1989	159	60%	5%	35%	75%-80%	$95-$100	$70-$75
Hampton by Hilton Baltimore Glen Burnie	1989	116	60%	5%	35%	75%-80%	$115-$120	$90-$95
SpringHill Suites by Marriott Baltimore BWI Airport	2001	133	60%	10%	30%	70%-75%	$105-$110	$75-$80
Total/Average		1,055	61%	9%	30%	76%	$115	$87

Source: Appraisal unless otherwise noted.

(1)	The Hampton Inn & Suites Baltimore Arundel Mills Property 2023 Occupancy, ADR and RevPAR are based on the historical operating statements provided by the Borrower Sponsor.

Hilton Garden Inn Milford Property: The Hilton Garden Inn Milford Property, located in New Haven County in Milford, Connecticut, benefits from its location along Interstate 95, the primary corridor traversing the New England region. Owing to the presence of Yale University, New Haven has become an important cultural center, contributing to the county’s various demand generators. Special events, including Yale football games and the Milford Oyster Festival, further bolster lodging demand within the area. The competitive market for the Hilton Garden Inn Milford Property consists of five properties, ranging in size from 86 to 148 rooms, with 550 total rooms (the “Hilton Garden Inn Milford Property Competitive Market”). The appraisal notes that no new hotels are expected within the Hilton Garden Inn Milford Property Competitive Market at this time.

The following table presents the primary competitive properties to the Hilton Garden Inn Milford Property:

Competitive Property Summary
Property	Year Built	Rooms	Commercial	Group	Leisure	2023 Occupancy	2023 ADR	2023 RevPAR
Hilton Garden Inn Milford(1)	2009	120	60%	5%	35%	69.4%	$138.72	$96.26
Best Western Executive Hotel of New Haven West Haven	1985	101	50%	5%	45%	60%-65%	$110-$115	$65-$70
Courtyard by Marriott New Haven Orange Milford	1997	121	60%	5%	35%	65%-70%	$130-$140	$95-$100
Hampton by Hilton Milford	1986	148	55%	5%	40%	55%-60%	$120-$125	$70-$75
Holiday Inn Express & Suites Milford	1985	94	55%	5%	40%	65%-70%	$120-$125	$80-$85
Hyatt Place Milford	2007	86	60%	5%	35%	70%-75%	$130-$140	$90-$95
Total/Average		670	57%	5%	38%	66%	$129	$85

Source: Appraisal unless otherwise noted.

(1)	Hilton Garden Inn Milford Property 2023 Occupancy, ADR and RevPAR are based on the historical operating statements provided by the Borrower Sponsor.

Fairfield Inn & Suites Titusville Property: The Fairfield Inn & Suites Titusville Property, situated in the county of Brevard in Titusville, Florida, benefits from its proximity to the Kennedy Space Center as well as the presence of prominent aerospace and military technology companies within the area, including Boeing, Lockheed Martin, Embraer, SpaceX, Astrotech, and Blue Origin. Leisure attractions in the market range from numerous beaches and nature preserves to rocket launches and space industry museums and attractions. The competitive market for the Fairfield Inn & Suites Titusville Property consists of four properties, ranging in size from 86 to 141 rooms, with 479 total rooms (the “Fairfield Inn & Suites Titusville Property Competitive Market”). The appraisal notes that various hotels have been proposed for development throughout the market; however, given the speculative nature of these projects, they are yet to be considered direct competitors.

The following table presents the primary competitive properties to the Fairfield Inn & Suites Titusville Property:

Competitive Property Summary
Property	Year Built	Rooms	Commercial	Group	Leisure	2023 Occupancy	2023 ADR	2023 RevPAR
Fairfield Inn & Suites Titusville Kennedy Space Center(1)	2008	96	60%	10%	30%	75.9%	$130.11	$98.81
Best Western Space Shuttle Inn	1972	129	25%	10%	65%	60%-65%	$95-$100	$60-$65
Days Inn by Wyndham Titusville Kennedy Space Center	1985	141	45%	5%	50%	65%-70%	$90-$95	$60-$65
Hampton by Hilton Titusville I 95 Kennedy Space Center	2004	86	45%	10%	45%	70%-75%	$140-$150	$100-$105
Holiday Inn Titusville Kennedy Space Center	2010	123	35%	10%	55%	65%-70%	$125-$130	$90-$95
Total/Average		575	41%	9%	50%	70%	$115	$80

Source: Appraisal unless otherwise noted.

(1)	Fairfield Inn & Suites Titusville Property 2023 Occupancy, ADR and RevPAR are based on the historical operating statements provided by the Borrower Sponsor.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-49

Hospitality – Various	Loan #5	Cut-off Date Balance:	$43,000,000
Various	AHIP Hotel Portfolio	Cut-off Date LTV:	55.2%
Various		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	15.8%

Fairfield Inn & Suites Pittsburgh Property: The Fairfield Inn & Suites Pittsburgh Property, located in Pittsburgh, Pennsylvania, benefits from its proximity to Pittsburgh International Airport. Demand generators within the area include Station Square, Acrisure Stadium, Phipps Conservatory and Botanical Gardens, Andy Warhol Museum, Senator John Heinz History Center, Pittsburgh Zoo & Aquarium and the Carnegie Museum of Art. Special events, such as Pittsburgh Steelers NFL games, as well as notable weekends, including graduations and move in/out dates at the area's many local universities, also play a role generating demand. The competitive market for the Fairfield Inn & Suites Pittsburgh Property consists of six properties, ranging in size from 70 to 149 rooms, with 719 total rooms (the “Fairfield Inn & Suites Pittsburgh Property Competitive Market”). The appraisal notes a number of other hotels have been proposed for development throughout the wider market; however, their distance from the Fairfield Inn & Suites Pittsburgh Property does not make them direct competitors.

The following table presents the primary competitive properties to the Fairfield Inn & Suites Pittsburgh Property:

Competitive Property Summary
Property	Year Built	Rooms	Commercial	Group	Leisure	2023 Occupancy	2023 ADR	2023 RevPAR
Fairfield Inn & Suites Pittsburgh Airport Robinson Township (1)	2015	103	50%	20%	30%	71.9%	$105.67	$75.99
La Quinta Inn Pittsburgh Airport	1985	129	55%	10%	35%	45%-50%	$95-$100	$40-$45
Hilton Garden Inn Pittsburgh Airport South- Robinson Mall	2016	118	65%	15%	20%	65%-70%	$125-$130	$85-$90
Holiday Inn Express & Suites Pittsburgh Airport	1987	149	60%	20%	20%	60%-65%	$100-$105	$65-$70
Comfort Suites Pittsburgh	2000	70	50%	15%	35%	40%-45%	$95-$100	$40-$45
Red Roof Inn Pittsburgh Airport	1977	113	65%	5%	30%	35%-40%	$85-$90	$30-$35
Wyndham Garden Pittsburgh Airport	1972	140	55%	20%	25%	40%-45%	$90-$95	$35-$40
Total/Average		822	58%	16%	26%	54%	$103	$56

Source: Appraisal unless otherwise noted.

(1)	Fairfield Inn & Suites Pittsburgh Property 2023 Occupancy, ADR and RevPAR are based on the historical operating statements provided by the Borrower Sponsor.

Appraisal. The appraisals concluded to an aggregate “as is” value for the AHIP Hotel Portfolio Properties of $77,900,000 as of various dates from September 26, 2024 to October 2, 2024.

Environmental Matters. According to the Phase I environmental site assessments dated October 17, 2024 and October 19, 2024, there was no evidence of any recognized environmental conditions at the AHIP Hotel Portfolio Properties.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-50

Hospitality – Various	Loan #5	Cut-off Date Balance:	$43,000,000
Various	AHIP Hotel Portfolio	Cut-off Date LTV:	55.2%
Various		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	15.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the AHIP Hotel Portfolio Properties:

Cash Flow Analysis
	2019	2020	2021	2022(1)	2023(1)	TTM 10/31/2024	UW(2)	UW per Room
Occupancy	81.1%	49.5%	68.4%	74.4%	65.3%	73.2%	73.52%
ADR	$122.57	$104.76	$113.65	$129.29	$133.96	$140.81	$140.81
RevPAR	$99.40	$51.82	$77.73	$96.23	$87.44	$103.11	$103.52

Room Revenue	$20,099,200	$10,507,494	$15,717,208	$19,457,786	$17,682,129	$20,906,675	$20,932,459	$37,784
Food & Beverage	$515,551	$130,088	$134,101	$233,941	$245,440	$262,511	$284,898	$514
Other Departmental Income	$386,484	$193,496	$281,916	$354,572	$359,762	$464,960	$476,813	$861
Total Revenue	$21,001,235	$10,831,078	$16,133,226	$20,046,299	$18,287,330	$21,634,146	$21,694,169	$39,159

Room Expense	$4,469,172	$2,427,416	$3,192,243	$4,679,565	$4,390,474	$5,089,108	$5,064,447	$9,142
Food & Beverage Expense	$611,543	$140,792	$109,961	$325,213	$385,128	$407,450	$401,038	$724
Other Departmental Expense	$109,604	$61,211	$78,851	$106,461	$105,291	$121,531	$129,358	$233
Total Department Expenses	$5,190,319	$2,629,419	$3,381,055	$5,111,239	$4,880,892	$5,618,090	$5,594,843	$10,099
Departmental Profit	$15,810,916	$8,201,659	$12,752,171	$14,935,060	$13,406,438	$16,016,056	$16,099,327	$29,060

Management Fee	$605,310	$290,832	$418,829	$593,826	$545,711	$646,763	$650,825	$1,175
Real Estate Taxes	$870,709	$928,948	$897,071	$880,807	$798,103	$781,445	$765,979	$1,383
Insurance	$175,662	$204,955	$260,335	$297,437	$510,283	$590,603	$465,035	$839
Other Expenses	$47,416	$51,710	$52,047	$41,435	$83,788	$69,961	$68,138	$123
Total Undistributed Expenses(3)	$6,995,289	$4,362,256	$5,266,846	$6,621,389	$6,535,045	$7,342,176	$7,373,987	$13,310
Total Expenses	$13,884,705	$8,468,120	$10,276,183	$13,546,133	$13,353,823	$15,049,037	$14,918,807	$26,929

Net Operating Income	$7,116,530	$2,362,958	$5,857,043	$6,500,166	$4,933,508	$6,585,109	$6,775,362	$12,230
FF&E	$840,049	$433,243	$645,750	$801,853	$731,502	$880,292	$867,767	$1,566
Net Cash Flow	$6,276,480	$1,929,715	$5,211,293	$5,698,313	$4,202,006	$5,704,817	$5,907,595	$10,664

NOI DSCR	2.14x	0.71x	1.76x	1.95x	1.48x	1.98x	2.04x
NCF DSCR	1.89x	0.58x	1.57x	1.71x	1.26x	1.71x	1.78x
NOI Debt Yield	16.6%	5.5%	13.6%	15.1%	11.5%	15.3%	15.8%
NCF Debt Yield	14.6%	4.5%	12.1%	13.3%	9.8%	13.3%	13.7%

(1)	The decrease in Occupancy and Net Operating Income from 2022 to 2023 and subsequent recovery from 2023 to TTM October 2024 is primarily attributable to (i) a burst pipe and subsequent renovations at the Residence Inn Neptune Property, which caused the hotel to close from January through April of 2023, totaling 12,600 room nights offline, (ii) additional renovations at the Residence Inn Neptune Property, which resulted in an additional 2,389 rooms nights offline from May through December of 2023, and (iii) ongoing renovations at the Hilton Garden Inn Milford Property, which resulted in approximately 4,215 displaced room nights between January and December 2023.
(2)	Between November and December of 2023 a total of 1,844 room nights were offline at the Hilton Garden Inn Milford. For purposes of the lender underwriting presented above, occupancy is based on TTM October 2024 with exception of November and December of 2024 with respect to the Hilton Garden Inn Milford Property, which were adjusted based on a 105.0% penetration index as compared to the competitive set identified by a third party market data provider for the related months.
(3)	Undistributed Expenses is comprised of administrative & general, information & telecom systems, sales & marketing, franchise fees, property maintenance and utilities expenses.
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-51

Hospitality – Various	Loan #5	Cut-off Date Balance:	$43,000,000
Various	AHIP Hotel Portfolio	Cut-off Date LTV:	55.2%
Various		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	15.8%

The following table presents historical Net Cash Flow at the AHIP Hotel Portfolio Properties:

AHIP Hotel Portfolio Property Historicals(1)
Property Name	2019 NCF	2020 NCF	2021 NCF	2022 NCF	2023 NCF	TTM 10/31/2024 NCF
Residence Inn Neptune Property(2)	1,349,037	1,263,482	2,020,527	1,567,478	571,540	1,580,846
Hampton Inn & Suites Baltimore Arundel Mills Property	1,803,621	346,684	1,089,472	1,476,040	1,264,723	1,683,406
Hilton Garden Inn Milford Property(3)	858,204	(45,540)	855,826	1,094,105	900,628	780,056
Fairfield Inn & Suites Titusville Property	1,715,541	528,959	770,022	1,081,181	971,007	1,189,346
Fairfield Inn & Suites Pittsburgh Property	550,077	(163,870)	475,445	479,508	494,109	471,163
Total	6,276,480	1,929,715	5,211,293	5,698,313	4,202,006	5,704,817
(1)	Metrics are based on the historical operating statements provided by the Borrower Sponsor.
(2)	The decrease in Net Cash Flow from 2022 to 2023 and subsequent recovery at Residence Inn Neptune Property from 2023 to TTM October 2024 is primarily attributable to (i) a burst pipe and subsequent renovations at the Residence Inn Neptune Property, which caused the hotel to close from January through April of 2023, totaling 12,600 room nights offline and (ii) additional renovations at the Residence Inn Neptune Property, which resulted in an additional 2,389 rooms nights offline from May through December of 2023.
(3)	The decrease in Net Cash Flow from 2022 to 2023 and TTM October 2024 is primarily attributable to ongoing renovations at the Hilton Garden Inn Milford Property, which resulted in approximately 4,215 displaced room nights between January and December 2023.

Escrows and Reserves.

Real Estate Taxes – On the loan origination date, the borrowers were required to make an upfront deposit of $82,821 into a reserve for real estate taxes. In addition, the borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the ensuing 12 months (initially estimated to be $65,747).

Insurance – On the loan origination date, the borrowers were required to make an upfront deposit of $335,263 into a reserve to satisfy the requirement to deposit one month’s premium finance installment plan. The borrowers are required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the insurance coverage; provided, however, that such monthly reserves for insurance premiums have been conditionally suspended so long as (i) no event of default has occurred and is continuing and (ii) the insurance coverage for the AHIP Hotel Portfolio Properties is included in a blanket policy approved by the lender in its reasonable discretion. Notwithstanding the foregoing, if the borrowers have provided satisfactory evidence that the borrowers are financing the insurance premiums in accordance with the AHIP Hotel Portfolio Mortgage Loan documents, (a) the borrowers are required to have on deposit with the lender an amount equal to one month’s premium finance installment payment, and the monthly insurance premium deposit requirement will be waived and (b) so long as the insurance premiums are being financed, such amount is required to be held as additional collateral for the AHIP Hotel Portfolio Mortgage Loan.

FF&E – On the loan origination date, the borrowers were required to make an upfront deposit of $83,560 into a reserve for replacements, improvements and repairs to FF&E required to be made during the calendar year. In addition, the borrowers are required to deposit into an FF&E reserve, on a monthly basis, an amount equal to 5.0% of gross rents and operating income from the AHIP Hotel Portfolio Property.

PIP Reserve – On the loan origination date, the borrowers were required to make an initial deposit of $3,000,000 ($5,415 per room). On each payment date thereafter, the borrowers are required to deposit the sums required to complete all work described in any property improvement plan (other than any property improvement plan required to satisfy any Franchise Renewal Criteria (as defined below) or Franchise Replacement Criteria (as defined below)) for the Fairfield Inn & Suites Pittsburgh Property and Fairfield Inn & Suites Titusville Property (the “PA/FL PIP Replacements”).

On each payment date during the continuance of a Franchise Trigger Event (as defined below), (i) all excess cash flow is required to be deposited into the FF&E reserve for replacements and repairs required by any property improvement plan required by the franchisor in connection with the borrowers’ satisfaction of the Franchise Renewal Criteria and Franchise Replacement Criteria and (ii) in the event such excess cash flow deposited in accordance with the foregoing clause (i) is less than $185,000 on such payment date, the borrowers are required to pay an amount such that, together with all excess cash flow deposited, the total amount deposited on the applicable payment date is $185,000. The franchise agreements for the Residence Inn Neptune Property and the Fairfield Inn & Suites Titusville Property are scheduled to expire, respectively, on March 1, 2027 and July 23, 2028. The borrowers are also required to deposit, on each payment date, an amount required to complete all work required by any future property improvement plan (the “Future PIP Monthly Deposit”) other than those described in the foregoing paragraphs.

Immediate Repairs – On the loan origination date, the borrowers were required to make an upfront deposit of $56,979 into a reserve for required repairs. The borrowers are responsible for completing all required repairs within 90 days from the loan origination date.

Lockbox and Cash Management. The AHIP Hotel Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to direct credit card companies to deposit all credit card receipts directly into the lockbox account and to deposit any rents otherwise received in such account within one business day after receipt. If no Cash Sweep Event (as defined below) is continuing, all funds in the lockbox account will be swept each business day to the borrowers’ operating account. During the continuance of a Cash Sweep Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the AHIP Hotel Portfolio Mortgage Loan.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrowers or property manager, (iii) the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of determination being less than 1.20x, (iv) the date that is 12 months prior to the expiration date of any franchise agreement or (v) the termination of any franchise agreement (each of the foregoing (iv) and (v), a “Franchise Trigger Event”).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-52

Hospitality – Various	Loan #5	Cut-off Date Balance:	$43,000,000
Various	AHIP Hotel Portfolio	Cut-off Date LTV:	55.2%
Various		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	15.8%

A Cash Sweep Event will end (a) with respect to clause (i) above, if a cure of the event of default has been accepted by the lender, (b) with respect to clause (ii) above, solely with respect to the property manager, if the property manager is replaced within 120 days with a qualified property manager under a replacement management agreement, (c) with respect to clause (ii) above, solely with respect to the borrowers, based on an involuntary petition against the borrowers with respect to which none of the borrowers, guarantor nor any affiliate thereof colluded with or solicited petitioning creditors or acquiesced in or joined in such involuntary petition, upon such involuntary petition being discharged, stayed or dismissed within 60 days of such filing, otherwise in accordance with the AHIP Hotel Portfolio Mortgage Loan documents, (d) with respect to clause (iii) above, if the debt service coverage ratio is greater than or equal to 1.20x for two consecutive quarters based upon the trailing 12-month period immediately preceding the date of determination, (e) with respect to clause (iv) above, if the borrowers satisfy either (x) the Franchise Renewal Criteria (as defined below) or (y) the Franchise Replacement Criteria (as defined below); or (f) with respect to clause (v), if the borrowers satisfy the Franchise Replacement Criteria; subject, however, to the following: (A) no event of default is continuing, (B) the borrowers have paid all of the lender’s reasonable expenses incurred in connection with the cure of the Cash Sweep Event, including reasonable attorney’s fees and expenses, (C) the borrowers may not cure a Cash Sweep Event more than a total of five times in the aggregate during the term of AHIP Hotel Portfolio Mortgage Loan and (D) except as set forth above, the borrowers have no right to cure a Cash Sweep Event caused by a bankruptcy action of the borrowers.

“Franchise Renewal Criteria” means the lender has received with respect to the franchise agreement that is the subject of the Franchise Trigger Event: (i) a fully executed renewal of the franchise agreement or similar document with a term of at least 10 years acceptable to the lender in its sole discretion, (ii) an updated comfort letter from the applicable franchisor acceptable to the lender in its sole discretion and (iii) (x) completion of any property improvement plan required in connection with such renewed franchise agreement as determined by the lender in its sole discretion or (y) the amount on deposit in the franchise PIP subaccount and allocated specifically for any property improvement plan required in connection with such renewed franchise agreement equals or exceeds an amount equal to 120% of the amount necessary to complete all work described in such property improvement plan (the “Franchise PIP Deposit”).

“Franchise Replacement Criteria” means satisfaction of the following conditions with respect to the franchise agreement that is the subject of the Franchise Trigger Event: (i) the borrowers have entered into a replacement franchise agreement having a term of at least 10 years, and on terms and conditions acceptable to the lender with a qualified franchisor acceptable to the lender; (ii) the delivery to the lender of a tri-party agreement, franchisor comfort letter or similar agreement acceptable to the lender; and (iii) (x) completion of any property improvement plan required in connection with such renewed franchise agreement as determined by the lender in its sole discretion or (y) the amount on deposit in the Franchise PIP Subaccount and allocated specifically for any property improvement plan required in connection with such replacement franchise agreement equals or exceeds the applicable Franchise PIP Deposit.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance for 100% of full replacement cost and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-53

Mixed Use – Multifamily/RV Park/	Loan #6	Cut-off Date Balance:	$40,000,000
Manufactured Housing/Self Storage	Green Caye Village	Cut-off Date LTV:	53.4%
2500 Caroline Street		UW NCF DSCR:	1.31x
Dickinson, TX 77539		UW NOI Debt Yield:	8.8%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-54

Mixed Use – Multifamily/RV Park/	Loan #6	Cut-off Date Balance:	$40,000,000
Manufactured Housing/Self Storage	Green Caye Village	Cut-off Date LTV:	53.4%
2500 Caroline Street		UW NCF DSCR:	1.31x
Dickinson, TX 77539		UW NOI Debt Yield:	8.8%

Green Caye Village
2500 Caroline Street
Galveston, TX 77539
HOUSTON
Pasadena
Taylor Lake Village
El Lago
Seabrook
Galveston Bay
Clear Lake
Clear Lake Shores
Kemah
Webster
League City
South Shore Harbour
Mar Bella
Bacliff
San Leon
Fort Bend
Dickinson
GALVESTON COUNTY
HARRIS COUNTY
Texas City
Santa Fe
La Marque
NASA Johnson Space Center
Downtown Houston 20 miles
Galveston 15 miles
Gulf Frwy
Crossroads Business Park
Ray Holbrook Park
Dickinson Bayou
Galveston County Reservoir

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-55

Mortgage Loan No. 6 – Green Caye Village

Mortgage Loan Information				Property Information
Mortgage Loan Sellers:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Dickinson, TX 77539
Original Balance:	$40,000,000			General Property Type:	Mixed Use
Cut-off Date Balance:	$40,000,000			Detailed Property Type:	Multifamily/RV Park/Manufactured
% of Initial Pool Balance:	5.4%				Housing/Self Storage
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Stonetown MRE Texas, LLC			Year Built/Renovated:	1997/2023-2024
Guarantor:	Stonetown MRE Texas, LLC			Size:	894 Units
Mortgage Rate:	6.41700%			Cut-off Date Balance per Unit:	$44,743
Note Date:	1/14/2025			Maturity Balance per Unit:	$44,743
Maturity Date:	2/11/2030			Property Manager:	Cairn Communities, LLC
Original Term to Maturity:	60 months				(borrower-related)
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$3,532,687
Seasoning:	0 months			UW NCF:	$3,412,372
Prepayment Provisions:	L(24),YM1(29),O(7)			UW NOI Debt Yield:	8.8%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield:	8.5%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	8.8%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.31x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$3,153,499 (TTM 10/31/2024)
				2nd Most Recent NOI:	$3,283,268 (12/31/2023)
				3rd Most Recent NOI:	$3,160,204 (12/31/2022)
Reserves(1)				Most Recent Occupancy:	89.4% (12/23/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	85.7% (12/31/2023)
RE Taxes:	$64,109	$64,109	NAP	3rd Most Recent Occupancy:	87.4% (12/31/2022)
Insurance:	$187,068	$93,534	NAP	Appraised Value (as of):	$74,900,000 (10/28/2024)
Replacement Reserve:	$0	$10,026	NAP	Appraised Value per Unit:	$83,781
				Cut-off Date LTV Ratio:	53.4%
				Maturity Date LTV Ratio:	53.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Original Loan Amount:	$40,000,000	89.0%	Loan Payoff:	$40,632,345	90.4%
Borrower Sponsor Equity:	$4,941,749	11.0%	Closing Costs:	$4,058,228	9.0%
			Upfront Reserves:	$251,177	0.6%
Total Sources:	$44,941,749	100.0%	Total Uses:	$44,941,749	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The sixth largest mortgage loan (the “Green Caye Village Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $40,000,000 and secured by the fee interest in a mixed use property consisting of 270 multifamily units, 289 RV spaces, 157 manufactured housing pad sites, and 178 self storage/parking units located in Dickinson, TX (the “Green Caye Village Property”).

The Borrower and the Borrower Sponsor. The borrower is Stonetown Green Caye Borrower, LLC, a single purpose Delaware limited liability company with one independent director. The borrower sponsor and non-recourse carveout guarantor of the Green Caye Village Property is Stonetown MRE Texas, LLC (“Green Caye Guarantor”). The Green Caye Guarantor is a joint venture between Meritage Group LP, an investment advisor registered with the U.S. Securities and Exchange Commission with $12.0 billion in assets under management as of January 1, 2024, and Stonetown Capital Group, an owner and operator of manufactured housing communities, RV resorts, and multifamily assets with more than 23,000 units in approximately 150 locations in 11 states.

The Property. The Green Caye Village Property is situated on a 92.6-acre site and is comprised of 270 multifamily units, (30.2% of total units, 56.1% of underwritten base rent), 289 RV spaces (32.3% of total units, 26.3% of underwritten base rent), 157 manufactured housing pad sites (17.6% of total units, 15.4% of underwritten base rent), and 178 self storage units, including 40 parking spaces, (19.9% of total units, 2.2% of underwritten base rent).

The multifamily component includes 194 townhomes, 74 duplexes and two single family homes. 127 of the 157 manufactured housing pad sites at the Green Caye Village Property have park-owned homes, whereby an affiliate of the borrower owns the home on top of the pad. The pad site is collateral and the park owned homes are not collateral for the Green Caye Village Mortgage Loan. Each multifamily and manufactured housing unit includes private backyards and assigned parking. Amenities include a swimming pool, fishing lake, playground, walking trails, and outdoor kitchen areas with grilling stations. The Green Caye Village Property is 89.4% occupied as of December 23, 2024 and has averaged 87.4% since January 2022 as of June 2024.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-56

Mixed Use – Multifamily/RV Park/	Loan #6	Cut-off Date Balance:	$40,000,000
Manufactured Housing/Self Storage	Green Caye Village	Cut-off Date LTV:	53.4%
2500 Caroline Street		UW NCF DSCR:	1.31x
Dickinson, TX 77539		UW NOI Debt Yield:	8.8%

The following table presents certain information relating to the space type mix of the Green Caye Village Property:

Property Summary(1)
Space Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit/Pad(2)	% of UW Base Rent
Multifamily	270	256	30.2%	94.8%	1,136	$1,397	56.1%
RV Spaces	289	223	32.3%	77.2%(3)	NAP	$601	26.3%
MHC Pad Sites	157	151	17.6%	96.2%	NAP	$663	15.4%
Self Storage	178	169	19.9%	94.9%	NAP	$82	2.2%
Total/Wtd. Avg.	894	799	100.0%	89.4%	NAP	NAP	100.0%
(1)	Information based on the underwritten rent roll dated December 23, 2024.
(2)	Based on occupied units.
(3)	Between 2023 and 2024, the borrower sponsor added 57 of the 289 total RV spaces.

The following table presents certain information relating to the unit mix of the Green Caye Village Property for multifamily units:

Unit Mix(1)
Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit (2)
Two Bedroom, Two Bath (Townhome)	194	183	71.9%	94.3%	1,149	$1,389
Two Bedroom (Duplex)	74	72	27.4%	97.3%	1,069	$1,390
Three Bedroom, Two Bath (Single Family Home)	2	1	0.7%	50.0%	2,346	$3,200
Total/Weighted Average	270	256	100.0%	94.8%	1,136	$1,397
(1)	Information based on the underwritten rent roll dated December 23, 2024.
(2)	Based on occupied units.

The Market. The Green Caye Village Property is located in the northeast area of Dickinson, Texas, approximately 31.5 miles from Houston, and approximately 24.4 miles from Galveston. Primary access to the area is provided by Interstate 45, a major arterial that connects Dickinson to Houston and is located approximately 4.5 miles from the property. Major employers in the area include HSG Constructors, Anesthesia Billing Bridge, and Keen Transport, which are each located within 3.5 miles of the Green Caye Village Property.

The 2024 total population within a one, three- and five- mile radius of the Green Caye Village Property is 8,636, 45,724 and 121,762 respectively. The 2024 median household income within in the same radii is $64,178, $95,711 and $93,019, respectively. The Green Caye Village Property is located in the North Galveston County multifamily submarket of the Houston market. As of January 2025, the North Galveston County submarket had 10,152 units with an overall vacancy rate of 8.7% and average asking rents of $1,458 per unit.

The appraisal identified five directly competitive multifamily comparables with average asking rents ranging from $715 to $1,649 per unit and are further detailed in the table below:

Multifamily Competitive Set(1)
	Green Caye Village(2)	Banyan Cove	Hollister	Creekside Apartments	Dickinson Arms	Calder Square
Location	Dickinson, TX	League City, TX	Dickinson, TX	Dickinson, TX	Dickinson, TX	League City, TX
Distance to Subject	--	2.0	2.8	3.1	3.4	4.6
Year Built/Renovated	1997/2023-2024	1976	1976	1975	1984/2016	1983/2019
Number of Units	270	125	156	294	96	164
Monthly Rent (per unit)
1 Bedroom	NAP	$875 - $1,024	$715 - $1,005	$798	$853 - $935	$1,080 - $1,285
2 Bedrooms	$1,043 - $1,600(3)	$1,088 - $1,119	$1,250 - $1,415	$1,023 - $1,125	$1,051 - 1,212	$1,325 - $1,450
3 Bedrooms	$1,700 - $3,200(3)	$1,649	$1,553 - $1,575	$1,325	NAP	NAP
Occupancy	94.8%	94.4%	96.2%	96.6%	96.9%	96.3%

Source: Appraisal, unless otherwise indicated.

(1)	Information based on multifamily units.
(2)	Information based on the underwritten rent roll dated December 23, 2024, other than location, property type and year built/renovated.
(3)	Based on occupied units.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-57

Mixed Use – Multifamily/RV Park/	Loan #6	Cut-off Date Balance:	$40,000,000
Manufactured Housing/Self Storage	Green Caye Village	Cut-off Date LTV:	53.4%
2500 Caroline Street		UW NCF DSCR:	1.31x
Dickinson, TX 77539		UW NOI Debt Yield:	8.8%

The appraisal identified five directly competitive manufactured housing comparables with average asking rents ranging from $400 to $660 per pad and are further detailed in the table below:

Manufactured Housing Competitive Set(1)
	Green Caye Village(2)	Turtle Creek Crossing	Rancho Del Ray	Morningside Village	Mustang Road MHP	Oak Crest of Manvel
Location	Dickinson, TX	Dickinson, TX	League City, TX	Dickinson, TX	Alvin, TX	Manvel, TX
Distance to Subject	--	1.2	4.8	1.7	16.3	26.7
Year Built/Renovated	1997/2023-2024	1980	1975	1999	1974	1999
Number of Pads	157	105	220	123	90	353
Average Monthly Rent (per pad)	$663(3)	$600	$400	$660	$465	$625
Occupancy	96.2%	98.0%	98.0%	100%	100%	100%

Source: Appraisal, unless otherwise indicated.

(1)	Information based on manufactured housing pads.
(2)	Information based on the underwritten rent roll dated December 23, 2024, other than location, property type and year built/renovated.
(3)	Based on occupied units.

Appraisal. The appraiser concluded to an “as-is” value for the Green Caye Village Property of $74,900,000 as of October 28, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated December 16, 2024, there was no evidence of any recognized environmental conditions at the Green Caye Village Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Green Caye Village Property:

Cash Flow Analysis(1)
	2022	2023	10/31/2024 TTM	UW	UW per Unit
Base Rent	$6,081,684	$6,450,841	$6,777,840	$7,265,820	$8,127
Grossed Up Vacant Space	$0	$0	$0	$811,647	$908
Gross Potential Rent	$6,081,684	$6,450,841	$6,777,840	$8,077,467	$9,035
Utility Reimbursements(2)	$175,479	$208,790	$210,361	$210,361	$235
Other Income(3)	$244,721	$316,150	$379,138	$379,138	$424
Net Rentable Income	$6,501,884	$6,975,781	$7,367,339	$8,666,966	$9,695
(Collection Loss)	($5,038)	($50,821)	($88,994)	($88,994)	($100)
(Concessions)	$0	$0	($0)	($0)	$0
(Vacancy)	$0	$0	($0)	($811,647)	($908)
Effective Gross Income	$6,496,846	$6,924,960	$7,278,345	$7,766,325	$8,687

Management Fee	$202,141	$211,912	$223,772	$232,990	$261
Real Estate Taxes	$650,768	$638,772	$719,599	$732,674	$820
Insurance	$780,881	$856,823	$982,466	$1,068,965	$1,196
Other Operating Expenses	$1,702,852	$1,934,185	$2,199,009	$2,199,009	$2,460
Total Operating Expenses	$3,336,642	$3,641,692	$4,124,846	$4,233,638	$4,736

Net Operating Income	$3,160,204	$3,283,268	$3,153,499	$3,532,687	$3,952
Replacement Reserves	$0	$0	$0	$120,316	$135
Net Cash Flow	$3,160,204	$3,283,268	$3,153,499	$3,412,372	$3,817

Occupancy (%)(4)	87.4%	85.7%	89.4%	90.0%
NOI DSCR	1.21x	1.26x	1.21x	1.36x
NCF DSCR	1.21x	1.26x	1.21x	1.31x
NOI Debt Yield	7.9%	8.2%	7.9%	8.8%
NCF Debt Yield	7.9%	8.2%	7.9%	8.5%
(1)	Information based on the underwritten cash flow.
(2)	Reflects utility reimbursements from by tenants residing in the multifamily and manufactured housing components.
(3)	Other Income consists of late fees, pet fees, application fee income, nonrefundable gate key charges, extra person and vehicle charges, non-sufficient funds fees, laundry income, comcast revenue share, and other miscellaneous revenues.
(4)	UW Occupancy (%) represents economic occupancy. Historical occupancies represent physical occupancies.10/31/2024 TTM Occupancy (%) is based on the underwritten rent roll dated December 23, 2024.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-58

Mixed Use – Multifamily/RV Park/	Loan #6	Cut-off Date Balance:	$40,000,000
Manufactured Housing/Self Storage	Green Caye Village	Cut-off Date LTV:	53.4%
2500 Caroline Street		UW NCF DSCR:	1.31x
Dickinson, TX 77539		UW NOI Debt Yield:	8.8%

Escrows and Reserves.

Real Estate Taxes – The loan documents required an upfront deposit of $64,109 for real estate taxes and ongoing monthly deposits equal to 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $64,109).

Insurance – The loan documents required an upfront deposit of $187,068 for insurance and ongoing monthly reserves equal to 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $93,534).

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, $10,026 to be used for replacements at the Green Caye Village Property.

Lockbox and Cash Management. The Green Caye Village Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Deposit Account Establishment Trigger (as defined below), the borrower is required to establish a lender-controlled lockbox account and is thereafter required to deposit, or cause the property manager to deposit, all revenue generated by the Green Caye Village Property directly into such lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on a periodic basis at the direction of the lender unless a Cash Trap Event Period (as defined below) exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, in which case all amounts in the lockbox account will be automatically transferred to the lender-controlled cash management account to be applied and disbursed in accordance with the Green Caye Village Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Green Caye Village Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Green Caye Village Mortgage Loan. Upon the cure of the applicable Cash Trap Event Period, so long as no other Cash Trap Event Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Green Caye Village Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Deposit Account Establishment Trigger” will occur upon the earlier of the following:

(i)	the occurrence and continuance of an event of default under the Green Caye Village Loan documents, or
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) being less than 1.20x, tested quarterly.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default under the Green Caye Village Mortgage Loan documents, or
(ii)	the NCF DSCR being less than 1.15x, tested quarterly.

A Cash Trap Event Period will end upon:

(i)	with respect to clause (i), the cure of such event of default, and
(ii)	with respect to clause (ii), the NCF DSCR being equal to or greater than 1.20x for two consecutive calendar quarters.

Terrorism Insurance. The loan documents require an “all risk” insurance policy on a replacement cost basis, together with (i) business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity, windstorm/named storm insurance with a deductible up to 5% of the total insurable value, and (iii) terrorism insurance as defined by TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-59

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$35,000,000
4700 Emperor Boulevard	Sheraton Imperial Raleigh Durham	Cut-off Date LTV:	64.8%
Durham, NC 27703		UW NCF DSCR:	1.91x
		UW NOI Debt Yield:	16.0%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-60

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$35,000,000
4700 Emperor Boulevard	Sheraton Imperial Raleigh Durham	Cut-off Date LTV:	64.8%
Durham, NC 27703		UW NCF DSCR:	1.91x
		UW NOI Debt Yield:	16.0%

Sheraton Imperial Raleigh Durham
4700 Emperor Boulevard
Durham, NC 27703
DURHAM
RALEIGH
Morrisville
Cary
Berkeley
Weston Oaks
Ridgewood
Shaw Hills
Hope Valley Green
Parkwood
DURHAM COUNTY
CHATHAM COUNTY
WAKE COUNTY
Duke Univ. Medical Ctr.
Durham VA Medical Ctr.
Duke University
Duke East Campus
Brightleaf Square
Durham Convention Center
Coombs Field
Cameron Indoor Stadium
Wallace Wade Stadium
Duke Univ. GC
DURHAM AMTRAK
DOWNTOWN DURHAM
Durham Performing Arts Center
NC Central University
Durham Technical Comm. College
South Square
Westgate Shopping Ctr.
Hope Valley GC
Woodcroft Shopping Center
SouthPoint Crossing
Pine Wood Park
Renaissance Center
Renaissance Village
The Streets at Southpoint
Triangle Village
Kitt Creek Office Park
Greenwood Commons Shopping Ctr.
GSK
United Therapeutics Corporation
IBM
RTI International
Toshiba Global Commerce Solutions
Cree Inc.
Fidelity Corporate Office
Keystone Office Park
Dell
JMC
Novoymes
Lenovo
Credit Suisse
Cisco Systems
Biogen
NetApp
Pfizer
Parkside Town Commons
McCrimmon Corners
LabCorp Corporate Office
Catalent Pharma Solutions
Lake Crabtree
Raleigh-Durham Intl. Airport
William B. Umstead State Park
Brier Creek Commons
Brier Creek CC
Alexander Place
Qualcomm
Yardi Systems
Lake Shore GC
Crossings GC
Falls Village GC
Falls Lake State Recr. Area
Preston CC
Preston Corners
Fred G. Bond Metro Park
West Park Place Shopping Center
CARY AMTRAK
B. Everett Jordan Lake
Erwin Rd
Pickett Rd
Kent St
Cornwallis Rd
Riddle Rd
Garrett Rd
Hope Valley Rd
MLK Jr Pkwy
Apex Hwy
Alston Ave
Ellis Rd
Durham Frwy
Angier Ave
AMTRAK
Miami Blvd
Sheron Rd
New Raleigh Hwy
Lumley Rd
Holder Rd
Mineral Springs Rd
Junction Rd
Cheek Rd
Wake Forest Hwy
Stallings Rd
Olive Branch Rd
Leesville Rd
Northern Wake Expwy
Page Rd
Aviation Pkwy
Dan K Moore Frwy
Triangle Expwy
Scott King Rd
Davis Dr
Morrisville Carpenter Rd
Weston Pkwy
NW Cary Pkwy
Harrison Ave
NW Maynard Rd
Chapel Hill Rd
High House Rd
Hillsborough
Chapel Hill
Carrboro
Redwood
Gorman
Wake Forest
Rolesville
Knightdale
Garner
Apex
Holly Springs
Fuquay-Varina
Clayton
Fearrington

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-61

Mortgage Loan No. 7 – Sheraton Imperial Raleigh Durham

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Durham, NC 27703
Original Balance:	$35,000,000			General Property Type:	Hospitality
Cut-off Date Balance:	$35,000,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	4.7%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1986/2023
Borrower Sponsors:	Jacob K. Kuo, Esther Kuo and Lydia Hsu			Size:	331 Rooms
Guarantors:	Jacob K. Kuo, Esther Kuo and Lydia Hsu			Cut-off Date Balance Per Room:	$105,740
Mortgage Rate:	7.08000%			Maturity Date Balance Per Room:	$105,740
Note Date:	1/9/2025			Property Manager:	Concord Hospitality Enterprises
Maturity Date:	2/1/2030				Company, LLC
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$5,603,785
IO Period:	60 months			UW NCF:	$4,789,374
Seasoning:	0 months			UW NOI Debt Yield:	16.0%
Prepayment Provisions:	L(24),D(29),O(7)			UW NCF Debt Yield:	13.7%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	16.0%
Additional Debt Type:	NAP			UW NCF DSCR:	1.91x
Additional Debt Balance:	NAP			Most Recent NOI:	$5,424,390 (TTM 11/30/2024)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$4,306,041 (12/31/2023)
				3rd Most Recent NOI:	$2,346,275 (12/31/2022)
Reserves(1)				Most Recent Occupancy:	69.6% (11/30/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	63.2% (12/31/2023)
RE Taxes:	$117,571	$58,786	NAP	3rd Most Recent Occupancy:	40.2% (12/31/2022)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$54,000,000 (11/25/2024)
Deferred Maintenance:	$26,250	$0	NAP	Appraised Value Per Room:	$163,142
Replacement Reserve:	$0	$67,868	NAP	Cut-off Date LTV Ratio:	64.8%
PIP Reserve:	$579,000	$0	NAP	Maturity Date LTV Ratio:	64.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$35,000,000	65.7%	Purchase Price:	$51,500,000	96.7%
Borrower Sponsor Equity	$18,253,555	34.3%	Closing Costs:	$1,030,733	1.9%
			Reserves:	$722,821	1.4%
Total Sources:	$53,253,555	100.0%	Total Uses:	$53,253,555	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The seventh largest mortgage loan (the “Sheraton Imperial Raleigh Durham Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $35,000,000. The Sheraton Imperial Raleigh Durham Mortgage Loan is secured by a first priority fee mortgage encumbering a hospitality property located in Durham, North Carolina (the “Sheraton Imperial Raleigh Durham Property”).

The Borrower and the Borrower Sponsors. The borrowing entities for the Sheraton Imperial Raleigh Durham Mortgage Loan are Bliss Hospitality LLC, Oasis Hospitality LLC and Sherd Group LLC, Delaware limited liability companies and single purpose entities with one independent director. Bliss Hospitality LLC and Sherd Group LLC own the fee interest in the Sheraton Imperial Raleigh Durham Property, as tenants-in-common, and have leased the Sheraton Imperial Raleigh Durham Property to Oasis Hospitality LLC (“Operating Lessee Borrower”) pursuant to an operating lease. The borrower sponsors and the non-recourse carveout guarantors are Jacob K. Kuo, Esther Kuo and Lydia Hsu. Jacob K. Kuo and Esther Kuo, who indirectly own 100% of the borrower Bliss Hospitality, LLC, are the owners of Greensboro, North Carolina-based South Asia Furniture Manufacturing Company, which manufactures household furniture products including sofas, chat tables, dining chairs, tables, gliders, coffee tables, and shelves under two brands, South Sea Outdoor Living and Oasis Home. Lydia Hsu, who together with other members of the Hsu family owns 100% of the borrower Sherd Group LLC, is the sister of Esther Kuo and is in the insurance business. The Operating Lessee Borrower is owned 50% each by the other two borrowers.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-62

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$35,000,000
4700 Emperor Boulevard	Sheraton Imperial Raleigh Durham	Cut-off Date LTV:	64.8%
Durham, NC 27703		UW NCF DSCR:	1.91x
		UW NOI Debt Yield:	16.0%

The Property. The Sheraton Imperial Raleigh Durham Property is a 331-room, ten-story, full-service hotel located on a site with approximately 22.35 acres. The Sheraton Imperial Raleigh Durham Property also includes a single, two-story retail building with 30,628 gross rentable square feet that opened in 1986 simultaneously with the opening of the hotel. The two-story retail building is currently leased to an exercise and health club known as Fitness Connection. Current amenities and facilities at the Sheraton Imperial Raleigh Durham Property include the Visit & More Lobby Café & Bar, Seasons restaurant, Gatherings lobby bar, a club lounge, an outdoor pool, a business center, and 27,840 SF of dedicated meeting and event space. Additionally, guests of the hotel are allowed complimentary access to the Fitness Connection facility, including access to outdoor tennis courts. There is also an additional lease for use of an antenna on the rooftop. Since 2008, upgrades to the Sheraton Imperial Raleigh Durham Property have totaled over $17 million ($51,564/key), including over $2 million between 2012 and 2014, over $7.2 million between 2015 and 2021, and over $5.0 million since 2021.

The full-service hotel features 331 guestrooms comprised of 137 king and 173 queen/queen guestrooms that range from 338 to 350 SF in size as well 19 one-bedroom king suites with pullout sofas and two parlor suites (presidential and governors suites). Guestrooms are accessible via four passenger elevators. Standard amenities include a work area, a nightstand, a dresser, a sofa chair, a flat screen television, internet, an iron and ironing board, a coffee maker, and a mini-refrigerator. Suites offer additional living space and elevated amenities. Club Level rooms are available for a premium. According to the appraisal, demand segmentation at the Sheraton Imperial Raleigh Durham Property is 50% commercial, 30% meeting and group and 20% leisure.

The Sheraton Imperial Raleigh Durham Property is managed by Concord Hospitality Enterprises Company, LLC and is under a new 20-year franchise agreement between the Operating Lessee Borrower and Marriott International, Inc. which expires in January 2045. The Sheraton Imperial Raleigh Durham Property is currently subject to a franchisor mandated property improvement plan (“PIP”), which is generally required to be completed by January 9, 2027, and includes renovations and repairs to the exterior and porte cochere, landscaping, lobby and other common areas, and miscellaneous guestroom and bathroom upgrades, among others. At origination, $579,000 was reserved for the estimated cost of the PIP.

The following table presents certain information relating to the performance of the Sheraton Imperial Raleigh Durham Property:

Historical Occupancy, ADR, RevPAR
	Sheraton Imperial Raleigh Durham(1)			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	24.0%	$98.11	$23.57	44.4%	$103.29	$45.87	54.1%	95.0%	51.4%
2022	40.2%	$136.04	$54.64	62.8%	$128.33	$80.56	64.0%	106.0%	67.8%
2023	63.2%	$148.52	$93.83	68.7%	$143.17	$98.33	92.0%	103.7%	95.4%
TTM Nov. 2024	69.6%	$148.10	$103.04	70.6%	$153.95	$108.65	98.6%	96.2%	94.8%
(1)	Occupancy, ADR and RevPAR for the Sheraton Imperial Raleigh Durham Property are based on historical financial information provided by the borrower sponsor.
(2)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set includes the Marriott at Research Triangle Park, DoubleTree Raleigh-Durham Airport at Research Triangle Park, Embassy Suites by Hilton Raleigh Durham Research Triangle, Delta Hotel Raleigh Durham at Research Triangle, Comfort Suites Raleigh Durham Airport RTP and Hyatt House Raleigh Durham Airport.

The Market. The Sheraton Imperial Raleigh Durham Property is located in Durham, North Carolina within Durham County and is considered to be in the Durham-Chapel Hill Metropolitan Statistical Area (MSA). The MSA is well known for being home to Duke University, The University of North Carolina at Chapel Hill, NC State University at Raleigh, and the Research Triangle Park, an approximately 7,000-acre site that is home to more than 300 companies, including IBM, Syngenta, Cisco and GlaxoSmithKline, that employ 55,000 workers, making it the largest research park in the United States. The immediate neighborhood consists of hotels, office parks, and retail stores. The Sheraton Imperial Raleigh Durham Property is located less than five miles from Raleigh-Durham International Airport. The Sheraton Imperial Raleigh Durham Property benefits from access to Interstate I-40 and I-540. I-40 is a major east-west interstate highway running from California to North Carolina. I-540 is part of a partially completed beltway around the city of Raleigh forming the Raleigh Outer Loop. When complete, the route is expected to completely encircle the city. Raleigh is the capital of North Carolina, and is home to numerous government agencies, universities, and research institutions, with a significant population of professionals working in state government, education, healthcare, and technology sectors. Durham is located approximately 23 miles northwest of Raleigh.

The following table presents certain information relating to comparable sales from the appraisal for the Sheraton Imperial Raleigh Durham Property:

Comparable Sales
Property	Location	Year Opened	Number of Rooms	Sale Date	Sales Price	Price Per Room(1)
Sheraton Imperial Raleigh Durham	Durham, NC	1986	331	Jan-25	$51,500,000	$155,589
Hilton Raleigh North Hills	Raleigh, NC	1983	333	August-23	$53,000,000	$159,159
DoubleTree by Hilton Hotel Chattanooga Downtown	Chattanooga, TN	1974	186	May-23	$33,600,000	$180,645
Hilton New Orleans Airport	New Orleans, LA	1989	319	Sept-22	$53,150,000	$166,614

Source: Appraisal.

(1)	Reflects the adjusted price per room for the comparable sales.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-63

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$35,000,000
4700 Emperor Boulevard	Sheraton Imperial Raleigh Durham	Cut-off Date LTV:	64.8%
Durham, NC 27703		UW NCF DSCR:	1.91x
		UW NOI Debt Yield:	16.0%

The following table presents certain information relating to the primary hotel competition from the appraisal for the Sheraton Imperial Raleigh Durham Property:

Appraisal Primary Competitive Set
Property	Location	Year Opened	Number of Rooms	Occupancy	ADR	RevPAR
Sheraton Imperial Raleigh Durham(1)	Durham, NC	1986	331	69.6%	$148.10	$103.04
Marriott at Research Triangle Park	Durham, NC	1988	225	70% - 75%	$150 - $160	$110 - $120
DoubleTree by Hilton Raleigh-Durham Airport at Research Triangle Park	Durham, NC	1988	249	65% - 70%	$160 - $170	$105 - $115
Embassy Suites by Hilton Raleigh Durham Research Triangle	Cary, NC	1997	273	65% - 70%	$155 - $165	$105 - $115
Delta Hotel Raleigh Durham at Research Triangle	Durham, NC	2009	125	70% - 75%	$135 - $145	$100 - $110
Westin Raleigh-Durham Airport	Raleigh, NC	2023	236	60% - 65%	$160 - $170	$100 - $110

Source: Appraisal unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated November 2024 values.

(1)	Sheraton Imperial Raleigh Durham Property metrics are based on financial information provided by the borrower sponsor for November 2024 TTM.

Appraisal. The appraisal concluded to an “As-is” value for the Sheraton Imperial Raleigh Durham Property of $54,000,000 as of November 25, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated November 27, 2024, there was no evidence of any recognized environmental conditions at the Sheraton Imperial Raleigh Durham Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Sheraton Imperial Raleigh Durham Property:

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	TTM 11/30/2024	Underwritten	UW Per Room
Occupancy(1)	24.0%	40.2%	63.2%	69.6%	69.6%
ADR(1)	$98.11	$136.04	$148.52	$148.10	$148.35
RevPAR(1)	$23.57	$54.64	$93.83	$103.04	$103.21

Room Revenue	$2,847,115	$6,601,496	$11,335,855	$12,503,786	$12,469,623	$37,673
Food and Beverage Revenue	$1,305,867	$4,328,180	$5,986,335	$7,063,694	$7,044,394	$21,282
Misc Income	$480,422	$733,410	$727,268	$848,583	$846,264	$2,557
Other Departmental Revenue	$0	$0	$0	$0	$0	$0
Total Revenue	$4,633,404	$11,663,086	$18,049,458	$20,416,063	$20,360,281	$61,511

Room Expense	$1,148,064	$1,958,579	$3,353,277	$3,655,552	$3,645,564	$11,014
Food and Beverage Expense	$856,275	$2,892,406	$4,119,934	$4,411,085	$4,399,033	$13,290
Real Estate Taxes	$333,299	$567,600	$657,259	$720,893	$684,882	$2,069
Property Insurance	$46,373	$119,850	$134,077	$254,003	$191,691	$579
Other Expenses	$2,514,342	$3,778,276	$5,478,870	$5,950,140	$5,835,326	$17,629
Total Expenses	$4,898,353	$9,316,711	$13,743,417	$14,991,673	$14,756,496	$44,582

Net Operating Income	($264,949)	$2,346,375	$4,306,041	$5,424,390	$5,603,785	$16,930
FF&E	$185,336	$466,523	$721,978	$816,643	$814,411	$2,460
Net Cash Flow	($450,285)	$1,879,852	$3,584,063	$4,607,747	$4,789,374	$14,469

NOI DSCR	-0.11x	0.93x	1.71x	2.16x	2.23x
NCF DSCR	-0.18x	0.75x	1.43x	1.83x	1.91x
NOI Debt Yield	-0.8%	6.7%	12.3%	15.5%	16.0%
NCF Debt Yield	-1.3%	5.4%	10.2%	13.2%	13.7%

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Sheraton Imperial Raleigh Durham Property are attributable to variances in reporting methodologies and/or timing differences.
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-64

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$35,000,000
4700 Emperor Boulevard	Sheraton Imperial Raleigh Durham	Cut-off Date LTV:	64.8%
Durham, NC 27703		UW NCF DSCR:	1.91x
		UW NOI Debt Yield:	16.0%

Escrows and Reserves.

Deferred Maintenance – The Sheraton Imperial Raleigh Durham Mortgage Loan documents provide for an upfront reserve of approximately $26,250 for deferred maintenance.

Tax – The Sheraton Imperial Raleigh Durham Mortgage Loan documents provide for an upfront reserve of approximately $117,571 for real estate taxes, and ongoing monthly reserves equal to 1/12th of the real estate taxes the lender estimates will be payable during the next twelve months (initially estimated to be $58,786).

Insurance – The Sheraton Imperial Raleigh Durham Mortgage Loan documents do not require monthly reserves for insurance premiums as long as (i) no event of default is continuing under the Sheraton Imperial Raleigh Durham Mortgage Loan, (ii) the liability and casualty insurance coverage for the Sheraton Imperial Raleigh Durham Property is included in a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the borrowers provide the lender with certificates of insurance for such policies and paid receipts for insurance premiums no later than 10 days prior to the expiration dates of the policies. If such conditions are not satisfied, the Sheraton Imperial Raleigh Durham Mortgage Loan documents provide for ongoing monthly reserves for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the insurance coverage.

FF&E – The Sheraton Imperial Raleigh Durham Mortgage Loan documents provide for ongoing monthly reserves for furniture, fixtures and equipment (“FF&E”) in an amount equal to the greater of (A) 1/12th of 4% of the operating income for the Sheraton Imperial Raleigh Durham Property for the preceding calendar year and (B) the amount of the deposit (if any) required by the franchisor under the franchise agreement for FF&E. The amount of such monthly deposit is $67,868 for each month in 2025, and thereafter may be adjusted annually by the lender on the monthly payment date in January of each year, based on the foregoing formula.

PIP Reserve – The Sheraton Imperial Raleigh Durham Mortgage Loan documents provide for an upfront reserve of $579,000 for the current property improvement plan (“PIP”) for the Sheraton Imperial Raleigh Durham Property. In addition, on the date that any new PIP is imposed by the franchisor, the borrowers are required to deposit an amount equal to 125% of the sum required to pay for such new PIP into a PIP reserve.

Lockbox and Cash Management. The Sheraton Imperial Raleigh Durham Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Cash Sweep Event Period (as defined below), the borrowers are required to establish a lockbox for the benefit of the lender and to direct each of the credit card banks and credit card companies with which the borrowers have entered into agreements for clearance of credit card receipts or merchants agreements to deposit all credit card receipts with respect to the Sheraton Imperial Raleigh Durham Property into the lockbox account. In addition, upon the occurrence of a Cash Sweep Event Period, the borrowers are required to direct commercial tenants to pay rents directly into the lockbox account. If, notwithstanding the foregoing direction, the borrowers or property manager receive any rents or revenues from the Sheraton Imperial Raleigh Durham Property following the occurrence of a Cash Sweep Event Period, they are required to deposit such amounts into the lockbox account within one business day of receipt. In addition, upon the occurrence of a Cash Sweep Event Period the lender is required to establish, and the borrowers are required to cooperate to establish, a cash management account, into which all funds on deposit in the lockbox account will be required to be transferred, and applied, provided no event of default is continuing under the Sheraton Imperial Raleigh Durham Mortgage Loan, as follows: (i) to fund the required tax and insurance reserves deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the Sheraton Imperial Raleigh Durham Mortgage Loan, (iii) to fund the required monthly deposit into the FF&E reserve, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, (v) if either a Franchise Default Event (as defined below) or Franchise Termination Event (as defined below) remains uncured, all amounts remaining in the cash management account will be deposited into the FF&E reserve account until the lender is provided with a new comfort letter from the franchisor (a “Comfort Letter Event”) and (vi) all remaining amounts in the cash management account will be deposited into an excess cash flow account to be held as additional collateral for the Sheraton Imperial Raleigh Durham Mortgage Loan (a) after the occurrence of a Comfort Letter Event but prior to the termination of a Cash Sweep Event Period and (b) during the continuance of a Cash Sweep Event Period caused by clauses (i) or (ii) in the definition of Cash Sweep Event Period.

A “Cash Sweep Event Period” means a period:

(A)  commencing upon the earliest of:

(i)	the occurrence of an event of default under the Sheraton Imperial Raleigh Durham Mortgage Loan;
(ii)	the debt service coverage ratio being less than 1.35x at the end of any calendar quarter (such event, a “DSCR Event”);
(iii)	the occurrence of a Franchise Default Event; and/or
(iv)	the occurrence of a Franchise Termination Event.

and (B) expiring upon:

(i)	regarding any Cash Sweep Event Period commenced in connection with clause (A)(i) above, the cure (if applicable) of such event of default;
(ii)	regarding any DSCR Event, the date that the debt service coverage ratio is equal to or greater than 1.35x for two consecutive calendar quarters;
(iii)	regarding any Franchise Default Event, such default has been remedied by the borrower to the satisfaction of the lender and the franchisor; and
(iv)	regarding any Franchise Termination Event, the borrower has entered into a new franchise agreement containing terms acceptable to the lender with a reputable and experienced franchisor possessing experience in flagging hotel properties similar in size, scope, use and value as the Sheraton Imperial Raleigh Durham Property and approved by the lender, and the new franchisor has provided the lender with a comfort letter acceptable to it in its reasonable discretion.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-65

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$35,000,000
4700 Emperor Boulevard	Sheraton Imperial Raleigh Durham	Cut-off Date LTV:	64.8%
Durham, NC 27703		UW NCF DSCR:	1.91x
		UW NOI Debt Yield:	16.0%

“Franchise Default Event” means the franchisor has provided written notice to the borrowers or lender that (i) the Operating Lessee Borrower is in default under the franchise agreement, or (ii) the Operating Lessee Borrower is no longer in good standing with the franchisor due to the failure of the Sheraton Imperial Raleigh Durham Property to be operated and maintained in accordance with the standards set forth in the franchise agreement, and in each such case such default or failure has not been cured within 30 days of the borrower’s receipt of such notice.

“Franchise Termination Event” means the date which is the earlier of (x) the date either the franchisor or the Operating Lessee Borrower gives written notice to terminate the franchise agreement or (y) the date the franchise agreement is surrendered, cancelled or otherwise terminated.

Right of First Refusal. The franchisor, Marriott International, Inc. has a right of first refusal if there is a proposed transfer of the Sheraton Imperial Raleigh Durham Property or an ownership interest in the Operating Lessee Borrower or a control affiliate of the Operating Lessee Borrower, to a Competitor. As more fully defined in the franchise agreement, a “Competitor” includes any person or entity, or affiliate of such person or entity that has a direct or indirect ownership interest in, or control of, is the master franchisee for, or is the franchisor or licensor of a competing brand (generally, a brand, trade name, trademark, system, collection or chain of hotels, vacation club products, whole ownership facilities, condominiums, apartments, short-term rentals, home sharing facilities or similar lodging facilities that compete with any hotels and other lodging products, vacation club products, residential products, restaurants or other products, services, activities and business operations that are managed, franchised, licensed, owned, leased, developed, promoted, or provided by or associated with the franchisor or any of its affiliates.

Terrorism Insurance. The Sheraton Imperial Raleigh Durham Mortgage Loan documents require that the borrowers maintain comprehensive “all risk” or “special form” insurance in an amount equal to 100% of full replacement cost and 18 months of business income/loss of rents insurance with a 6 month extended period of indemnity, which includes coverage for acts of terrorism. If “acts of terrorism” or other similar acts or events or “fire following” such acts or events are excluded from such policies, the borrowers are required to obtain an endorsement to such policy or policies, or a separate policy, insuring against all such excluded acts or events and “fire following” in the amounts set forth above. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA) is in effect, and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-66

Hospitality - Full Service	Loan #8	Cut-off Date Balance:	$29,000,000
1060 Center Street	Crowne Plaza North Augusta	Cut-off Date LTV:	67.1%
North Augusta, SC 29841		UW NCF DSCR:	1.86x
		UW NOI Debt Yield:	16.4%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-67

Hospitality - Full Service	Loan #8	Cut-off Date Balance:	$29,000,000
1060 Center Street	Crowne Plaza North Augusta	Cut-off Date LTV:	67.1%
North Augusta, SC 29841		UW NCF DSCR:	1.86x
		UW NOI Debt Yield:	16.4%

Crowne Plaza North Augusta
1060 Center Street
North Augusta, SC 29841
SUMTER NATIONAL FOREST
SOUTH CAROLINA
GEORGIA
EDGEFIELD COUNTY
Evans
COLUMBIA COUNTY
Martinez
North Augusta Country Club
West Martintown Business Center
Sterling Heights
Village at Riverwatch
Village West Shopping Center
Fairway Square
Washington Walk Shopping Center
National Plaza
West End
RICHMOND COUNTY
Augusta National Golf Club
Atlanta 143 miles
North Augusta
Edgewood Square
Belvedere Shopping Ctr.
Belvedere
Burnettown
Clearwater
AIKEN COUNTY
Martintown Plaza
North Augusta Plaza
Hammond's Ferry
SRP Park
The River Golf Club
Georgia Cyber Center
Halocarbon Products Corp.
CVS Caremark Distribution
Walton Way
Forest Hills Golf Club
Daniel Village
Augusta University - Summerville
VA Medical Ctr. Augusta
Piedmont Augusta
DOWNTOWN AUGUSTA
Savannah River
Augusta University - Forest Hills
Charlie Norwood VA Medical Center
Augusta University
Paine College
MEDICAL DISTRICT
James Brown Arena
Olde Town
Daniel Field
Piedmont Augusta - Summerville
Augusta Municipal Golf Course
Dental College of Georgia
AUGUSTA
MLK Jr. Blvd
Old Savannah Rd
Laney Walker Blvd
CVS Warehouse
Southgate Plaza
Deans Bridge Rd
Norton Acres
Peach Orchard Rd
Town & Country Shopping Ctr.
Fleming Shopping Ctr.
Augusta Technical Institute
Green Meadows Golf Course
Aragon Park
DSM Chemicals
NutraSweet
Kimberly-Clark
Windsor Spring Rd
W. Martintown Rd
River Watch Pkwy
Washington Rd
Georgia Ave
Augusta Rd
Atomic Rd
CHATTANOOGA
CHARLOTTE
ATLANTA
COLUMBIA
AUGUSTA
MACON
COLUMBUS
GEORGIA
SAVANNAH
FLORIDA
TALLAHASSEE
JACKSONVILLE
Albany
Athens
Valdosta
AL
SOUTH CAROLINA

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-68

Mortgage Loan No. 8 – Crowne Plaza North Augusta

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	North Augusta, SC 29841
Original Balance:	$29,000,000			General Property Type:	Hospitality
Cut-off Date Balance:	$29,000,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	3.9%			Title Vesting(3):	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	2019/NAP
Borrower Sponsor:	Michael Flacks			Size:	180 Rooms
Guarantor:	Michael Flacks			Cut-off Date Balance per Room:	$161,111
Mortgage Rate:	7.79700%			Maturity Date Balance per Room:	$161,111
Note Date:	11/20/2024			Property Manager:	SSH North Augusta LLC
Maturity Date:	12/1/2029				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$4,765,220
IO Period:	60 months			UW NCF:	$4,253,486
Seasoning:	2 months			UW NOI Debt Yield:	16.4%
Prepayment Provisions:	L(26),D(28),O(6)			UW NCF Debt Yield:	14.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	16.4%
Additional Debt Type:	NAP			UW NCF DSCR:	1.86x
Additional Debt Balance:	NAP			Most Recent NOI(4):	$4,723,882 (10/31/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(4):	$3,812,351 (12/31/2023)
Reserves(1)				3rd Most Recent NOI(4):	$2,546,274 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy(4):	63.0% (10/31/2024)
RE Taxes:	$100	$23,421	NAP	2nd Most Recent Occupancy(4):	60.0% (12/31/2023)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy(4):	47.6% (12/31/2022)
FF&E Reserve:	$100	(2)	NAP	Appraised Value (as of):	$43,200,000 (9/17/2024)
Deferred Maintenance Reserve:	$20,130	$0	NAP	Appraised Value per Room:	$240,000
Seasonality Reserve:	$500,000	Springing	NAP	Cut-off Date LTV Ratio:	67.1%
PIP Reserve:	$28,400	Springing	NAP	Maturity Date LTV Ratio:	67.1%
Special Event Advance Deposit Reserve:	$0	Springing	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$29,000,000	66.9%	Purchase Price:	$41,600,000	95.9%
Sponsor Equity:	$14,359,762	33.1%	Closing Costs:	$1,211,032	2.8%
			Upfront Reserves:	$548,730	1.3%
Total Sources:	$43,359,762	100.0%	Total Uses:	$43,359,762	100.0%

(1)	See “Escrows and Reserves ” herein.
(2)	On each payment date the borrower will deposit 4.0% of gross rents for the calendar month two months prior to such payment date into an FF&E Reserve.
(3)	The Crowne Plaza North Augusta Mortgage Loan (as defined below) is secured by the borrower’s fee interest, as well as the borrower’s overlapping subleasehold interest with respect to a portion of the Crowne Plaza North Augusta Property (which is also owned in fee). See “The Property” below for additional information.
(4)	The increase in UW and Most Recent NOI and Occupancy in each historical period is primarily attributable to the recent construction of the Crowne Plaza North Augusta Property (as defined below) in 2019 and ramp up of performance subsequent to the Covid-19 pandemic.

The Mortgage Loan. The eighth largest mortgage loan (the “Crowne Plaza North Augusta Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $29,000,000 and secured by the fee interest in a 180-room full-service hotel located in North Augusta, South Carolina (the “Crowne Plaza North Augusta Property”).

The Borrower and the Borrower Sponsor. The borrower is Augusta Hotel Property LLC, a single-purpose, Delaware limited liability company with one independent director.

The borrower sponsor and non-recourse guarantor is Michael Flacks, the Chairman, CEO and Founder of Flacks Group. Flacks Group owns over $3 billion of real estate globally. Flacks Group’s global acquisition team focuses on hospitality, industrial and commercial properties and special situations. Flacks Group maintains a number of in-house corporate functions such as consumer research and development, real estate brokerage services, construction, acquisition asset management and legal, among others. Flacks Group owns real estate assets across the United States and overseas in countries such as Germany and Brazil. Flacks Group has 40 years of experience acquiring and managing real estate assets.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-69

Hospitality - Full Service	Loan #8	Cut-off Date Balance:	$29,000,000
1060 Center Street	Crowne Plaza North Augusta	Cut-off Date LTV:	67.1%
North Augusta, SC 29841		UW NCF DSCR:	1.86x
		UW NOI Debt Yield:	16.4%

The Property. The Crowne Plaza North Augusta Property is a five-story, 180-room, full-service hotel located in North Augusta, South Carolina. The borrower sponsor acquired the Crowne Plaza North Augusta Property in November 2024, contributing approximately $14.4 million in fresh equity. Constructed in 2019, the Crowne Plaza North Augusta Property is among the newest in its competitive set and has achieved steady RevPAR growth in each historical period dating back to 2021. Further, the Crowne Plaza North Augusta Property has demonstrated steady growth relative to its competitive set with RevPAR penetration rates above 100% in all historical periods since 2021, reaching its highest level (112.1%) as of the trailing twelve months ending September 2024. Guest room configurations include 101 King rooms, 51 Double Queen rooms, 3 Suites, 17 King River View rooms and 8 Double Queen River View rooms. The Crowne Plaza North Augusta Property features amenities such as an outdoor pool, a fitness center, an outdoor patio rooftop deck, and two restaurants (Salt + Marrow Kitchen and Jackson’s Bluff Rooftop Bar). Additionally, the Crowne Plaza North Augusta Property features a total of 8,050 SF of meeting space, with the largest meeting/ballroom space measuring 5,400 SF. Top corporate accounts as of 2023 include Government, Piedmont Care Inc, Textron Inc, Aurubus AG and FedRiins.

The Crowne Plaza North Augusta Property is situated in North Augusta, South Carolina, approximately 4.5 miles from Augusta National, home to the Master’s Golf Tournament and the Augusta Women’s Amateur Golf Tournament. According to the appraisal, the Masters Golf Tournament is estimated to draw upwards of 40,000 visitors per day and, according to the borrower sponsor, the entire property has been prebooked for both the upcoming 2025 Augusta Women’s Amateur Golf Tournament and Masters Golf Tournament. Additionally, the Crowne Plaza North Augusta Property is located within the recently delivered Riverside Village development (“Riverside Village”). Riverside Village is an over $200-million mixed-use development featuring a $40 million minor league baseball stadium for the Augusta Green Jackets, a 590-space stadium parking deck, 72,000 SF of office space, approximately 32,900 SF of additional retail space, a 280-unit multifamily development and a 164-unit senior living facility. The City of North Augusta contributed approximately $72 million in connection with the Riverside Village development.

According to the appraisal, the Crowne Plaza North Augusta Property submarket is comprised of 102 hotel properties which contain approximately 8,100 rooms, of which, 3,758 are classified as either luxury & upper upscale or upscale & upper midscale, resulting in a limited number of nearby, full-service properties in the local area capable of servicing the demand generated by the Masters. During April of each year (month of the Masters Tournament), the Crowne Plaza North Augusta Property generates outsized demand, most recently reaching an ADR and occupancy rate of approximately $537 and 77% in April 2024, respectively. Given this outsized demand during the Masters Golf Tournament and associated increase in both room rate and occupancy, the Crowne Plaza North Augusta Property generates approximately 40% of its overall net cash flow in the month of April. As such, the Crowne Plaza North Augusta Mortgage Loan is structured with an upfront seasonality reserve of $500,000 (equivalent to approximately 2.6 months of debt service payments or approximately 120% of operating shortfalls from December 2023-April 2024), which is re-calibrated in March based on 125% of the prior year’s aggregate shortfall, subject to minimum of $390,000 (approximately two months debt service). Subject to the aforementioned re-sizing, the seasonality reserve is to be “trued-up” in connection with the May payment date (first payment date after the Masters), such that sufficient funds are reserved for the subsequent 12 month period.

In connection with building the conference center at the Crowne Plaza North Augusta Property, the predecessor-in-interest to the current borrower, as the ground lessor, and the City of North Augusta, as the ground lessee, entered into a ground lease in 2017 to allow the City to use the bond financing from the tax increment financing program available in the zone within which the Crowne Plaza North Augusta Property is located. The City has subleased the conference center portion of the hotel back to the borrower such that the borrower has full operational control including all revenues and expenses. The annual rent for the ground lease and sublease is each $1.00 and both leases expire the earlier of (a) November 2048 and (b) the date the bonds issued to finance the development of the Crowne Plaza North Augusta Property are fully repaid. If the ground lease terminates or expires, the borrower then owns the entire hotel building and property, including the conference center, in fee. For clarity, the Crowne Plaza North Augusta Property currently does not benefit from tax increment financing or any other tax benefits.

According to the appraisal, demand segmentation for the Crowne Plaza North Augusta Property is 68% transient and 32% group. The Crowne Plaza North Augusta Property is subject to a newly executed, long-term franchise agreement with Holiday Hospitality Franchising, LLC, an affiliate of IHG, expiring in November 2049.

The following table presents historical occupancy, ADR and RevPAR penetration rates of the Crowne Plaza North Augusta Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Crowne Plaza North Augusta Property(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	51.2%	$134.44	$68.89	43.1%	$164.63	$70.90	84.1%	122.5%	102.9%
2022	54.1%	$160.53	$86.81	47.6%	$185.14	$88.07	87.9%	115.3%	101.5%
2023	63.3%	$162.34	$102.71	60.0%	$184.40	$110.59	94.7%	113.6%	107.7%
TTM September 2024	66.0%	$167.46	$110.55	62.2%	$199.18	$123.94	94.3%	118.9%	112.1%

Source: Third-party industry report.

(1)	Variances between the lender underwriting, appraisal and third party industry report with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing.
(2)	According to a third party industry report, the competitive set for 2021-2023 includes Marriott Augusta at the Convention Center, The Partridge Inn Augusta, Curio Collection by Hilton, Sheraton Augusta Hotel, DoubleTree by Hilton Hotel Augusta, Hilton Garden Inn Augusta and Hyatt House Augusta Downtown and the competitive set for TTM September 2024 includes Marriott Augusta at the Convention Center, DoubleTree by Hilton Hotel Augusta, The Partridge Inn Augusta, Curio Collection by Hilton, Hilton Garden Inn Augusta, Hampton by Hilton Inn & Suites Augusta-Washington Rd and Hyatt House Augusta Downtown.
(3)	2021, 2022 and 2023 Occupancy, ADR and RevPAR figures for the Crowne Plaza North Augusta Property are based on historical operating statements provided by the borrower sponsor. TTM September 2024 figures for the Crowne Plaza North Augusta Property are according to a third party research report.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-70

Hospitality - Full Service	Loan #8	Cut-off Date Balance:	$29,000,000
1060 Center Street	Crowne Plaza North Augusta	Cut-off Date LTV:	67.1%
North Augusta, SC 29841		UW NCF DSCR:	1.86x
		UW NOI Debt Yield:	16.4%

The Market. The Crowne Plaza North Augusta Property is located in the Augusta-Richmond County, GA-SC Metropolitan Statistical Area (“Augusta MSA”), which has an area population of 635,137 and has grown by approximately 3.0% annually since 2020. The Crowne Plaza North Augusta Property is located within close proximity to a number of demand drivers which represent the Augusta MSA’s primary sources of lodging demand such as Augusta National which is home to the Master’s Golf Tournament and the Augusta National Women’s Amateur every year. According to the appraisal, the Masters Tournament is estimated to draw upwards of 40,000 visitors per day. Other demand drivers include (i) Fort Eisenhower, a military base which hosts more than 20,000 enlisted and civilian staff, (ii) Augusta Convention Center, which offers more than 80,000 SF of meeting space, (iii) Riverview Park, which includes 10 baseball and softball fields, 7 tennis courts, 5 soccer fields, racquetball and basketball facilities and an 18-hole disc golf course, (iv) Augusta University and (v) medical centers such as Piedmont Hospital, Cancer Center, Children's Hospital and the Norwood VA Medical Center. Further, the Crowne Plaza North Augusta Property is located within the recently developed Riverside Village complex which was delivered for an amount in excess of $200 million.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Crowne Plaza North Augusta Property was 5,561, 49,801 and 103,656, respectively, and the 2024 average household income for the same radii was $81,228, $79,320 and $82,652, respectively.

According to the appraisal, the property is located in the Augusta CBD/North Augusta submarket, which is comprised of 102 hotel properties and approximately 8,100 rooms in total. As of August 2024, the Augusta CBD/North Augusta submarket had a trailing-twelve month occupancy, ADR and RevPAR of 57.7%, $109.14 and $62.91, respectively. Further, according to the appraisal, just seven properties and 1,193 rooms within the submarket are competitive to the Crowne Plaza North Augusta Property. The appraisal did not identify any new hotels under construction or planned for near term development that are expected to directly compete with the Crowne Plaza North Augusta Property.

The following table presents the primary competitive properties defined in the Crowne Plaza North Augusta Property appraisal report:

Competitive Property Summary(1)
Property	Year Built	Rooms	Transient	Group	2023 Occupancy	2023 ADR	2023 RevPAR
Crowne Plaza North Augusta	2019	180	68%	32%	60.0%(2)	$184.40(2)	$110.59(2)
Marriott Hotel & Suites	1992	372	50% - 55%	50% - 55%	60% - 70%	$175 - $185	$110 - $120
Hyatt House	2019	100	75% - 80%	25% - 30%	65% - 75%	$130 - $140	$90 - $100
The Partridge Inn	1901	143	65% - 70%	35% - 40%	60% - 70%	$185 - $195	$120 - $130
Courtyard Augusta	1984	130	75% - 80%	25% - 30%	55% - 65%	$130 - $140	$80 - $90
Sheraton	2009	152	80% - 85%	20% - 25%	55% - 65%	$135 - $145	$80 - $90
Hilton Garden Inn	2008	114	80% - 85%	20% - 25%	65% - 75%	$140 - $150	$100 - $110
Doubletree Hotel	1990	182	60% - 65%	40% - 45%	55% - 65%	$130 - $140	$80 - $90
Comp Set Total/Average		1,373	65%	35%	64%	$160.09	$102.73

Source: Appraisal, unless otherwise noted.

(1)	Variances between the underwriting, the appraisal and the industry report with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and timing differences.
(2)	2023 Occupancy, 2023 ADR and 2023 RevPAR figures for the Crowne Plaza North Augusta Property represent the annual period ending December 2023 based on historical operating statements provided by the borrower sponsor.

Appraisal. The appraisal concluded to an “as-is” value for the Crowne Plaza North Augusta Property of $43,200,000 as of September 17, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated September 27, 2024, there was no evidence of any recognized environmental conditions at the Crowne Plaza North Augusta Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-71

Hospitality - Full Service	Loan #8	Cut-off Date Balance:	$29,000,000
1060 Center Street	Crowne Plaza North Augusta	Cut-off Date LTV:	67.1%
North Augusta, SC 29841		UW NCF DSCR:	1.86x
		UW NOI Debt Yield:	16.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Crowne Plaza North Augusta Property:

Cash Flow Analysis(1)
	2021	2022	2023	TTM (10/31/2024)	UW	UW per Room
Occupancy(2)	43.1%	47.6%	60.0%	63.0%	63.0%
ADR	$164.63	$185.14	$184.40	$198.13	$198.13
RevPAR	$70.90	$88.07	$110.59	$124.88	$124.88

Rooms Revenue	$4,658,369	$5,786,276	$7,265,602	$8,227,035	$8,204,557	$45,581
Food & Beverage	$1,704,488	$2,735,464	$3,288,169	$3,542,049	$3,532,371	$19,624
Parking Income	$208,185	$212,961	$332,269	$370,521	$369,509	$2,053
Other Income(3)	$214,872	$285,541	$540,082	$688,795	$686,913	$3,816
Total Revenue	$6,785,914	$9,020,242	$11,426,122	$12,828,400	$12,793,350	$71,074

Room Expense	$877,539	$1,056,635	$1,246,105	$1,331,413	$1,327,775	$7,377
Food & Beverage Expense	$1,252,448	$1,927,440	$2,310,599	$2,465,735	$2,458,998	$13,661
Parking Expense	$83,274	$85,185	$132,907	$148,208	$147,803	$821
Other Department Expense	$45,322	$16,651	$52,289	$72,087	$71,890	$399
Total Department Expenses	$2,258,583	$3,085,911	$3,741,900	$4,017,443	$4,006,466	$22,258
Departmental Profit	$4,527,331	$5,934,331	$7,684,222	$8,810,957	$8,786,883	$48,816

Management Fees	$203,577	$270,607	$342,784	$384,852	$383,800	$2,132
Property Tax	$559,409	$576,540	$434,263	$582,117	$582,117	$3,234
Insurance	$83,977	$144,815	$199,164	$190,300	$232,005	$1,289
Other Expenses	$20,200	$14,448	$150,115	$2,700	$0	$0
Total Undistributed Expenses	$1,872,609	$2,381,647	$2,745,545	$2,927,106	$2,823,741	$15,687
Total Expenses	$4,998,355	$6,473,968	$7,613,771	$8,104,518	$8,028,130	$44,601

Net Operating Income(2)	$1,787,559	$2,546,274	$3,812,351	$4,723,882	$4,765,220	$26,473
FF&E	$271,437	$360,810	$457,045	$513,136	$511,734	$2,843
Net Cash Flow	$1,516,122	$2,185,464	$3,355,306	$4,210,746	$4,253,486	$23,630

NOI DSCR	0.78x	1.11x	1.66x	2.06x	2.08x
NCF DSCR	0.66x	0.95x	1.46x	1.84x	1.86x
NOI Debt Yield	6.2%	8.8%	13.1%	16.3%	16.4%
NCF Debt Yield	5.2%	7.5%	11.6%	14.5%	14.7%

(1)	Variances between the underwriting, the appraisal and the industry report with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and timing differences.
(2)	The increase in Occupancy and Net Operating Income in each historical period is primarily attributable to the recent construction of the Crowne Plaza North Augusta Property in 2019 and ramp up subsequent to the Covid-19 pandemic.
(3)	Other Income is inclusive of resort fees, gift shop and miscellaneous income.

Escrows and Reserves.

Real Estate Taxes – On the loan origination date, the borrower was required to make an upfront deposit of $100 into a reserve for real estate taxes. In addition, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12 of the real estate taxes that the mortgage lender estimates will be payable during the ensuing 12 months (initially estimated to be $23,420.75).

Insurance – The borrower is required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12 of the insurance premiums that the mortgage lender estimates will be payable during the ensuing 12 months; provided, however, the foregoing requirement will be waived so long as (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the Crowne Plaza North Augusta Property as part of blanket or umbrella coverage reasonably approved by the lender and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 days prior to the expiration dates of the policies.

PIP Reserve – On the loan origination date, the borrower was required to make an initial deposit of $28,400. Thereafter, the borrower is required to deposit the sums required to complete all work described in any subsequent property improvement plan (other than the closing date property improvement plan) required by a franchisor, payable on each payment date in monthly installments reasonably estimated by the lender to provide for adequate funds to complete the work described in any property improvement plan within the timeframes required by the property improvement plan.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-72

Hospitality - Full Service	Loan #8	Cut-off Date Balance:	$29,000,000
1060 Center Street	Crowne Plaza North Augusta	Cut-off Date LTV:	67.1%
North Augusta, SC 29841		UW NCF DSCR:	1.86x
		UW NOI Debt Yield:	16.4%

FF&E Reserve – On the origination date, the borrower deposited $100 into an FF&E reserve and on each payment date thereafter is required to deposit 4.0% of gross rents for the calendar month two months prior to such payment date.

Seasonality Reserve – On the origination date, the borrower was required to make an initial deposit of $500,000. Additionally, in May of each year, if applicable, the borrower will deposit an amount such that the amount on deposit in the seasonality reserve account after making such seasonality reserve annual deposit is at least equal to 125% of the aggregate shortfall in net cash flow after debt service for the immediately preceding period, as determined by the lender in April of each year based on the financial reports required pursuant to the Crowne Plaza North Augusta Mortgage Loan documents; provided, however, in no event shall the amount on deposit in the Seasonality Reserve Account after making such seasonality reserve annual deposit be less than $390,000.

Immediate Repairs Reserve – On the origination date, the borrower was required to make an initial deposit of $20,130 to cover the costs associated with immediate repairs at the property.

Special Event Advance Deposits Reserve – As applicable, in connection with any special event (e.g., sporting event, entertainment event, social gathering or conference), the borrower will deposit any non-refundable advance booking deposit received, equal to or exceeding $100,000 collectively. Provided no event of default has occurred and is continuing, the lender will use commercially reasonable efforts, upon a request by borrower, to disburse the Special Event Advance Deposit to the lockbox account within 10 business days of such request.

Lockbox and Cash Management. The Crowne Plaza North Augusta Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver direction letters to each of the credit card companies with which borrower has entered into a merchant’s or other credit card agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to borrower under the applicable credit card processing agreement. The borrower is required to (or cause the property manager to) deposit all revenue generated by the Crowne Plaza North Augusta Property into the lender-controlled lockbox account within one business day. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Cash Sweep Event Period (as defined below) exists. Upon the occurrence and during the continuance of a Cash Sweep Event Period, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Crowne Plaza North Augusta Mortgage Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Crowne Plaza North Augusta Loan documents may be held by the lender in an excess cash flow reserve account as additional collateral for the Crowne Plaza North Augusta Mortgage Loan.

A “Cash Sweep Event Period” means the occurrence of (i) an event of default; (ii) a bankruptcy action of borrower or manager or (iii) the net cash flow debt service coverage ratio falling below 1.20x based on the trailing 12-months (a “DSCR Trigger Event”).

A Cash Sweep Event Period will end upon (a) with regard to clause (i), the cure of such event of default, (b) with regard to clause (ii), if the Cash Sweep Event is caused solely by a bankruptcy action of manager, the borrower replacing the manager with a qualified manager under a replacement management agreement within 60 days after such bankruptcy action, (c) with regard to clause (iii), the net cash flow debt service coverage ratio being at least 1.20x for two consecutive calendar quarters; provided, however, that, such Cash Sweep Event Cure set forth in this definition shall be subject to the following conditions, (x) no event of default shall have occurred and be continuing under the Crowne Plaza North Augusta Mortgage Loan documents, (y) with respect to clause (iii), a Cash Sweep Event Cure may occur an unlimited number of times and with respect to any other Cash Sweep Event, a Cash Sweep Event Cure may occur no more than a total of four times in the aggregate during the term of the Crowne Plaza North Augusta Mortgage Loan and (z) the borrower shall have paid all of the lender's reasonable expenses incurred in connection with such Cash Sweep Event Cure including, reasonable attorney's fees and expenses. In no event will the borrower be entitled to cure a Cash Sweep Event caused by a bankruptcy action of borrower.

Ground Lease. See “The Property” above for additional information.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Crowne Plaza North Augusta Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-73

Retail – Single Tenant	Loan #9	Cut-off Date Balance:	$28,890,300
Various	ExchangeRight Net Leased Portfolio #69	Cut-off Date LTV:	53.0%
Various		U/W NCF DSCR:	1.81x
		U/W NOI Debt Yield:	11.3%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-74

Retail – Single Tenant	Loan #9	Cut-off Date Balance:	$28,890,300
Various	ExchangeRight Net Leased Portfolio #69	Cut-off Date LTV:	53.0%
Various		U/W NCF DSCR:	1.81x
		U/W NOI Debt Yield:	11.3%

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ExchangeRight Net Leased Portfolio #69		
1	Kroger – Zionsville, IN	Zionsville, IN
2	Tractor Supply Company – Tucson, AZ	Tucson, AZ
3	Tractor Supply Company – Moncks Corner, SC	Moncks Corner, SC
4	Tractor Supply Company – Mansfield, OH	Mansfield, OH
5	Dollar Tree – Linden, MI	Linden, MI
6	Dollar Tree – Midland, MI	Midland, MI
7	Dollar Tree – Millbrook, AL	Millbrook, AL
8	Dollar General Plus – Farmington, NM	Farmington, NM
9	Dollar Tree – Tuscaloosa, AL	Tuscaloosa, AL
10	Dollar General Plus – Benton Harbor, MI	Benton Harbor, MI
11	Sherwin Williams – Kansas City, KS	Kansas City, KS

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THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-75

Mortgage Loan No. 9 – ExchangeRight Net Leased Portfolio #69

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location(2):	Various, Various
Original Balance:	$28,890,300			General Property Type(2):	Retail
Cut-off Date Balance:	$28,890,300			Detailed Property Type(2):	Single Tenant
% of Initial Pool Balance:	3.9%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated(2):	Various/Various
Borrower Sponsors:	David Fisher, Warren Thomas, Joshua			Size:	224,189 SF
	Ungerecht and			Cut-off Date Balance Per SF:	$129
	ExchangeRight Real Estate, LLC			Maturity Date Balance Per SF:	$129
Guarantors:	David Fisher, Warren Thomas,			Property Manager:	NLP Management, LLC (borrower-
	Joshua Ungerecht and				related)
	ExchangeRight Real Estate, LLC
Mortgage Rate:	6.0800%
Note Date:	1/14/2025
Maturity Date:	2/1/2030			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$3,263,086
Amortization Term:	0 months			UW NCF:	$3,228,879
IO Period:	60 months			UW NOI Debt Yield:	11.3%
Seasoning:	0 months			UW NCF Debt Yield	11.2%
Prepayment Provisions:	L(24),D(29),O(7)			UW NOI Debt Yield at Maturity:	11.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.81x
Additional Debt Type:	NAP			Most Recent NOI(3):	NAV
Additional Debt Balance:	NAP			2nd Most Recent NOI(3):	NAV
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(3):	NAV
Reserves(1)				Most Recent Occupancy:	100.0% (2/1/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3):	NAV
RE Taxes:	$13,470	$13,470	NAP	3rd Most Recent Occupancy(3):	NAV
Insurance:	$0	Springing	NAP	Appraised Value (as of)(4):	$54,530,000 (Various)
Replacement Reserve:	$20,330	Springing	NAP	Appraised Value per SF:	$243
Deferred Maintenance:	$3,780	$0	NAP	Cut-off Date LTV Ratio:	53.0%
TI/LC Reserve:	$500,000	Springing	NAP	Maturity Date LTV Ratio:	53.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$28,890,300	51.5%	Purchase Price:	$53,835,816	96.0%
Borrower Equity:	$27,188,011	48.5%	Closing Costs:	$1,704,915	3.0%
			Reserves:	$537,580	1.0%
Total Sources:	$56,078,311	100.0%	Total Uses:	$56,078,311	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	See “The Properties” section below.
(3)	Historical occupancy and NOI are unavailable because the ExchangeRight Properties (as defined below) were acquired by the borrower between July 22, 2024 and October 28, 2024.
(4)	The individual appraised value as-of dates are between August 22, 2024 and November 13, 2024.

The Mortgage Loan. The ninth largest mortgage loan (the “ExchangeRight Net Leased Portfolio #69 Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $28,890,300 and secured by the fee interests in 11 net leased, single-tenant retail properties, located in eight states (the “ExchangeRight Properties”).

The Borrower and the Borrower Sponsors. The borrower for the ExchangeRight Net Leased Portfolio #69 Mortgage Loan is ExchangeRight Net-Leased Portfolio 69 DST, a Delaware statutory trust with at least one independent director. The borrower sponsors are David Fisher, Warren Thomas, Joshua Ungerecht and ExchangeRight Real Estate, LLC. ExchangeRight Real Estate, LLC has more than 25 million SF of commercial properties under management and owns more than 1,300 investment-grade retail and multifamily properties located across 47 states. ExchangeRight Real Estate, LLC and its three owners, David Fisher, Warren Thomas and Joshua Ungerecht (collectively, the “Individual Guarantors”), are the guarantors of certain non-recourse carveout liabilities under the ExchangeRight Net Leased Portfolio #69 Mortgage Loan.

The borrower has master leased the ExchangeRight Properties to a master tenant (the “ExchangeRight Net Leased Portfolio #69 Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the Individual Guarantors. The ExchangeRight Net Leased Portfolio #69 Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Net Leased Portfolio #69 Master Tenant for the operation, maintenance and management of the ExchangeRight Properties and payment of all expenses incurred in the maintenance and repair of the ExchangeRight Properties, other than capital expenses. The ExchangeRight Net Leased Portfolio #69 Master Tenant’s interest in all tenant rents was assigned to the borrower, which in turn collaterally assigned its interest to the lender.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-76

Retail – Single Tenant	Loan #9	Cut-off Date Balance:	$28,890,300
Various	ExchangeRight Net Leased Portfolio #69	Cut-off Date LTV:	53.0%
Various		U/W NCF DSCR:	1.81x
		U/W NOI Debt Yield:	11.3%

The master lease is subordinate to the ExchangeRight Net Leased Portfolio #69 Mortgage Loan and, upon an event of default under the ExchangeRight Net Leased Portfolio #69 Mortgage Loan, the lender has the right to cause the borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight Net Leased Portfolio #69 Mortgage Loan and gives rise to recourse liability to the non-recourse carveout guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Net Leased Portfolio #69 Master Tenant to pay rent as a result of the ExchangeRight Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight Net Leased Portfolio #69 Mortgage Loan, (ii) the lender’s good faith determination that the borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of the ExchangeRight Properties, or (iii) 90 days prior to the maturity date of the ExchangeRight Net Leased Portfolio #69 Mortgage Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight Net Leased Portfolio #69 Mortgage Loan is not delivered to the lender.

At any time following January 14, 2026, the borrower sponsor has the right to effect a Qualified Transfer. A “Qualified Transfer” means a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower and the ExchangeRight Net Leased Portfolio #69 Master Tenant to an Approved Transferee (as defined below) and a replacement of the non-recourse carveout guarantors as the person who controls the borrower with such Approved Transferee (or other acceptable replacement guarantor); provided that certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight Net Leased Portfolio #69 Mortgage Loan, (ii) the ExchangeRight Properties will continue to be managed by a qualified manager, (iii) prior to any release of the guarantor, the Approved Transferee (or other acceptable replacement guarantor) executes a full guarantee and indemnity pursuant to which it agrees to be liable (from and after the transfer) for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty, (iv) the Approved Transferee owns 100% of the beneficial ownership interests in, and controls, the borrower and ExchangeRight Net Leased Portfolio #69 Master Tenant, (v) the delivery of opinions regarding existence, authority, enforceability and non-consolidation satisfactory to the lender and (vi) if required by the lender, rating agency confirmation from each applicable rating agency.

"Approved Transferee" means either (A) an eligible institution that is, or is wholly-owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing or (B) any person that (1) is a Qualified Transferee (as defined below) and for whom the lender has received a reasonably acceptable credit check and searches, (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight Properties, (3) owns interests in, or operates, at least five retail properties with a minimum of 750,000 SF in the aggregate, (4) maintains either (i) a minimum net worth of at least $200,000,000 and total assets of at least $400,000,000 (excluding the ExchangeRight Properties) or (ii) an investment grade rating by S&P or Moody’s, (5) at all times owns no less than 100% of the legal and beneficial ownership of the borrower, and (6) causes borrower to be converted from a Delaware statutory trust unless borrower is solely owned by a person under management control of the Individual Guarantors and is no longer treated as an investment trust pursuant to Regulation Section 301.7701-4(c) of the Internal Revenue Code.

A “Qualified Transferee” means a transferee that (i) has never been indicted or convicted of, or pled guilty or no contest to a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to, a Patriot Act offense and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments, litigations or regulatory actions against it or its interests and (v) is not a crowdfunded entity or controlled by a crowdfunded entity.

In addition, at any time following January 14, 2026, the borrower sponsors have the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower and the ExchangeRight Net Leased Portfolio #69 Master Tenant to an Approved REIT (as defined below) or a subsidiary thereof that is management controlled by the Approved REIT and meets the requirements of a Qualified Transferee and to replace the non-recourse carveout guarantors with such Approved REIT, or provided such entity has total assets of at least $400,000,000 (excluding the ExchangeRight Properties) and at least $200,000,000 in shares of beneficial interest owned by investors, ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership (or such other acceptable replacement guarantor(s) satisfactory to the lender in its sole discretion), provided certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight Net Leased Portfolio #69 Mortgage Loan, (ii) the ExchangeRight Properties will continue to be managed by a qualified manager, (iii) prior to any release of the guarantor, the Approved REIT (or other acceptable replacement guarantor) executes a guarantee of recourse obligations (in substantially the form as the guarantee delivered at origination) pursuant to which it agrees to be liable under such guaranty (from and after the transfer), (iv) the Approved REIT (or a subsidiary thereof that is management controlled by the Approved REIT) owns 51% of the beneficial ownership interests in the borrower and ExchangeRight Net Leased Portfolio #69 Master Tenant, (v) the delivery of opinions regarding existence, authority, enforceability and non-consolidation satisfactory to the lender and (vi) if required by the lender, rating agency confirmation from each applicable rating agency.

“Approved REIT” means a real estate investment trust that (i) meets the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check and searches; (ii) is at all times (a) owned, directly or indirectly, by the Individual Guarantors in an amount that is equal to either (x) 0.50% of all equity interests or (y) equity interests valued at not less than $15,000,000, and (b) under the management control of one or more persons that (1) meet the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check and searches, and (2) is at all times under management control by the Individual Guarantors (provided such management control is not required if the Approved REIT has acquired a controlling interest in ExchangeRight Real Estate, LLC and has total assets of at least $400,000,000 (excluding the ExchangeRight Properties) and at least $200,000,000 in shares of beneficial interest owned by investors); and (iii) is otherwise reasonably acceptable to the lender in all respects. Subject to the satisfaction of clauses (i) and (ii) above, each of (x) ExchangeRight Income Fund (doing business as the ExchangeRight Essential Income Strategy), a Maryland statutory trust, (y) ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership, and (z) any real estate investment trust or the operating partnership that is under the management control of such real estate investment trust, will be deemed to have satisfied clause (iii) above provided such entity has total assets of at least $400,000,000 (excluding the ExchangeRight Properties) and at least $200,000,000 in shares of beneficial interest owned by investors.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-77

Retail – Single Tenant	Loan #9	Cut-off Date Balance:	$28,890,300
Various	ExchangeRight Net Leased Portfolio #69	Cut-off Date LTV:	53.0%
Various		U/W NCF DSCR:	1.81x
		U/W NOI Debt Yield:	11.3%

The Properties. The ExchangeRight Properties are comprised of 11 single-tenant retail properties totaling 224,189 SF and located across eight states. The ExchangeRight Properties are located in Indiana (one property, 29.1% of NRA and 30.7% of underwritten rent), Arizona (one property, 17.3% of NRA and 16.7% of underwritten rent), Ohio (one property, 15.3% of NRA and 11.2% of underwritten rent), Michigan (three properties, 13.5% of NRA and 13.4% of underwritten rent), Alabama (two properties, 9.0% of NRA and 8.2% of underwritten rent) and South Carolina (one property, 8.5% of NRA and 12.1% of underwritten rent) with the two remaining ExchangeRight Properties located in New Mexico and Kansas. Built between 1973 and 2024, with seven of the 11 properties built in 2024, the ExchangeRight Properties range in size from 5,640 SF to 65,182 SF.

The ExchangeRight Properties are leased to the following five nationally recognized tenants operating in diverse retail segments: Tractor Supply, Kroger, Dollar Tree, Dollar General Plus, and Sherwin-Williams. As of the cut-off date, the ExchangeRight Properties have a weighted average remaining lease term of approximately 15.0 years. Leases representing 100.0% of NRA and 100.0% of the underwritten base rent expire after the maturity date of the ExchangeRight Net Leased Portfolio #69 Mortgage Loan.

The following table presents certain information relating to the state locations of the ExchangeRight Properties:

Geographic Summary
State	Number of Properties	Tenant SF	% of Collateral SF	Annual UW Rent	Annual UW Base Rent PSF	% of Annual UW Base Rent
IN	1	65,182	29.1%	$1,070,000	$16.42	30.7%
AZ	1	38,869	17.3%	$581,933	$14.97	16.7%
OH	1	34,347	15.3%	$391,652	$11.40	11.2%
MI	3	30,338	13.5%	$466,718	$15.38	13.4%
AL	2	20,076	9.0%	$286,400	$14.27	8.2%
SC	1	19,097	8.5%	$421,050	$22.05	12.1%
NM	1	10,640	4.7%	$148,070	$13.92	4.2%
KS	1	5,640	2.5%	$124,287	$22.04	3.6%
Subtotal/Wtd. Avg.	11	224,189	100.0%	$3,490,109	$15.57	100.0%

Source: Appraisals and Underwritten Rent Roll

The following table presents certain information relating to the ExchangeRight Properties, which are presented in descending order of their Appraised Values.

ExchangeRight Properties Summary
Property Name	Year Built/ Renovated(1)	Tenant NRSF	%of Portfolio NRSF	Lease Expiration Date	Appraised Value(1)	% of Portfolio Appraised Value	Annual UW Base Rent	Annual UW Base Rent PSF	% of Annual UW Base Rent	Renewal Options
Kroger - Zionsville, IN	1999 / 2018	65,182	29.1%	4/30/2037(2)	$17,825,000	32.7%	$1,070,000	$16.42	30.7%	None
Tractor Supply - Tucson, AZ	2024 / NAP	38,869	17.3%	8/31/2044	$9,300,000	17.1%	$581,933	$14.97	16.7%	4, 5-Year
Tractor Supply - Moncks Corner, SC	2017 / NAP	19,097	8.5%	9/30/2044	$6,700,000	12.3%	$421,050	$22.05	12.1%	3, 5-Year
Tractor Supply - Mansfield, OH	1973 / 1991	34,347	15.3%	10/31/2044	$6,250,000	11.5%	$391,652	$11.40	11.2%	3, 5-Year
Dollar Tree - Linden, MI	2024 / NAP	9,870	4.4%	2/28/2035	$2,500,000	4.6%	$185,000	$18.74	5.3%	5, 5-Year
Dollar Tree - Midland, MI	2024 / NAP	9,828	4.4%	2/28/2035	$2,110,000	3.9%	$156,000	$15.87	4.5%	4, 5-Year
Dollar Tree - Millbrook, AL	2024 / NAP	10,076	4.5%	6/30/2034	$2,100,000	3.9%	$147,500	$14.64	4.2%	5, 5-Year
Dollar General Plus - Farmington, NM	2024 / NAP	10,640	4.7%	10/31/2039	$2,060,000	3.8%	$148,070	$13.92	4.2%	3, 5-Year
Dollar Tree - Tuscaloosa, AL	2024 / NAP	10,000	4.5%	9/30/2034	$1,975,000	3.6%	$138,900	$13.89	4.0%	5, 5-Year
Dollar General Plus - Benton Harbor, MI	2024 / NAP	10,640	4.7%	9/30/2039	$1,860,000	3.4%	$125,718	$11.82	3.6%	5, 5-Year
Sherwin-Williams - Kansas City, KS	1988 / 2024	5,640	2.5%	11/30/2034	$1,850,000	3.4%	$124,287	$22.04	3.6%	4, 5-Year
Total/Weighted Average		224,189	100.0%		$54,530,000	100.0%	$3,490,109	$15.57	100.0%

Source: Underwritten Rent Roll

(1)	Information obtained from the appraisals.
(2)	Kroger has the right to terminate its lease effective July 1, 2032, upon 180 days’ prior written notice.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-78

Retail – Single Tenant	Loan #9	Cut-off Date Balance:	$28,890,300
Various	ExchangeRight Net Leased Portfolio #69	Cut-off Date LTV:	53.0%
Various		U/W NCF DSCR:	1.81x
		U/W NOI Debt Yield:	11.3%

The following table presents a summary regarding the tenants at the ExchangeRight Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (S&P/ Moody’s/Fitch)(2)	No. of Properties	Tenant SF	Approx.% of SF	Annual UW Base Rent	Annual UW Base Rent PSF	App. % of Total Annual UW base Rent
Tractor Supply	BBB / Baa1 / NR	3	92,313	41.2%	$1,394,635	$15.11	40.0%
Kroger	BBB / Baa1 / NR	1	65,182	29.1%	$1,070,000	$16.42	30.7%
Dollar Tree	BBB / Baa2 / NR	4	39,774	17.7%	$627,400	$15.77	18.0%
Dollar General Plus	BBB / Baa2 / NR	2	21,280	9.5%	$273,788	$12.87	7.8%
Sherwin-Williams	BBB / Baa2 / BBB+	1	5,640	2.5%	$124,287	$22.04	3.6%
Subtotal/Wtd. Avg.		11	224,189	100.0%	$3,490,109	$15.57	100.0%

Vacant		0	0	0.0%
Total/Wtd. Avg.		11	224,189	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover at the ExchangeRight Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total UW Base Rent Rolling	Approx. Cumulative % of Total UW Base Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2031	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2032	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2033	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2034	3	25,716	$15.97	11.5%	11.5%	$410,687	11.8%	11.8%
2035 & Beyond	8	198,473	$15.52	88.5%	100.0%	$3,079,423	88.2%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	11	224,189	$15.57	100.0%		$3,490,109	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

Appraisal. The appraisal concluded to an aggregate “As-is” appraised value for the ExchangeRight Properties of $54,530,000 as of between August 22, 2024 and November 13, 2024.

Environmental Matters. According to the Phase I environmental site assessments dated between August 6, 2024 and November 19, 2024, there was no evidence of any recognized environmental conditions at the ExchangeRight Properties. The environmental site assessment for Sherwin-Williams – Kansas City, KS property identified a controlled recognized environmental condition. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-79

Retail – Single Tenant	Loan #9	Cut-off Date Balance:	$28,890,300
Various	ExchangeRight Net Leased Portfolio #69	Cut-off Date LTV:	53.0%
Various		U/W NCF DSCR:	1.81x
		U/W NOI Debt Yield:	11.3%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow for the ExchangeRight Properties:

Cash Flow Analysis(1)
	UW	UW Per SF
Gross Potential Rent	$3,490,109	$15.57
Total Recoveries	$0	$0.00
Other Income	$0	$0.00
Less Vacancy & Credit Loss	($126,103)	($0.56)
Effective Gross Income	$3,364,006	$15.01

Real Estate Taxes	$0	$0.00
Insurance	$0	$0.00
Management Fee(2)	$100,920	$0.45
Total Expenses(2)	$100,920	$0.45

Net Operating Income	$3,263,086	$14.56
Capital Expenditures	$33,628	$0.15
TI/LC	$50,579	$0.23
Plus TI/LC Credit(3)	($50,000)	($0.22)
Net Cash Flow	$3,228,879	$14.40

Occupancy %(4)	96.4%
NOI DSCR	1.83x
NCF DSCR	1.81x
NOI Debt Yield	11.3%
NCF Debt Yield	11.2%

(1)	Historical financial information is not available because the ExchangeRight Properties were acquired by the borrower sponsor between July 22, 2024 and October 28, 2024.
(2)	Total Expenses consist of a 3.0% management fee.
(3)	Plus TI/LC Credit means credit for one tenth of the $500,000 initial deposit into the TI/LC reserve was underwritten.
(4)	Occupancy % represents economic occupancy at the ExchangeRight Properties. As of February 1, 2025, the ExchangeRight Properties were 100.0% occupied.

Escrows and Reserves.

Real Estate Taxes – The ExchangeRight Net Leased Portfolio #69 Mortgage Loan documents provide for an upfront reserve of $13,470 for real estate taxes. The borrower will be required to make monthly deposits into the real estate tax reserve in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, initially $13,470 per month, except that no deposits will be required on account of taxes with respect to the Direct Tax Pay Tenants (as defined below) for so long as the Direct Pay Conditions (as defined below) are satisfied. “Direct Tax Pay Tenant” means any tenant that has the right or the obligation pursuant to its lease to pay taxes for the applicable ExchangeRight Property directly to the applicable taxing authority and is actually exercising such right or complying with such obligation, as applicable. The ExchangeRight Net Leased Portfolio #69 Mortgage Loan documents provide that the initial such Direct Tax Pay Tenants are the tenants at the (i) Kroger – Zionsville, IN, (ii) Tractor Supply Company – Mansfield, OH, (iii) Tractor Supply Company – Moncks Corner, SC, and (iv) Tractor Supply Company – Tucson, AZ ExchangeRight Properties.

“Direct Pay Conditions” means (i) no event of default under the ExchangeRight Net Leased Portfolio #69 Mortgage Loan has occurred and is continuing, (ii) the borrower provides proof of payment by the applicable tenant (or the borrower) of the applicable tax, insurance or capital expense (in the case of taxes and insurance, on or before 15 days prior to the last date on which the taxes can be paid without the accrual of interest or penalties on or before 15 days prior to the due date for such insurance premium, as applicable), (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the tenant such that its ability to timely pay the applicable expense has been materially jeopardized.

Insurance – The borrower will be required to make monthly deposits into an insurance reserve in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the insurance policies upon the expiration thereof (initially, approximately $0.00), except that no deposits will be required on account of insurance premiums with respect to the Direct Insurance Pay Tenants (as defined below) for so long as the Direct Pay Conditions are satisfied. In addition, the borrower will not be required to make or cause to be made deposits for insurance premiums for which the borrower or ExchangeRight Net Leased Portfolio #69 Master Tenant is responsible pursuant to the terms of the loan agreement or master lease so long as (A) a lender-approved blanket insurance policy is in full force and effect and (B) no event of default is continuing under the ExchangeRight Net Leased Portfolio #69 Mortgage Loan.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-80

Retail – Single Tenant	Loan #9	Cut-off Date Balance:	$28,890,300
Various	ExchangeRight Net Leased Portfolio #69	Cut-off Date LTV:	53.0%
Various		U/W NCF DSCR:	1.81x
		U/W NOI Debt Yield:	11.3%

“Direct Insurance Pay Tenant” means any tenant that has the right or the obligation pursuant to its lease to maintain all or a portion of the insurance for the applicable ExchangeRight Property and to pay insurance premiums directly to the applicable insurance company and is actually exercising such right or complying with such obligation, as applicable. The ExchangeRight Net Leased Portfolio #69 Mortgage Loan documents provide that the initial such Direct Insurance Pay Tenants (which maintain property and terrorism insurance for the applicable property) are the tenants at the (i) Dollar General Plus – Benton Harbor, MI, (ii) Dollar General Plus – Farmington, NM, (iii) Kroger – Zionsville, IN, (iv) Tractor Supply Company – Mansfield, OH, (v) Tractor Supply Company – Moncks Corner, SC, and (vi) Tractor Supply Company – Tucson, AZ ExchangeRight Properties

Required Repairs – The ExchangeRight Net Leased Portfolio #69 Mortgage Loan documents provide for an upfront deposit of $3,780 into a reserve for required repairs.

Replacement Reserve – The ExchangeRight Net Leased Portfolio #69 Mortgage Loan documents provide for an upfront deposit of $20,330 into a reserve for approved capital expenses. In addition, if a Cash Management Period (as defined below) is continuing, the borrower will be required to make or cause to be made monthly deposits into such reserve in an amount equal to 1/12th of the product obtained by multiplying $0.15 by the aggregate number of rentable square feet of space at the ExchangeRight Properties (initially, approximately $1,722 per month); provided that no deposit will be required to be made with respect to the aggregate number of rentable square feet at the ExchangeRight Properties for which tenants are obligated under their applicable leases to pay capital expenses for their respective premises; in each case, to the extent the Direct Pay Conditions are satisfied. The ExchangeRight Net Leased Portfolio #69 Mortgage Loan documents provide that the initial such tenants are the tenants at the (i) Dollar General Plus – Benton Harbor, MI, Dollar General Plus – Farmington, NM and Kroger-Zionsville, IN ExchangeRight Properties.

TI/LC Reserve – The ExchangeRight Net Leased Portfolio #69 Mortgage Loan documents provide for an upfront reserve of $500,000 for tenant improvements and leasing commissions. During a Cash Management Period, the borrower will be required to deposit monthly an amount equal to one-twelfth of the product obtained by multiplying $0.70 by the aggregate rentable square feet of space at the ExchangeRight Properties (initially approximately $13,078 per month) for tenant improvements and leasing commissions.

Lockbox and Cash Management. The ExchangeRight Net Leased Portfolio #69 Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to (or to cause the ExchangeRight Net Leased Portfolio #69 Master Tenant or property manager to) cause all rents relating to the ExchangeRight Properties to be transmitted directly by the tenants into the lockbox account and, to the extent that such rents are received by the borrower (or ExchangeRight Net Leased Portfolio #69 Master Tenant or property manager), cause such amounts to be deposited into the lockbox account within two business days of receipt. The lockbox account bank is required to sweep such funds into the ExchangeRight Net Leased Portfolio #69 Master Tenant’s operating account on each business day other than during a Cash Management Period. During a Cash Management Period, funds in the lockbox account are required to be swept into a lender controlled cash management account, and provided no event of default is continuing, funds in the cash management account are required to be applied (i) to make the next monthly deposits (to the extent required) into the real estate taxes and insurance reserves as described above under “Escrows and Reserves”, (ii) to pay the next monthly debt service payment due on the ExchangeRight Net Leased Portfolio #69 Mortgage Loan, (iii) to make the next monthly deposits (to the extent required) into the capital expenses reserve and the rollover reserve as described above under “Escrows and Reserves”, (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during a Cash Management Period) and, if a Cash Management Period exists solely as a result of a decline in the debt service coverage ratio, to pay additional operating expenses approved by the lender, and (v) to deposit any remainder into a cash collateral subaccount to be held as additional security for the ExchangeRight Net Leased Portfolio #69 Mortgage Loan during such Cash Management Period. Upon cessation of a Cash Management Period, all available amounts on deposit in the cash collateral account must be released to the borrower or ExchangeRight Net Leased Portfolio #69 Master Tenant.

A “Cash Management Period" means a period: (i) commencing upon a default or an event of default under the ExchangeRight Net Leased Portfolio #69 Mortgage Loan and ending when such default or event of default has been cured or waived in writing by the lender, or (ii) commencing when the debt service coverage ratio (based on net operating income for the trailing 12 months) as of the end of any calendar quarter is less than 1.50x and ending when the debt service coverage ratio (based on net operating income for the trailing 12 months) is at least 1.50x as of the end of each of two consecutive calendar quarters, or (iii) commencing on the payment date that occurs in November 2029, unless a Qualified Transfer (as defined below) has occurred as of such date, and ending when a Qualified Transfer occurs.

Partial Release. On any payment date after the expiration of the defeasance lockout period, the borrower has the right to obtain the release of any individual ExchangeRight Property in connection with a bona fide third party sale of such ExchangeRight Property, upon defeasance of a release price equal to the greater of (x) 115% of the allocated loan amount of such ExchangeRight Property and (y) 90% of the net sales proceeds of such ExchangeRight Property, and satisfaction of the following conditions, among others: (i) after giving effect to such release, the debt service coverage ratio of the remaining ExchangeRight Properties is not less than the greater of the debt service coverage ratio immediately preceding the release and 1.81x, (ii) after giving effect to such release, the debt yield of the remaining ExchangeRight Properties is not less than the greater of the debt yield immediately preceding the release and 11.0%, and (iii) satisfaction of REMIC related conditions.

Right of First Refusal. The related single tenant at each of the following ExchangeRight Properties has a right of first refusal (“ROFR”) to purchase the related ExchangeRight Property: (i) Tractor Supply – Tucson, AZ, (ii) Tractor Supply – Moncks Corner, SC and (iii) Tractor Supply – Mansfield, OH. With respect to each such lease, the related tenant entered into a subordination non-disturbance and attornment agreement (“SNDA”) pursuant to which it agreed its ROFR would be subordinate to the related mortgage; however such SNDAs do not provide that such right would not apply upon a foreclosure or deed-in-lieu thereof.

Terrorism Insurance. The borrower is required to obtain and maintain an “all risk” property insurance policy that covers terrorist acts in an amount equal to the “full replacement cost” of the ExchangeRight Properties together with 18 months of business income insurance, plus a 365-day extended period of indemnity, provided that such coverage is available. If such coverage is not available from a carrier which satisfies the ratings requirements in the loan documents, the borrower is required to obtain such coverage from the highest rated insurance company providing such coverage. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-81

Hospitality – Full Service	Loan #10	Cut-off Date Balance:	$28,750,000
108-10 Rockaway Beach Drive	Rockaway Hotel and Spa	Cut-off Date LTV:	55.3%
Rockaway Park, NY 11694		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	13.3%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-82

Hospitality – Full Service	Loan #10	Cut-off Date Balance:	$28,750,000
108-10 Rockaway Beach Drive	Rockaway Hotel and Spa	Cut-off Date LTV:	55.3%
Rockaway Park, NY 11694		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	13.3%

BROOKLYN
27
KINGS COUNTY
Conduit Ave.
Resorts World New York City
Aqueduct Race Track
Aqueduct-N. Conduit Ave.-Racetrack
27
Belt Pkwy
678
QUEENS
Belt Pkwy
27
LAURELTON
LIRR
878
Howard Beach
Airtrain
Howard Beach-JFK Airport
JFK Lefferts Blvd.-Long Term Parking
JFK Fed. Cir.-Rental Cars
US Federal Aviation Administration
Brookville
Cross Bay Commons
Gateway Center North
Gateway Center
Shore Pkwy
Howard Beach
QUEENS COUNTY
JFK Expwy
Rosedale
878
JFK Logistics Center
Brookville Park
Rockaway Blvd.
678
Spring Creek Park
Spring Creek Beach
Fountain Pier
Penn Pier
John F. Kennedy International Airport
Jamaica Bay
Head of Bay
Cross Bay Blvd.
Bird Watch Bench
Jamaica Bay Wildlife Refuge
LONG ISLAND
Inwood Country Club
Nutter Island
GATEWAY NATIONAL RECR. AREA
JoCo Marsh
Inwood
INWOOD
Broad Channel
Cross Bay Veterans Mem. Br.
Edgemere Park
Far Rockaway
FAR ROCKAWAY
Far Rockaway
Shop Fair of Cornaga
Beach Channel Dr.
Beach 25th St
St. John's Episcopal Hospital
Wavecrest Shopping Ctr.
Beach Channel Dr.
Beach 36th St
Beach 44th St
Beach 60th St
Beach 67th St
Beach 70th St
Beach 90th St
Rockaway Blvd Blvd.
Rockaway Beach
Silver Point County Park
Rockaway Hotel and Spa
108-10 Rockaway Beach Drive
Rockaway Park, NY 11694
Beach 105th St
Beach 98th St
Rockway Commons
Rockaway Park/Beach - 116th St.
Broad Channel Drive
Rockaway Park
Rockaway Beach Blvd.
Belle Harbor
Jacob Riis Park
Neponsit
Riis Beach Promenade
The People's Beach at Jacob Riis Park
Atlantic Ocean
PATERSON
YONKERS
Mount Vernon
New Rochelle
Passaic
Clifton
NEW JERSEY
Hackensack
BRONX
Montclair
LONG ISLAND
MANHATTAN
NEWARK
QUEENS
JERSEY CITY
Elizabeth
BROOKLYN
Valley Stream
STATEN ISLAND
Atlantic Ocean

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-83

Mortgage Loan No. 10 – Rockaway Hotel and Spa

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Location:	Rockaway Park, NY 11694
Original Balance:	$28,750,000			General Property Type:	Hospitality
Cut-off Date Balance:	$28,750,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	3.9%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2020/NAP
Borrower Sponsors:	Jeff Brosi, Daniel Tubridy, Samuel			Size:	61 Rooms
	Provisero, Ben Igoe, Leland Hensch			Cut-off Date Balance Per Room:	$471,311
	and Jonathan Krasner			Maturity Date Balance Per Room:	$471,311
Guarantors:	Jeff Brosi, Daniel Tubridy, Samuel			Property Manager:	IGC Hotel LLC
	Provisero, Ben Igoe, Leland Hensch
	and Jonathan Krasner
Mortgage Rate:	7.47500%
Note Date:	12/23/2024			Underwriting and Financial Information
Maturity Date:	1/1/2030			UW NOI:	$3,815,422
Term to Maturity:	60 months			UW NCF:	$3,136,519
Amortization Term:	0 months			UW NOI Debt Yield:	13.3%
IO Period:	60 months			UW NCF Debt Yield:	10.9%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	13.3%
Prepayment Provisions:	L(25),D(31),O(4)			UW NCF DSCR:	1.44x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$4,515,863 (TTM 10/31/2024)
Additional Debt Type:	NAP			2nd Most Recent NOI:	$4,518,377 (12/31/2023)
Additional Debt Balance:	NAP			3rd Most Recent NOI:	$3,246,904 (12/31/2022)
Future Debt Permitted (Type):	No (NAP)			Most Recent Occupancy:	78.4% (10/31/2024)
Reserves				2nd Most Recent Occupancy:	73.2% (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	65.5% (12/31/2022)
RE Taxes:	$0	$25,820	NAP	Appraised Value (as of):	$52,000,000 (10/4/2024)
Insurance:	$0	$50,173	NAP	Appraised Value Per Room:	$852,459
FF&E Reserve:	$0	(1)	NAP	Cut-off Date LTV Ratio:	55.3%
Seasonality Reserve:	$230,000	Springing	NAP	Maturity Date LTV Ratio:	55.3%
Condominium Reserve:	$0	Springing	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$28,750,000	96.5%	Loan Payoff:	$28,164,410	94.5%
Borrower Sponsor Equity	$1,056,109	3.5%	Closing Costs:	$1,411,699	4.7%
			Reserves:	$230,000	0.8%
Total Sources:	$29,806,109	100.0%	Total Uses:	$29,806,109	100.0%
(1)	The greater of (i) 56,575.29 or (ii) the amount of the deposit required by the franchisor on account of FF&E under the franchise agreement (if any).

The Mortgage Loan. The tenth largest mortgage loan (the “Rockaway Hotel and Spa Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $28,750,000. The Rockaway Hotel and Spa Mortgage Loan is secured by a first priority fee mortgage encumbering a hospitality property located in Rockaway Park, New York (the “Rockaway Hotel and Spa Property”).

The Borrower and the Borrower Sponsors. The borrowing entity for the Rockaway Hotel and Spa Mortgage Loan is Rockaway Hotel Owner LLC, a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsors and non-recourse carveout guarantors are Jeff Brosi, Daniel Tubridy, Samuel Provisero, Ben Igoe, Leland Hensch and Jonathan Krasner. The borrowing entity, Rockaway Hotel Owner LLC, is wholly owned by Rock Away Team LLC, which in turn is wholly owned by Rockaway Beach Hotel LLC, both of which are managed by a board of six individuals, all of whom are the non-recourse carve-out guarantors.

The Property. The Rockaway Hotel and Spa Property is a 5-story, 61-room, unflagged independent full-service hospitality property built in 2020. The Rockaway Hotel and Spa Property offers amenities including a restaurant, a rooftop bar, approximately 9,040 SF of indoor and outdoor meeting space, a spa, a supply shop, a coffee shop, an outdoor swimming pool and bar area, house bicycles, and surfboard storage. The Rockaway Hotel and Spa Property offers 53 traditional hotel rooms in addition to 8 bungalow rooms which are configured similarly to apartment units. The bungalow rooms include a separate sitting room and a kitchenette and can be rented on a transient basis or for longer stays. According to the appraisal, the transient commercial segment accounted for 34% of the Rockaway Hotel and Spa Property’s occupancy and transient leisure accounted for 37%, with 25% from the group segment and 4% extended stay.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-84

Hospitality – Full Service	Loan #10	Cut-off Date Balance:	$28,750,000
108-10 Rockaway Beach Drive	Rockaway Hotel and Spa	Cut-off Date LTV:	55.3%
Rockaway Park, NY 11694		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	13.3%

The Rockaway Hotel and Spa Property consists of two condominium units comprising two tax lots. Lot 1001, comprising the hotel unit, includes the hotel guest rooms, common areas, restaurants, bars, pool and other amenities, and Lot 1002 comprises the residential unit and includes the eight residential units which are rented out as the bungalow hotel rooms, and are entitled to use the amenities in the hotel unit. Each of the hotel unit and the residential unit are subject to separate license and management agreements with affiliates of the borrower. The borrower owns 100% of the condominium regime including both the hotel unit and the residential unit and all appurtenant common areas. Lot 1001 comprising the hotel unit benefits from a 15-year New York City Industrial and Commercial Abatement Program (“ICAP”) abatement. The abatement is currently in its fourth year and extends through the 2035/36 tax year. The ICAP provides a 100% abatement through the 2031/2032 fiscal year and then declines by 20% a year thereafter. The appraisal estimates real estate taxes for the 2024/2025 fiscal year to be $777,516 without the abatement and estimates the net present value of the abatement to be $4,000,000. The Rockaway Hotel and Spa Mortgage Loan was underwritten based on the abated taxes, as set forth in the tax invoices for 2024, of $287,121.

All valet and employee parking for the Rockaway Hotel and Spa Property is provided pursuant to a license agreement from a nearby parking lot. The license agreement provides for rent of $15,000 per month plus real estate taxes allocable to the parking lot, expires March 31, 2026, and may be terminated by either party upon 90 days’ notice, provided that the termination date may not fall between May 1 and October 31 of any year. It is an event of default under the Rockaway Hotel and Spa Mortgage Loan if the license agreement expires without a replacement being obtained.

The following table presents certain information relating to the performance of the Rockaway Hotel and Spa Property:

Historical Occupancy, ADR, RevPAR
	Rockaway Hotel and Spa(1)			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	62.9%	$296.85	$186.82	59.7%	$324.74	$193.95	105.4%	91.4%	96.3%
2022	65.5%	$329.42	$215.77	58.7%	$348.40	$204.67	111.5%	94.6%	105.4%
2023	73.2%	$349.20	$255.73	61.0%	$327.52	$199.79	120.0%	106.6%	128.0%
TTM Oct. 2024	78.4%	$318.60	$249.79	58.8%	$340.42	$200.32	133.2%	93.6%	124.7%

(1)	Occupancy, ADR and RevPAR for the Rockaway Hotel and Spa Property are based on historical financial information provided by the borrower sponsor.
(2)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set includes the Sound View Greenport, Allegria Hotel, The Asbury Hotel and Wave Resort & Spa.

The Market. The Rockaway Hotel and Spa Property is located in Rockaway Park, New York within Queens County. The neighborhood surrounding the Rockaway Hotel and Spa Property is characterized by its coastal environment and proximity to the Atlantic Ocean, offering residents and visitors access to Rockaway Beach, a popular destination for swimming, surfing, and other water activities. The area features a blend of residential buildings and local businesses, providing essentials to both permanent residents and seasonal visitors. It is well connected by various public transportation options, including the A train, which links Rockaway Park to other parts of New York City, alongside bus routes that facilitate movement within the peninsula. Additionally, the neighborhood is approximately a 20-minute drive from John F. Kennedy International Airport, making it conveniently accessible for both domestic and international travelers. The area also benefits from open green spaces like the Rockaway Beach Boardwalk and nearby parks.

The following table presents certain information relating to the primary hotel competition for the Rockaway Hotel and Spa Property from the appraisal:

Appraisal Primary Competitive Set
Property	Location	Year Opened	Number of Rooms	Occupancy	ADR	RevPAR
Rockaway Hotel and Spa(1)	Rockaway Park, NY	2020	61	73.2%	$349.20	$255.73
Sound View Greenport	Greenport, NY	1952	65	50% - 55%	$355 - $360	$175 - $180
Allegria Hotel	Long Beach, NY	2009	156	60% - 65%	$330 - $335	$200 - $205
The Asbury Hotel	Asbury Park, NJ	2016	110	65% - 70%	$300 - $305	$195 - $200
Wave Resort & Spa	Long Branch, NJ	2019	67	65% - 70%	$345 - $350	$225 - $230

Source: Appraisal unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2023 values.

(1)	Rockaway Hotel and Spa Property information is based on financial information provided by the borrower sponsor for 2023.

Appraisal. The appraisal concluded to an “As-is” appraised value for the Rockaway Hotel and Spa Property of $52,000,000 as of October 4, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated November 12, 2024, there was no evidence of any recognized environmental conditions at the Rockaway Hotel and Spa Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-85

Hospitality – Full Service	Loan #10	Cut-off Date Balance:	$28,750,000
108-10 Rockaway Beach Drive	Rockaway Hotel and Spa	Cut-off Date LTV:	55.3%
Rockaway Park, NY 11694		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	13.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Rockaway Hotel and Spa Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM 10/31/2024	Underwritten	Per Room
Occupancy(1)	62.9%	65.5%	73.2%	78.4%	78.4%
ADR(1)	$296.85	$329.42	$349.20	$318.60	$318.60
RevPAR(1)	$186.82	$215.77	$255.73	$249.79	$249.79

Room Revenue	$4,159,509	$4,804,184	$5,693,738	$5,576,742	$5,561,505	$91,172
Food and Beverage Revenue	$7,431,645	$9,624,034	$9,475,011	$9,560,876	$9,534,753	$156,307
Misc Income	$413,817	$457,225	$572,222	$582,995	$581,402	$9,531
Other Departmental Revenue	$261,580	$861,820	$1,159,879	$1,298,473	$1,294,925	$21,228
Total Revenue	$12,266,551	$15,747,263	$16,900,850	$17,019,086	$16,972,585	$278,239

Room Expense	$1,058,881	$1,321,962	$1,417,622	$1,351,914	$1,348,220	$22,102
Food and Beverage Expense	$5,744,049	$7,710,939	$7,434,680	$7,509,463	$7,488,945	$122,770
Real Estate Taxes(2)	$0	$90,366	$92,004	$92,432	$287,121	$4,707
Property Insurance	$92,133	$383,287	$125,851	$174,942	$602,077	$9,870
Other Expenses	$2,047,298	$2,993,805	$3,312,316	$3,374,472	$3,430,800	$56,243
Total Expenses	$8,942,361	$12,500,359	$12,382,473	$12,503,223	$13,157,163	$215,691

Net Operating Income	$3,324,190	$3,246,904	$4,518,377	$4,515,863	$3,815,422	$62,548
FF&E	$0	$122,465	$148,517	$149,164	$678,903	$11,130
Net Cash Flow	$3,324,190	$3,124,439	$4,369,860	$4,366,699	$3,136,519	$51,418

NOI DSCR	1.53x	1.49x	2.07x	2.07x	1.75x
NCF DSCR	1.53x	1.43x	2.01x	2.00x	1.44x
NOI Debt Yield	11.6%	11.3%	15.7%	15.7%	13.3%
NCF Debt Yield	11.6%	10.9%	15.2%	15.2%	10.9%

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Rockaway Hotel and Spa Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Real estate taxes were underwritten based on the ICAP abatement for the hotel unit.

Escrows and Reserves.

Seasonality – The Rockaway Hotel and Spa Mortgage Loan documents provide for an upfront reserve of $230,000 and monthly deposits of $160,000 in June, July and August of each year, for the purpose of funding debt service payments during seasonal periods when operating income may be insufficient for such purpose.

Tax – The Rockaway Hotel and Spa Mortgage Loan documents provide for ongoing monthly reserves equal to 1/12th of the taxes the lender estimates will be payable during the next twelve months (initially estimated to be $25,820).

Insurance – The Rockaway Hotel and Spa Mortgage Loan documents provide for ongoing monthly reserves equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the insurance coverage (initially estimated to be $50,173). Notwithstanding the foregoing, the borrower will not be required to make monthly deposits into the insurance fund if (i) no event of default is continuing under the Rockaway Hotel and Spa Mortgage Loan, (ii) the liability and casualty insurance coverage for the Rockaway Hotel and Spa Property is included in a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the borrower provides the lender with certificates of insurance for such policies and paid receipts for insurance premiums no later than 10 days prior to the expiration dates of the policies.

FF&E – The Rockaway Hotel and Spa Mortgage Loan documents provide for ongoing monthly reserves for furniture, fixtures and equipment (“FF&E”) in an amount equal to the greater of (A) approximately $56,575 and (B) the amount of the deposit (if any) required by the franchisor under the franchise agreement (if any) for FF&E. The Rockaway Hotel and Spa Property is not currently affiliated with a franchise.

Condominium Reserve Funds – If during any period the condominium board is authorized to, and does, collect condominium assessments, the Rockaway Hotel and Spa Mortgage Loan documents require a minimum balance to be maintained in a reserve for the payment of condominium assessments. Such minimum balance is an amount equal to 1/12th of the annual condominium common charges payable or estimated by the lender to be payable by the borrower in respect of the Rockaway Hotel and Spa Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
T-86

Hospitality – Full Service	Loan #10	Cut-off Date Balance:	$28,750,000
108-10 Rockaway Beach Drive	Rockaway Hotel and Spa	Cut-off Date LTV:	55.3%
Rockaway Park, NY 11694		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	13.3%

Lockbox and Cash Management. The Rockaway Hotel and Spa Mortgage Loan is structured with a hard lockbox and springing cash management. At origination, the borrower was required to establish a lender-controlled deposit account, and to direct each tenant under each lease, and each of the credit card banks and credit card companies with which the borrower has entered into agreements for clearance of credit card receipts or merchants agreements, to deposit all payments due or credit card receipts with respect to the Rockaway Hotel and Spa Property into the deposit account. If, notwithstanding the foregoing direction, the borrower or property manager receives any rents or revenues from the Rockaway Hotel and Spa Property, they are required to deposit such amounts into the deposit account within one business day of receipt. In addition, upon the occurrence of a Trigger Period (as defined below) the lender is required to establish, and the borrower is required to cooperate to establish, a lender-controlled cash management account, into which all funds on deposit in the lockbox account will be required to be transferred, and applied, provided no event of default is continuing under the Rockaway Hotel and Spa Mortgage Loan, (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the Rockaway Hotel and Spa Mortgage Loan, (iii) to fund the required monthly deposits into the FF&E reserve and the seasonality reserve, if applicable, as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, and (v) to deposit all remaining amounts in the cash management account into an excess cash flow account to be held as additional collateral for the Rockaway Hotel and Spa Mortgage Loan during the continuance of a Trigger Period.

A “Trigger Period” means a period:

(A)	commencing upon the earliest of:
(i)	the occurrence and continuance of an event of default under the Rockaway Hotel and Spa Mortgage Loan;
(ii)	the debt service coverage ratio being less than 1.40x at the end of any calendar quarter (such event, a “DSCR Trigger Event”);
(iii)	at any time a franchise agreement is in place (which is not currently the case), the occurrence of a franchise agreement trigger period;
(iv)	at any time a franchise agreement is in place, the occurrence of a franchise renewal trigger event;
(v)	the occurrence of a bankruptcy event with respect to any person acting as manager under any management agreement relating to the Rockaway Hotel and Spa Property; and/or
(vi)	the occurrence of a bankruptcy event with respect to Licensee (as defined below).

and (B) expiring upon:

(i)	regarding any Trigger Period commenced in connection with clause (A)(i) above, the cure (if applicable) of such event of default;
(ii)	regarding any DSCR Trigger Event, the date that the debt service coverage ratio is equal to or greater than 1.40x for two consecutive calendar quarters;
(iii)	regarding any Trigger Period commenced in connection with clause (A)(iii) above, such franchise agreement trigger period ceasing to exist;
(iv)	regarding any Trigger Period commenced in connection with clause (A)(iv) above, the occurrence of a franchise renewal event;
(v)	regarding any Trigger Period commenced in connection with clause (A)(v) above, the borrower’s replacement of the applicable manager with a new manager is that is a qualified manager engaged pursuant to a qualified management agreement; and
(vi)	regarding any Trigger Period commenced in connection with clause (A)(vi) above, either the borrower’s termination of the License Agreement (as defined below) or the borrower’s replacement of the applicable Licensee.

“License Agreement” means, individually or collectively, one or both of two license agreements entered into between the borrower, as licensor, and RBH Rest LLC or RBH Hotel LLC, respectively, as licensee.

“Licensee” means either of RBH Rest LLC and RBH Hotel LLC, both of which are affiliates of the borrower.

Terrorism Insurance. The Rockaway Hotel and Spa Mortgage Loan documents require that the borrowers maintain comprehensive “all risk” or “special form” insurance in an amount equal to 100% of full replacement cost and 12 months of business income/loss of rents insurance with an extended period of indemnity of up to six months, which includes coverage for acts of terrorism. If “acts of terrorism” or other similar acts or events or “fire following” such acts or events are excluded from such policies, the borrower is required to obtain an endorsement to such policy or policies, or a separate policy, insuring against all such excluded acts or events and “fire following” in the amounts set forth above. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA) is in effect, and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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